      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                            HEWLETT-PACKARD COMPANY
             (Exact name of Registrant as specified in its charter)

            CALIFORNIA                             3571                             94-1081436
     (State of incorporation)          (Primary Standard Industrial              (I.R.S. Employer
                                       Classification Code Number)            Identification Number)

                           --------------------------

                              3000 HANOVER STREET
                              PALO ALTO, CA 94304
                                 (415) 857-1501
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                           --------------------------

                            D. CRAIG NORDLUND, ESQ.
                    ASSOCIATE GENERAL COUNSEL AND SECRETARY
                            HEWLETT-PACKARD COMPANY
                              3000 HANOVER STREET
                          PALO ALTO, CALIFORNIA 94304
                                 (415) 857-1501
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

      ANN O. BASKINS, ESQ.              LARRY W. SONSINI, ESQ.             RICHARD E. CLIMAN, ESQ.
    CHARLES N. CHARNAS, ESQ.             AARON J. ALTER, ESQ.             MICHAEL R. JACOBSON, ESQ.
      MARIE OH HUBER, ESQ.              MARTIN W. KORMAN, ESQ.              KEITH A. FLAUM, ESQ.
     CHRISTINE S. CHUA, ESQ.       WILSON SONSINI GOODRICH & ROSATI          COOLEY GODWARD LLP
     HEWLETT-PACKARD COMPANY           PROFESSIONAL CORPORATION             FIVE PALO ALTO SQUARE
       3000 HANOVER STREET                650 PAGE MILL ROAD                 3000 EL CAMINO REAL
   PALO ALTO, CALIFORNIA 94304        PALO ALTO, CALIFORNIA 94304        PALO ALTO, CALIFORNIA 94306
         (415) 857-1501                     (415) 493-9300                     (415) 843-5000

                           --------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

               Upon Consummation of the Merger described herein.
                           --------------------------

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
            TITLE OF EACH CLASS                  AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
       OF SECURITIES TO BE REGISTERED           REGISTERED(1)        PER SHARE(2)     OFFERING PRICE(2)         FEE(3)
Common Stock, par value $1.00 per share.....  24,854,017 shares        $52.875          $1,314,156,149       $398,229.14

(1) Represents the number of shares of the Common Stock of the Registrant which may be issued to former stockholders of VeriFone, Inc. ("VeriFone") pursuant to the Merger described herein.

(2) Each share of Common Stock of VeriFone will be converted into one share of Common Stock of the Registrant pursuant to the Merger described herein. Pursuant to Rule 457(f) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low sale prices per share of the Registrant's Common Stock as reported in New York Stock Exchange composite transactions for May 20, 1997.

(3) The amount of the registration fee includes $264,695.28 previously paid pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended, in connection with the filing by VeriFone of a preliminary Proxy Statement/ Prospectus related to the Merger described herein.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                               THREE LAGOON DRIVE
                             REDWOOD CITY, CA 94065

                                                                    May 28, 1997

Dear Stockholder:

    As you may be aware, VeriFone, Inc. ("VeriFone") has entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with Hewlett-Packard Company ("HP"), providing for the acquisition of VeriFone by HP. Pursuant to the Reorganization Agreement, a special meeting of stockholders (the "VeriFone Stockholders Meeting") of VeriFone will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025 on June 25, 1997 at 10:00 a.m. local time.

    At the VeriFone Stockholders Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Reorganization Agreement which provides for the merger of VeriFone with a wholly-owned subsidiary of HP (the "Merger"). Upon consummation of the Merger, VeriFone will become a wholly-owned subsidiary of HP. As a result of the Merger, each outstanding share of common stock of VeriFone will be converted into one share of common stock of HP. The Merger is described more fully in the accompanying Proxy Statement/Prospectus.

    After careful consideration, the VeriFone Board of Directors has unanimously approved the Reorganization Agreement and the transactions contemplated thereby, and has concluded they are fair to, and in the best interests of, VeriFone and its stockholders. Your Board of Directors unanimously recommends a vote in favor of the Merger.

    In the materials accompanying this letter you will find a Notice of Special Meeting of Stockholders, a Proxy Statement/Prospectus relating to the proposal to be voted upon at the VeriFone Stockholders Meeting and a Proxy Card. The Proxy Statement/Prospectus more fully describes the proposed transactions. Stockholders are urged to review carefully the information contained in the accompanying Proxy Statement/Prospectus, in particular the information under the captions "Risk Factors," "VeriFone Stockholders Meeting--Recommendation of VeriFone Board of Directors," "Approval of the Merger and Related Transactions--VeriFone's Reasons For the Merger" and "--Material Contacts and Board Deliberations" prior to voting on the proposal.

    All stockholders are cordially invited to attend the VeriFone Stockholders Meeting in person. If you attend the VeriFone Stockholders Meeting, you may vote in person if you wish even though you have previously returned your completed proxy. Whether or not you plan to attend the VeriFone Stockholders Meeting, it is important that your shares be represented and voted at the VeriFone Stockholders Meeting, regardless of the number of shares you hold. Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of VeriFone common stock. Therefore, please complete, sign, date and return your proxy in the enclosed envelope. Please do not send in the stock certificate(s) representing your VeriFone common stock at this time.

    On behalf of the Board, I thank you for your support and ask you to vote in favor of the Merger.

                                          Sincerely,

                                          /s/ Hatim A. Tyabji

                                          Hatim A. Tyabji
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

           YOUR VOTE IS IMPORTANT--PLEASE RETURN YOUR PROXY PROMPTLY

                                 VERIFONE, INC.
                               THREE LAGOON DRIVE
                             REDWOOD CITY, CA 94065

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1997

                            ------------------------

TO THE STOCKHOLDERS OF VERIFONE, INC.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "VeriFone Stockholders Meeting") of VeriFone, Inc., a Delaware corporation ("VeriFone"), will be held on June 25, 1997 at 10:00 a.m., local time, at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025 to consider and vote upon the following proposal:

        To (i) approve and adopt the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of April 22, 1997, among VeriFone, Hewlett-Packard Company, a California corporation ("HP"), and Tower Bridge Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of HP ("Merger Sub"), and (ii) approve the merger of Merger Sub with and into VeriFone pursuant to which VeriFone will become a wholly-owned subsidiary of HP and all outstanding shares of VeriFone common stock will be converted into shares of HP common stock.

    Information relating to the above proposal is set forth in the attached Proxy Statement/Prospectus. Stockholders of record at the close of business on May 16, 1997 are entitled to notice of, and to vote at, the VeriFone Stockholders Meeting and any adjournments or postponements thereof. Approval and adoption of the Reorganization Agreement and approval of the merger described above will require the affirmative vote of the holders of a majority of the shares of VeriFone common stock outstanding on the record date. All stockholders are cordially invited to attend the VeriFone Stockholders Meeting in person.

                                          By order of the Board of Directors

                                          /s/ William G. Barmeier

                                          William G. Barmeier
                                          SENIOR VICE PRESIDENT, GENERAL
                                          COUNSEL AND SECRETARY

Redwood City, California
May 28, 1997

    WHETHER OR NOT YOU EXPECT TO ATTEND THE VERIFONE STOCKHOLDERS MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

   [VERIFONE LOGO]                                                                                       [HP LOGO]

                                 VERIFONE, INC.
                                PROXY STATEMENT
                             ---------------------

                            HEWLETT-PACKARD COMPANY
                                   PROSPECTUS
                             ---------------------

    Hewlett-Packard Company, a California corporation ("HP"), VeriFone, Inc., a Delaware corporation ("VeriFone"), and Tower Bridge Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of HP ("Merger Sub"), have entered into an Agreement and Plan of Reorganization, dated as of April 22, 1997 (the "Reorganization Agreement"). In accordance with the Reorganization Agreement, Merger Sub will merge into VeriFone, VeriFone will become a wholly-owned subsidiary of HP and all outstanding shares of common stock of VeriFone, $0.01 par value per share ("VeriFone Common Stock"), will be converted into shares of the common stock of HP, $1.00 par value per share ("HP Common Stock") (all such actions being referred to herein collectively as the "Merger").

    Upon consummation of the Merger (i) each issued and outstanding share of VeriFone Common Stock (other than shares owned by HP, VeriFone, Merger Sub or any direct or indirect wholly-owned subsidiary of HP or VeriFone) will be converted into one share of HP Common Stock (the "Exchange Ratio") and each outstanding option to purchase or other right with respect to VeriFone Common Stock under the stock option plans, employee stock purchase plan and phantom stock plans of VeriFone will be assumed by HP and will become an equivalent right with respect to HP Common Stock, on the same terms as the original option or right; and (ii) all shares of VeriFone Common Stock will cease to be outstanding and will be canceled and retired and will cease to exist, and each holder of a certificate formerly representing shares of VeriFone Common Stock will thereafter cease to have any rights with respect thereto, except the right to receive certificates representing the shares of HP Common Stock into which such shares of VeriFone Common Stock have been converted.

    This Proxy Statement/Prospectus is being furnished to stockholders of VeriFone in connection with the solicitation of proxies by the VeriFone Board of Directors (the "VeriFone Board") for use at the special meeting of VeriFone stockholders to be held on June 25, 1997, at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "VeriFone Stockholders Meeting").

    HP Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "HWP." It is a condition of the obligations of HP and VeriFone to consummate the Merger that the shares of HP Common Stock to be issued in the Merger be approved for listing on the NYSE. Following consummation of the Merger, VeriFone Common Stock will be removed from registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will no longer be listed on the NYSE.

    On April 22, 1997, the last full trading day prior to the public announcement of the execution and delivery of the Reorganization Agreement, the closing sale prices of HP Common Stock and VeriFone Common Stock on the NYSE were $50.50 per share and $30.125 per share, respectively. On May 21, 1997, the closing prices of HP Common Stock and VeriFone Common Stock were $54.00 per share and $52.625 per share, respectively.

    Because the Exchange Ratio is fixed, changes in the market price of HP Common Stock will affect the dollar value of HP Common Stock to be received by stockholders of VeriFone in the Merger. Stockholders of VeriFone are encouraged to obtain current market quotations for HP Common Stock and VeriFone Common Stock prior to the VeriFone Stockholders Meeting.

    This Proxy Statement/Prospectus constitutes the Prospectus of HP with respect to up to 24,854,017 shares of HP Common Stock to be issued in the Merger in exchange for outstanding shares of VeriFone Common Stock.
                            ------------------------

    THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY
STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. THE STOCKHOLDERS OF VERIFONE ARE URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO BEGINNING ON PAGE 12 UNDER "RISK FACTORS."

                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HP, VERIFONE OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL CREATE UNDER ANY CIRCUMSTANCES ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HP OR VERIFONE SINCE THE DATE HEREOF, OR THAT ANY INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS PROVIDED.

                            ------------------------

    This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to stockholders of VeriFone on or about May 28, 1997.

            The date of this Proxy Statement/Prospectus is May 28, 1997.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................           1

SUMMARY....................................................................................................           3

SELECTED FINANCIAL INFORMATION.............................................................................          10

RISK FACTORS...............................................................................................          12
  Risks related to HP's Business...........................................................................          12
  Risks related to VeriFone's Business.....................................................................          14
  Risks related to the Merger..............................................................................          14

COMPARATIVE PER SHARE DATA.................................................................................          16

MARKET PRICE INFORMATION...................................................................................          17

VERIFONE STOCKHOLDERS MEETING..............................................................................          18
  Date, Time and Place of VeriFone Stockholders Meeting....................................................          18
  Purpose..................................................................................................          18
  Record Date and Outstanding Shares.......................................................................          18
  Vote Required............................................................................................          18
  Proxies..................................................................................................          18
  Solicitation of Proxies; Expenses........................................................................          19
  Recommendation of VeriFone Board of Directors............................................................          19

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF VERIFONE....................................          20

APPROVAL OF THE MERGER AND RELATED TRANSACTIONS............................................................          21
  HP's Reasons for the Merger..............................................................................          21
  VeriFone's Reasons for the Merger........................................................................          21
  Recommendation of VeriFone's Board of Directors..........................................................          23
  Material Contacts and Board Deliberations................................................................          23
  Opinion of Deutsche Morgan Grenfell Inc..................................................................          25
  Interests of Certain Persons in the Merger...............................................................          29
  Certain Federal Income Tax Considerations................................................................          32
  Governmental and Regulatory Matters......................................................................          33
  Accounting Treatment.....................................................................................          34
  No Appraisal Rights......................................................................................          34

TERMS OF THE MERGER........................................................................................          35
  Effective Time...........................................................................................          35
  Manner and Basis for Converting Shares...................................................................          35
  Treatment of Employee Equity Benefit Plans...............................................................          36
  Stock Ownership following the Merger.....................................................................          37
  Effect of the Merger.....................................................................................          37
  Representations and Warranties...........................................................................          37
  Conduct of VeriFone's Business prior to the Merger.......................................................          37
  No Solicitation..........................................................................................          39
  Conditions to the Merger.................................................................................          41
  Termination of the Reorganization Agreement..............................................................          42
  Effect of Termination....................................................................................          42
  Break-Up Fee.............................................................................................          43

                                                                                                                PAGE
                                                                                                                -----
  Indemnification and Insurance............................................................................          44
  Affiliate Agreements.....................................................................................          44

COMPARISON OF CAPITAL STOCK................................................................................          44
  Description of HP Capital Stock..........................................................................          44
  Description of VeriFone Capital Stock....................................................................          45
  Comparison of Capital Stock..............................................................................          46

LEGAL MATTERS..............................................................................................          52

EXPERTS....................................................................................................          53

ANNEX A-- Agreement and Plan of Reorganization, dated as of April 22, 1997, among HP, Merger Sub and
         VeriFone

ANNEX B-- Opinion of Deutsche Morgan Grenfell Inc.

                             AVAILABLE INFORMATION

    HP and VeriFone are subject to the information reporting requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. HP Common Stock and VeriFone Common Stock are listed on the NYSE, and such reports, proxy statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    HP has filed with the SEC a registration statement on Form S-4 (herein referred to, together with all amendments and exhibits, as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement and the exhibits and schedules are available as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed with the SEC by HP pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

    1. HP's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, as amended by HP's Form 10-K/A filed with the SEC on March 12, 1997;

    2. HP's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997; and

    3. The description of HP Common Stock contained in HP's Registration Statement filed with the SEC on or about November 6, 1957 and the Amended and Restated Articles of Incorporation of HP which appeared as Exhibit 3(a) to the Annual Report on Form 10-K for the fiscal year ended October 31, 1996.

    The following documents previously filed with the SEC by VeriFone pursuant to the Exchange Act are incorporated by reference in this Proxy
Statement/Prospectus:

    1. VeriFone's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    2. VeriFone's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

    3.  VeriFone's Current Report on Form 8-K dated April 22, 1997; and

    4. The description of VeriFone Common Stock contained in VeriFone's Registration Statements on Form 8-A filed with the SEC on March 13, 1990 and July 23, 1996.

    All documents and reports filed by HP and by VeriFone pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Proxy Statement/Prospectus and the date of the VeriFone Stockholders Meeting shall be deemed to be incorporated by reference in this Proxy Statement/ Prospectus and to be part hereof from the dates of filing of such documents and reports. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents filed as an exhibit to the Registration Statement or incorporated by reference therein, each such statement being qualified in all respects by such reference.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

    All information contained or incorporated by reference in this Proxy Statement/Prospectus relating to HP has been supplied by HP and all such information relating to VeriFone has been supplied by VeriFone.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO HP, FROM HP, 3000 HANOVER STREET, PALO ALTO, CALIFORNIA 94304, ATTENTION: INVESTOR RELATIONS; TELEPHONE NUMBER: (415) 857-1501, AND, IN THE CASE OF DOCUMENTS RELATING TO VERIFONE, FROM VERIFONE, THREE LAGOON DRIVE, REDWOOD CITY, CALIFORNIA 94065, ATTENTION: INVESTOR RELATIONS; TELEPHONE NUMBER: (415) 591-6500. IN ORDER TO ASSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE VERIFONE STOCKHOLDERS MEETING, ANY SUCH REQUEST SHOULD BE MADE BY JUNE 18, 1997.

    This Proxy Statement/Prospectus contains trademarks of HP and VeriFone and may contain trademarks of others.

                                    SUMMARY

    OTHER THAN STATEMENTS OF HISTORICAL FACT, STATEMENTS MADE IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING STATEMENTS AS TO THE BENEFITS EXPECTED TO RESULT FROM THE MERGER AND AS TO FUTURE FINANCIAL PERFORMANCE AND THE ANALYSES PERFORMED BY THE FINANCIAL ADVISOR TO VERIFONE, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" BELOW, WHICH VERIFONE STOCKHOLDERS SHOULD CAREFULLY REVIEW.

    THE FOLLOWING CONTAINS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL ELEMENTS OF THE PROPOSAL TO BE VOTED ON AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS AND IN THE INFORMATION AND DOCUMENTS ANNEXED HERETO.

THE COMPANIES

    HEWLETT-PACKARD COMPANY

    HP was incorporated in 1947 under the laws of the State of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard.

    On a worldwide basis, HP designs, manufactures and services equipment and systems for measurement, computation and communications. HP offers a wide variety of systems and standalone products, including computer systems, personal computers ("PCs"), printers and other peripheral products, calculators and other personal information products, electronic test equipment and systems, medical electronic equipment, solid state components and instrumentation for chemical analysis. Services such as systems integration, selective-outsourcing management, consulting, education, product financing and rentals, as well as customer support and maintenance, are also an integral part of HP's offerings. These products and services are used in industry, business, engineering, science, medicine and education.

    HP's computers, computer systems, personal information products, personal peripheral products and other peripherals are used in a variety of applications, including scientific and engineering computation and analysis, instrument control and business information management. HP's core computing products and technologies include its PA-RISC architecture for systems and workstations, and software infrastructure for open systems. HP's general-purpose computers and computer systems include scalable families of PCs, servers and systems for use in homes, small workgroups, larger departments and entire enterprises. Key products include the HP 9000 series, which runs HP-UX, HP's implementation of the UNIX operating system, and comprises both workstations with powerful computational and graphics capabilities as well as multiuser computers for both technical and commercial applications; the HP NetServer series of PC servers; the HP Pavilion multimedia home PC; and the HP Vectra series of IBM-compatible PCs for use in business, engineering, manufacturing and chemical analysis.

    HP offers software programming services, network services, distributed system services and data management services. Customers of its computers, computer systems and software infrastructure products include original equipment manufacturers, dealers, value-added resellers and retailers, as well as end users for a variety of applications.

    HP's peripheral products include a variety of systems and desktop printers, such as the HP LaserJet family; the HP DeskJet family, which is based on HP's thermal inkjet technology; large-format printers and page scanners; video display terminals; and tape drives and related autochangers.

    HP also produces measurement systems for use in electronics, medicine and chemical analysis. Test-and-measurement instruments include voltmeters and multimeters that measure voltage, current and resistance; counters that measure the frequency of an electrical signal; oscilloscopes and logic analyzers that measure electrical changes in relation to time; signal generators that provide the electrical stimulus for the testing of systems and components; specialized communications and semiconductor test equipment; and atomic frequency standards, which are used in accurate time-interval and timekeeping applications. Instruments for medical applications include continuous monitoring systems for critical-care patients, fetal monitors, electrocardiographs, cardiac catheterization laboratory systems, blood gas measuring instruments and cardiac defibrillators. Instruments for chemical-analysis applications include gas and liquid chromatographs, mass spectrometers, laboratory data systems and spectrophotometers. HP also manufactures electronic component products consisting principally of microwave semiconductor, fiber-optic and optoelectronic devices, including light-emitting diodes (LEDs). The products are sold primarily to other manufacturers for incorporation into their electronic products but also are used in many of HP's products.

    HP provides service for its equipment, systems and peripherals, including support and maintenance services, parts and supplies for design and manufacturing systems, office and information systems, general-purpose instruments, computers and computer systems, peripherals and network products.

    HP's executive offices are located at 3000 Hanover Street, Palo Alto, California 94304, and its telephone number is (415) 857-1501.

    VERIFONE, INC.

    VeriFone is a corporation organized in Hawaii in 1981 and reincorporated in Delaware in 1986. VeriFone develops, manufactures, markets and supports hardware and software systems which automate transactions--principally electronic payment transactions among consumers, merchants and financial institutions.

    VeriFone's product line consists primarily of: terminal products which interface with magnetic-stripe cards; products which interface with integrated circuit cards ("chip cards"); peripherals such as printers, PIN pads and communications products; and software and services. Currently, the most prevalent use of VeriFone's products is to automate credit and debit card payments at the point of sale in merchant establishments. VeriFone's products also automate payments by check, electronic cash (i.e., stored value on a chip card) and other means, and automate payment transactions in venues other than merchant establishments, including credit card transactions over the Internet. In addition to products used at the point of sale, some of VeriFone's products are used by banks and payment processors, at their "back-end" facilities, to process (e.g., sort and route) payment transactions and to manage terminal operations. Other VeriFone products are used to automate non-payment transactions, such as the collection of labor management data, implementation of retail loyalty programs, submission of health insurance claims, and issuance of government permits. The services provided by VeriFone include consulting services (e.g., advice on system strategies and alternatives), professional services (e.g., the design, installation and integration of systems), support services (e.g., maintenance), and financing.

    VeriFone's executive offices are located at Three Lagoon Drive, Redwood City, California 94065, and its telephone number is (415) 591-6500.

    TOWER BRIDGE ACQUISITION CORPORATION

    Merger Sub is a corporation recently organized by HP for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger. Merger Sub's executive offices are located at 3000 Hanover Street, Palo Alto, California 94304, and its telephone number is (415) 857-1501.

SPECIAL MEETING OF STOCKHOLDERS OF VERIFONE

    TIME, DATE, PLACE AND PURPOSE

    The VeriFone Stockholders Meeting will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, on June 25, 1997 at 10:00 a.m., local time. The purpose of the VeriFone

Stockholders Meeting is to allow VeriFone stockholders to vote upon a proposal to approve and adopt the Reorganization Agreement and approve the Merger. See "VeriFone Stockholders Meeting--Date, Time and Place of VeriFone Stockholders Meeting" and "--Purpose."

    RECORD DATE AND VOTE REQUIRED

    Only holders of record of VeriFone Common Stock at the close of business on May 16, 1997 (the "Record Date") are entitled to notice of and to vote at the VeriFone Stockholders Meeting. Pursuant to the Delaware General Corporation Law ("DGCL") and the VeriFone Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of VeriFone Common Stock outstanding as of the Record Date is required to approve and adopt the Reorganization Agreement and to approve the Merger. Hatim A. Tyabji, Chairman, President and Chief Executive Officer of VeriFone (who as of the Record Date owned approximately 0.65% of the outstanding shares of VeriFone Common Stock), has entered into an agreement with HP which obligates him to vote all shares of VeriFone Common Stock he holds in favor of the proposal to approve and adopt the Reorganization Agreement and approve the Merger.

    As of the Record Date, there were approximately 1,321 stockholders of record of VeriFone Common Stock and 23,502,405 shares of VeriFone Common Stock outstanding, with each share entitled to one vote on the matter to be acted upon at the VeriFone Stockholders Meeting. See "VeriFone Stockholders Meeting--Vote Required."

    RECOMMENDATION OF VERIFONE BOARD OF DIRECTORS

    The VeriFone Board has unanimously approved the Reorganization Agreement and the transactions contemplated thereby and has determined that the Merger is fair to and in the best interests of VeriFone and its stockholders. After careful consideration, the VeriFone Board unanimously recommends a vote in favor of approval and adoption of the Reorganization Agreement and approval of the Merger. Stockholders should read this Proxy Statement/Prospectus carefully prior to voting. See "VeriFone Stockholders Meeting--Recommendations of VeriFone Board of Directors," "Approval of the Merger and Related Transactions--VeriFone's Reasons For the Merger," and "--Material Contacts and Board Deliberations."

RISK FACTORS

    See "Risk Factors" for a discussion of certain factors pertaining to the Merger and the businesses of HP and VeriFone.

FAIRNESS OPINION

    Deutsche Morgan Grenfell Inc. ("DMG") has delivered to the VeriFone Board its written opinion, dated April 22, 1997, to the effect that, as of such date, the Exchange Ratio was fair from a financial point of view to the holders of VeriFone Common Stock. The full text of the opinion of DMG, which sets forth assumptions made and matters considered, is attached as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. Holders of VeriFone Common Stock are urged to, and should, read such opinion in its entirety. See "Approval of the Merger and Related Transactions--Opinion of Deutsche Morgan Grenfell Inc." and Annex B hereto.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the VeriFone Board with respect to the Reorganization Agreement and the Merger, holders of VeriFone Common Stock should be aware that members of the VeriFone Board and the executive officers of VeriFone have certain interests in the Merger that are in addition to the interests of holders of VeriFone Common Stock generally. See "Approval of the Merger and Related Transactions--Interests of Certain Persons in the Merger."

    In particular, certain stock options and phantom stock grants held by members of the VeriFone Board and executive officers of VeriFone will vest immediately prior to the consummation of the Merger or upon a termination of employment without cause within certain time periods after consummation of the Merger. In addition, certain employees of VeriFone have received retention arrangements under which they will receive cash payments if they are employed by VeriFone or HP on certain dates following consummation of the Merger (or if they are terminated without cause before such dates) and/or HP Common Stock if they are employed by VeriFone or HP on certain dates following consummation of the Merger. See "Approval of the Merger and Related Transactions--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in which case no gain or loss generally should be recognized by the holders of shares of VeriFone Common Stock on the conversion of their shares of VeriFone Common Stock solely into shares of HP Common Stock in the Merger. As a condition to the consummation of the Merger, HP and VeriFone will have received an opinion from their respective tax counsel that the Merger will constitute a reorganization under
Section 368(a) of the Code. However, all VeriFone stockholders are urged to consult their own tax advisors. See "Approval of the Merger and Related Transactions--Certain Federal Income Tax Considerations;" and "Terms of the Merger--Conditions to the Merger."

GOVERNMENTAL AND REGULATORY MATTERS

    Consummation of the Merger is subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The notifications required under the HSR Act have been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the specified waiting period under the HSR Act for the Merger is expected to expire on June 8, 1997, assuming no request for further information from either the FTC or the Antitrust Division is received. In addition, in connection with the consummation of the Merger certain notification and waiting period requirements under antitrust laws in a number of European countries will be complied with. In general, the waiting periods in the applicable European countries expire 30 days after notification is filed, unless extended by the applicable regulatory authority. The Merger must also satisfy the requirements of federal and certain state securities laws. See "Approval of the Merger and Related Transactions--Governmental and Regulatory Matters."

ACCOUNTING TREATMENT

    The Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles. Consummation of the Merger is conditioned upon (i) receipt by HP of a letter from its independent accountants dated the date of the closing of the Merger (the "Closing Date") to the effect that such accountants concur with HP management's conclusion that pooling-of-interests accounting for the Merger is appropriate and (ii) receipt by VeriFone of a letter from its independent auditors dated on the Closing Date to the effect that such auditors concur with VeriFone management's conclusion that no conditions exist relating to VeriFone that would preclude HP from accounting for the Merger as a pooling of interests. See "Approval of the Merger and Related Transactions--Accounting Treatment" and "Terms of the Merger--Conditions to the Merger."

NO APPRAISAL RIGHTS

    The stockholders of VeriFone are not entitled to appraisal rights in connection with the Merger under applicable state law. See "Approval of the Merger and Related Transactions--No Appraisal Rights."

THE MERGER

    TERMS OF THE MERGER; EXCHANGE RATIO

    At the Effective Time (as defined below), Merger Sub will merge with and into VeriFone and VeriFone will become a wholly-owned subsidiary of HP. Once the Merger is consummated, Merger Sub will cease to exist as a corporation and VeriFone will remain as a wholly-owned subsidiary of HP (the "Surviving Corporation"). As a result of the Merger, each outstanding share of VeriFone Common Stock, other than shares owned by VeriFone, HP, Merger Sub or any direct or indirect wholly-owned subsidiary of HP or VeriFone, will be converted into one share of HP Common Stock, and each outstanding option or other right with respect to VeriFone Common Stock under various stock option plans and phantom stock plans of VeriFone as well as the employee stock purchase plan of VeriFone will be assumed by HP and will become an equivalent option or right with respect to shares of HP Common Stock.

    On April 22, 1997, the last full trading day prior to the public announcement of the execution and delivery of the Reorganization Agreement, the closing prices per share of HP Common Stock and VeriFone Common Stock on the NYSE were $50.50 and $30.125, respectively. On May 21, 1997, the closing prices per share of HP Common Stock and VeriFone Common Stock on the NYSE were $54.00 and $52.625, respectively. See "Market Price Information." Because the Exchange Ratio is fixed, changes in the market price of HP Common Stock will affect the value of the HP Common Stock to be received by stockholders of VeriFone in the Merger. VeriFone stockholders are encouraged to obtain current market quotations for HP Common Stock and VeriFone Common Stock prior to the VeriFone Stockholders Meeting.

    EFFECTIVE TIME OF THE MERGER

    The Merger will become effective upon the filing of a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware or at such later time as may be agreed in writing by HP, VeriFone and Merger Sub and specified in the Certificate of Merger (the "Effective Time"). Assuming all conditions to the Merger are met or waived prior thereto, it is currently anticipated that the Closing Date and Effective Time will be on June 25, 1997. See "Terms of the Merger--Effective Time."

    EXCHANGE OF VERIFONE STOCK CERTIFICATES

    Promptly after the Effective Time, HP, acting through Harris Trust and Savings Bank as its exchange agent (the "Exchange Agent"), will deliver to each VeriFone stockholder of record as of the Effective Time by U.S. mail at its address of record a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the Merger, represented shares of VeriFone Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF VERIFONE COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF SUCH LETTER OF TRANSMITTAL.

    FORM S-8 REGISTRATION STATEMENT

    As soon as reasonably practical (and in any event within five days) after the Effective Time, HP will file a registration statement on Form S-8 under the Securities Act covering the shares of HP Common Stock issuable upon exercise of options to purchase VeriFone Common Stock to be assumed by HP and assumed "rights" under VeriFone's Amended and Restated Employee Stock Purchase Plan. See "Terms of the Merger--Manner and Basis for Converting Shares."

    STOCK OWNERSHIP FOLLOWING THE MERGER

    Based upon the capitalization of VeriFone as of the close of business on the Record Date, an aggregate of approximately 23,502,405 shares of HP Common Stock will be issued to VeriFone stockholders in the Merger and HP will assume options to acquire up to approximately 3,117,578 additional shares of VeriFone Common Stock. Based upon the number of shares of HP Common Stock issued and outstanding as of April 30, 1997, and after giving effect to the issuance of HP Common Stock as described in the previous sentence and the exercise of all options to purchase VeriFone Common Stock assumed by HP, the former holders of VeriFone Common Stock and options to purchase VeriFone Common Stock would hold, and have voting power with respect to, approximately 2.6% of HP's total issued and outstanding shares. The foregoing numbers of shares and percentages are subject to change to reflect any changes in the capitalization of either HP or VeriFone subsequent to the dates indicated and prior to the Effective Time, and there can be no assurance as to the actual capitalization of HP or VeriFone at the Effective Time or HP at any time following the Effective Time.

    BOARD OF DIRECTORS; MANAGEMENT FOLLOWING THE MERGER

    The Board of Directors of the Surviving Corporation will consist of the directors of Merger Sub immediately prior to the Effective Time. The officers of VeriFone immediately prior to the Effective Time will be the officers of the Surviving Corporation, until their successors are duly appointed.

    CONDUCT OF BUSINESS PRIOR TO THE MERGER

    Pursuant to the Reorganization Agreement, VeriFone has agreed that, until the earlier of the termination of the Reorganization Agreement pursuant to its terms and the Effective Time, subject to certain exceptions, and except to the extent that HP consents in writing, VeriFone will carry on its business, in all material respects, in the usual, regular and ordinary course, and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its reasonable best efforts consistent with past practices and policies (i) to preserve intact its present business organization, (ii) to keep available the services of its present officers and employees, and (iii) to preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In addition, subject to certain exceptions, VeriFone has agreed that, without the prior written consent of HP, it will not perform or engage in certain activities in the conduct of its business and the business of its subsidiaries. See "Terms of the Merger--Conduct of VeriFone's Business Prior to the Merger."

    NO SOLICITATION

    Pursuant to the Reorganization Agreement, except under certain limited circumstances, VeriFone has agreed that it will not (i) solicit any alternate acquisition proposal, (ii) participate in any discussions or negotiations with any other parties with respect to an alternate acquisition proposal, or (iii) provide any non-public information concerning VeriFone to any other parties in connection with any alternate acquisition proposal. See "Terms of the Merger--No Solicitation."

    CONDITIONS TO THE MERGER

    Consummation of the Merger is subject to certain conditions, including (i) declaration by the SEC of the effectiveness of the Registration Statement, (ii) approval and adoption of the Reorganization Agreement and approval of the Merger by the stockholders of VeriFone at the VeriFone Stockholders Meeting, (iii) absence of any law or order prohibiting consummation of the Merger, (iv) receipt by HP and VeriFone of legal opinions that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (v) receipt by HP of a letter from its independent accountants dated the Closing Date to the effect that such accountants concur with HP management's conclusion that pooling-of-interests accounting for the Merger is appropriate and receipt by VeriFone of a letter from its independent auditors dated on the Closing Date to the effect that such auditors concur with VeriFone management's conclusion that no conditions exist relating to VeriFone that would preclude HP from accounting for the Merger as a pooling of interests, (vi) subject to certain materiality thresholds, the accuracy of the representations and warranties made by each party in the Reorganization Agreement, (vii) subject to certain materiality thresholds, performance of all covenants required by the Reorganization Agreement, and (viii) the absence of a material adverse effect with regard to either HP or VeriFone. See "Terms of the Merger--Conditions to the Merger."

    TERMINATION; FEES

    The Reorganization Agreement may be terminated under certain circumstances. VeriFone has agreed that, if the Merger is not consummated under certain circumstances, it will pay HP a sum of $30 million. See "Terms of the Merger--Termination of the Reorganization Agreement" and "--Break-Up Fee."

    AFFILIATE AGREEMENTS

    Each of the members of the VeriFone Board and certain officers of VeriFone have entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of VeriFone Common Stock held by them prior to the Merger and the shares of HP Common Stock to be received by them in the Merger so as to comply with the requirements of applicable federal securities laws and to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. Certain persons who may be deemed affiliates of HP have entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment with respect of the shares of HP Common Stock held by them so as to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes.

MARKET AND PRICE DATA

    HP Common Stock is traded on the NYSE under the symbol "HWP." On April 22, 1997, the last trading day before announcement of the execution of the Reorganization Agreement, the closing price of HP Common Stock as reported on the NYSE was $50.50 per share. On May 21, 1997, the closing price of HP Common Stock as reported on the NYSE was $54.00 per share. There can be no assurance as to the actual price of HP Common Stock prior to, at or at any time following the Effective Time of the Merger.

    VeriFone Common Stock is traded on the NYSE under the symbol "VFI." On April 22, 1997, the last day before announcement of the execution of the Reorganization Agreement, the closing price of VeriFone Common Stock as reported on the NYSE was $30.125 per share. Following the Merger, VeriFone Common Stock will no longer be traded on the NYSE. On May 21, 1997, the closing price of VeriFone Common Stock as reported on the NYSE was $52.625 per share. There can be no assurance as to the actual price of VeriFone Common Stock prior to, or at the Effective Time of the Merger, or in the event the Merger is not consummated. See "Risk Factors," "Market Price Information" and "Comparison of Capital Stock."

                         SELECTED FINANCIAL INFORMATION

    The following selected historical annual financial information of HP and VeriFone (except for information pertaining to orders and numbers of employees) has been derived from their respective audited consolidated historical financial statements and should be read in conjunction with such consolidated financial statements and notes thereto. The consolidated financial statements and notes thereto of HP for each of the fiscal years ended October 31, 1994, 1995 and 1996 and of VeriFone for each of the fiscal years ended December 31, 1994, 1995 and 1996 are incorporated by reference in this Proxy Statement/Prospectus. The selected historical financial information of HP as of April 30, 1997, and for the six month periods ended April 30, 1996 and 1997 has been derived from the unaudited consolidated financial statements of HP and, in the opinion of HP's management, reflects all adjustments necessary for the fair presentation of such unaudited interim financial information. The selected historical financial information of VeriFone as of March 31, 1997 and for the three month periods ended March 31, 1996 and 1997 has been derived from the unaudited consolidated financial statements of VeriFone and, in the opinion of VeriFone's management, reflects all adjustments necessary for the fair presentation of such unaudited interim financial information. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

                       HP SELECTED FINANCIAL INFORMATION
        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND NUMBERS OF EMPLOYEES)

                                                                                                      SIX MONTHS
                                                         YEAR ENDED OCTOBER 31,                    ENDED APRIL 30,
                                          -----------------------------------------------------  --------------------
                                            1992       1993       1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
HISTORICAL CONSOLIDATED OPERATIONS DATA:
U.S. orders.............................  $   7,569  $   9,462  $  11,692  $  14,686  $  17,181  $   8,595  $   8,801
International orders....................      9,192     11,310     13,658     17,999     21,708     11,617     12,567
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total orders............................     16,761     20,772     25,350     32,685     38,889     20,212     21,368

Net revenue.............................     16,410     20,317     24,991     31,519     38,420     19,168     20,635
Earnings from operations................      1,404      1,879      2,549      3,568      3,726      2,236      2,383
Earnings before effect of 1992
  accounting change.....................        881      1,177      1,599      2,433      2,586      1,513      1,696
Net earnings............................        549      1,177      1,599      2,433      2,586      1,513      1,696
Per share amounts(1)(2):
  Earnings before effect of 1992
    accounting change...................  $     .87  $    1.16  $    1.54  $    2.31  $    2.46  $    1.44  $    1.62
  Net earnings..........................        .55       1.16       1.54       2.31       2.46       1.44       1.62
  Cash dividends........................        .18       .225       .275        .35        .44        .20        .24

                                                                   OCTOBER 31,
                                             -------------------------------------------------------   APRIL 30,
                                               1992       1993       1994        1995        1996        1997
                                             ---------  ---------  ---------  ----------  ----------  -----------
HISTORICAL CONSOLIDATED BALANCE SHEET AND
  EMPLOYEE DATA:
Total assets...............................  $  13,700  $  16,736  $  19,567  $   24,427  $   27,699   $  27,845
Long-term debt.............................        425        667        547         663       2,579       2,495
Employees..................................     92,600     96,200     98,400     102,300     112,000     114,600

------------------------

(1) 1992 results include an after-tax charge of $.32 per share for the cumulative effect of a change in accounting for retiree medical benefits.

(2) All per share amounts reflect the retroactive effect of 1995 and 1996 two-for-one stock splits.

                    VERIFONE SELECTED FINANCIAL INFORMATION
       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBERS OF EMPLOYEES)

                                                                                                  THREE MONTHS
                                                  YEAR ENDED DECEMBER 31,                       ENDED MARCH 31,
                                 ----------------------------------------------------------  ----------------------
                                    1992        1993        1994        1995        1996        1996        1997
                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
HISTORICAL CONSOLIDATED
  OPERATIONS DATA:
Net revenues...................  $  228,928  $  264,227  $  316,108  $  387,016  $  472,460  $  102,927  $  116,013
Income from operations.........      31,409      30,409      37,469      41,737      53,517       8,852      10,333
Net income.....................      24,439      21,946      28,110      32,505      39,264       6,717       7,209
Net income per share...........  $      .99  $      .88  $     1.14  $     1.32  $     1.53  $      .26  $      .30

                                                                 DECEMBER 31,
                                          ----------------------------------------------------------  MARCH 31,
                                             1992        1993        1994        1995        1996        1997
                                          ----------  ----------  ----------  ----------  ----------  ----------
HISTORICAL CONSOLIDATED BALANCE SHEET
  AND EMPLOYEE DATA:
Working capital.........................  $  154,503  $  167,555  $  182,229  $  210,999  $  145,239  $  142,533
Total assets............................     241,153     292,505     330,552     379,516     404,980     427,511
Long-term debt and obligations under
  capital leases, non-current portion...       2,216      12,180       7,515       2,205         517         266
Stockholders' equity....................     174,092     195,177     218,372     264,385     239,566     239,441
Employees...............................       1,562       1,750       1,932       2,471       2,850       2,902

                                  RISK FACTORS

    THIS PROSPECTUS/PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT. THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY HOLDERS OF VERIFONE COMMON STOCK IN EVALUATING WHETHER TO APPROVE AND ADOPT THE REORGANIZATION AGREEMENT AND APPROVE THE MERGER. THESE FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING IN CONJUNCTION WITH FORWARD-LOOKING STATEMENTS MADE HEREIN. FOR PERIODS FOLLOWING THE MERGER, REFERENCES TO HP SHOULD BE CONSIDERED TO REFER TO HP AND ITS SUBSIDIARIES, INCLUDING VERIFONE, UNLESS THE CONTEXT OTHERWISE REQUIRES.

RISKS RELATED TO HP'S BUSINESS

    COMPETITION. HP encounters aggressive competition in all areas of its business activity. HP's competitors are numerous, ranging from some of the world's largest corporations to many relatively small and highly specialized firms. HP competes primarily on the basis of technology, performance, price, quality, reliability, distribution and customer service and support. Product life cycles are short, and, to remain competitive, HP will be required to develop new products, periodically enhance its existing products and compete effectively on the basis of the factors described above. In particular, HP anticipates that it will have to continue to adjust prices of many of its products to stay competitive and it will have to effectively manage financial returns with reduced margins.

    NEW PRODUCT INTRODUCTIONS. HP's future operating results may be adversely affected if HP is unable to continue to develop, manufacture and market innovative products and services rapidly that meet customer requirements for product performance or reliability. The process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customers' changing needs and emerging technological trends. HP consequently must make long-term investments and commit significant resources before knowing whether its predictions will eventually result in products that achieve market acceptance. After a product is developed, HP must quickly manufacture sufficient volumes at acceptable costs. This is a process that requires accurate forecasting of volumes, mix of products and configurations. Moreover, the supply and timing of a new product or service must match customers' demand and timing for the particular product or service. Given the wide variety of systems, products and services HP offers, the process of planning production and managing inventory levels becomes increasingly difficult.

    INVENTORY MANAGEMENT. Inventory management has become increasingly complex as HP continues to sell a greater mix of products, especially printers and personal computers, through third-party distribution channels. Resellers constantly adjust their ordering patterns in response to HP's and its competitors' supply into the channel and the timing of their new product introductions and relative feature sets, as well as seasonal fluctuations in end-user demand such as the back-to-school and holiday selling periods. Resellers may increase orders during times of shortages, cancel orders if the channel is filled with currently available products, or delay orders in anticipation of new products. Any excess supply could result in price reductions and inventory writedowns, which in turn could adversely affect HP's gross margins.

    SHORT PRODUCT LIFE CYCLES. The short life cycles of many of HP's products pose a challenge for the effective management of the transition from existing products to new products and could adversely affect HP's future operating results. Product development or manufacturing delays, variations in product costs, and delays in customer purchases of existing products in anticipation of new product introductions are among the factors that make a smooth transition from current products to new products difficult. In addition, the timing of competitors' introductions of new products and services may negatively affect future operating results of HP, especially when these introductions coincide with periods leading up to HP's own introduction of new or enhanced products. Furthermore, some of HP's own new products may replace or compete with certain of HP's current products.

    INTELLECTUAL PROPERTY. HP generally relies upon patent, copyright, trademark and trade secret laws in the United States and in selected other countries to establish and maintain its proprietary rights in its technology and products. However, there can be no assurance that any of HP's proprietary rights will not be challenged, invalidated or circumvented, or that any such rights will provide significant competitive advantages. Moreover, because of the rapid pace of technological change in the information technology industry, many of HP's products rely on key technologies developed by others. There can be no assurance that HP will be able to continue to obtain licenses to such technologies. In addition, from time to time HP receives notices from third parties regarding patent or copyright claims. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources and cause HP to incur significant expenses. In the event of a successful claim of infringement against HP and failure or inability of HP to license the infringed technology or to substitute similar non-infringing technology, HP's business could be adversely affected.

    RELIANCE ON SUPPLIERS. Portions of HP's manufacturing operations are dependent on the ability of suppliers to deliver quality components, subassemblies and completed products in time to meet critical manufacturing and distribution schedules. HP periodically experiences constrained supply of certain component parts in some product lines as a result of strong demand in the industry for those parts. Such constraints, if persistent, may adversely affect HP's operating results until alternate sourcing can be developed. In order to secure components for production and introduction of new products, HP frequently makes advance payments to certain suppliers, and often enters into noncancelable purchase commitments with vendors for such components. Volatility in the prices of these component parts, the possible inability of HP to secure enough components at reasonable prices to build new products in a timely manner in the quantities and configurations demanded or, conversely, a temporary oversupply of these parts, could adversely affect HP's future operating results.

    RELIANCE ON THIRD-PARTY DISTRIBUTION CHANNELS. HP continues to expand into third-party distribution channels to accommodate changing customer preferences. As a result, the financial health of resellers of HP's products, and HP's continuing relationships with such resellers, are becoming more important to HP's success. Some of these companies are thinly capitalized and may be unable to withstand changes in business conditions. HP's financial results could be adversely affected if the financial condition of certain of these resellers substantially weakens or if HP's relationship with such resellers deteriorates.

    INTERNATIONAL. Sales outside the United States make up more than half of HP's revenues. In addition, a portion of HP's product and component manufacturing, along with key suppliers, are located outside the United States. Accordingly, HP's future results could be adversely affected by a variety of factors, including changes in foreign currency exchange rates, changes in a specific country's or region's political or economic conditions, trade protection measures, import or export licensing requirements, the overlap of different tax structures, unexpected changes in regulatory requirements and natural disasters.

    ACQUISITIONS, STRATEGIC ALLIANCES, JOINT VENTURES AND DIVESTITURES. As a matter of course, HP frequently engages in discussions with a variety of parties relating to possible acquisitions, strategic alliances, joint ventures and divestitures. Although consummation of any transaction is unlikely to have a material effect on HP's results as a whole, the implementation or integration of a transaction may contribute to HP's results differing from the investment community's expectation in a given quarter. Divestitures may result in the cancellation of orders and charges to earnings. Acquisitions and strategic alliances may require, among other things, integration or coordination with a different company culture, management team organization and business infrastructure. They may also require the development, manufacture and marketing of product offerings with HP's products in a way that enhances the performance of the combined business or product line. Depending on the size and complexity of the transaction, successful integration depends on a variety of factors, including the hiring and retention of key employees, management of geographically separate facilities, and the integration or coordination of different research and development and product manufacturing facilities. All of these efforts require varying levels of management resources, which may temporarily adversely impact other business operations.

    EARTHQUAKE. A portion of HP's research and development activities, its corporate headquarters, other critical business operations and certain of its suppliers are located near major earthquake faults. The ultimate impact on HP, its significant suppliers and the general infrastructure is unknown, but operating results could be materially affected in the event of a major earthquake. HP is predominantly self-insured for losses and interruptions caused by earthquakes.

    ENVIRONMENTAL. Certain of HP's operations involve the use of substances regulated under various federal, state and international laws governing the environment. It is HP's policy to apply strict standards for environmental protection to sites inside and outside the U.S., even if not subject to regulations imposed by local governments. The liability for environmental remediation and related costs is accrued when it is considered probable and the costs can be reasonably estimated. Environmental costs are presently not material to HP's operations or financial position.

    QUARTERLY FLUCTUATIONS AND VOLATILITY OF STOCK PRICE. Although HP believes that it has the product offerings and resources needed for continuing success, future revenue and margin trends cannot be reliably predicted and may cause HP to adjust its operations, which could cause period-to-period fluctuations in operating results. HP's stock price, like that of other technology companies, is subject to significant volatility. The announcement of new products, services or technological innovations by HP or its competitors, quarterly variations in HP's results of operations, changes in revenue or earnings estimates by the investment community and speculation in the press or investment community are among the factors affecting HP's stock price. In addition, the stock price may be affected by general market conditions and domestic and international macroeconomic factors unrelated to HP's performance. Because of the foregoing reasons, recent trends should not be considered reliable indicators of future stock prices or financial results. See "Market Price Information."

RISKS RELATED TO VERIFONE'S BUSINESS

    VeriFone's business is subject to numerous risks, including risks that quarterly operating results will vary from expectations due to unexpected revenue shortfalls, changes in gross margins or other factors and the risk that the new markets VeriFone is entering, including the Internet commerce and consumer markets, will not develop as expected by VeriFone. A full discussion of these risks and other risks associated with VeriFone's business may be found in VeriFone's Annual Report on Form 10-K for the year ended December 31, 1996, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

RISKS RELATED TO THE MERGER

    UNCERTAINTY RELATING TO INTEGRATION. The successful combination of HP and VeriFone, including the successful operation of VeriFone as an autonomous subsidiary of HP, will require substantial effort from each company. The diversion of the attention of management and any difficulties encountered in the transition process could have an adverse impact on HP's ability to realize the anticipated benefits of the Merger. The successful combination of the two companies will also require coordination of their research and development and sales and marketing efforts. In addition, the process of combining the two organizations could cause the interruption of, or a loss of momentum in, VeriFone's activities. There can be no assurance that HP will be able to retain VeriFone's key management, technical, sales and customer support personnel, or that HP will realize the anticipated benefits of the Merger.

    EFFECT OF MERGER ON CUSTOMERS AND PARTNERS. Certain of VeriFone's existing customers or strategic partners may view themselves as competitors of HP, and therefore determine that the Merger is competitively disadvantageous to them. As a consequence, VeriFone's relationship with these customers or strategic partners could be adversely affected. In addition, HP's relationships with certain of its customers that compete with VeriFone may be adversely affected by the Merger.

    RISKS ASSOCIATED WITH FIXED EXCHANGE RATIO. As a result of the Merger, each outstanding share of VeriFone Common Stock will be converted into one share of HP Common Stock. Because the Exchange Ratio is fixed and will not increase or decrease due to fluctuations in the market price of either HP Common Stock or VeriFone Common Stock, the specific value of the consideration to be received by VeriFone stockholders in the Merger will depend on the market price of HP Common Stock at the Effective Time. In the event that the market price of HP Common Stock decreases or increases prior to the Effective Time, the market value at the Effective Time of HP Common Stock to be received by VeriFone stockholders in the Merger would correspondingly decrease or increase. The market prices of HP Common Stock and VeriFone Common Stock as of a recent date are set forth herein under "Summary--Market and Price Data," and "Market Price Information." VeriFone stockholders are advised to obtain recent market quotations for HP Common Stock and VeriFone Common Stock. HP Common Stock and VeriFone Common Stock historically have been subject to substantial price volatility. No assurance can be given as to the market prices of HP Common Stock or VeriFone Common Stock at any time before the Effective Time or as to the market price of HP Common Stock at any time thereafter. See "Summary--Market and Price Data," "Market Price Information" and "Comparison of Capital Stock."

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data of HP and VeriFone and certain equivalent VeriFone per share data. The information set forth below should be read in conjunction with the selected historical financial data included elsewhere in this Proxy Statement/Prospectus. The equivalent VeriFone per share data is calculated based on HP historical data and an assumed exchange ratio in the Merger of one share of HP Common Stock for each share of VeriFone Common Stock outstanding. Pro forma HP data giving effect to the Merger on a pooling-of-interests basis has not been presented because it is not materially different from historical HP information.

                                                                                           SIX MONTHS ENDED
                                                            YEAR ENDED OCTOBER 31,            APRIL 30,
                                                        -------------------------------  --------------------
                                                          1994       1995       1996       1996       1997
                                                        ---------  ---------  ---------  ---------  ---------
HISTORICAL--HP:
Earnings per share(1).................................  $    1.54  $    2.31  $    2.46  $    1.44  $    1.62
Cash dividends per share(1)...........................  $    .275  $     .35  $     .44  $     .20  $     .24
Book value per share (at period end)(1)(2)............                        $   13.25             $   14.56

                                                                                            THREE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,           MARCH 31,
                                                          -------------------------------  --------------------
                                                            1994       1995       1996       1996       1997
                                                          ---------  ---------  ---------  ---------  ---------
HISTORICAL--VERIFONE:
Net income per share....................................  $    1.14  $    1.32  $    1.53  $     .26  $     .30
Cash dividends per share................................     --         --         --         --         --
Book value per share (at period end)(2).................                        $   10.26             $   10.26

------------------------

(1) All per share amounts reflect the retroactive effect of 1995 and 1996 two-for-one stock splits.

(2) Historical book value per share is computed by dividing total shareholders' equity by the number of shares outstanding at the end of each period.

                                                                                           SIX MONTHS ENDED
                                                            YEAR ENDED OCTOBER 31,            APRIL 30,
                                                        -------------------------------  --------------------
                                                          1994       1995       1996       1996       1997
                                                        ---------  ---------  ---------  ---------  ---------
EQUIVALENT VERIFONE:
Earnings per share....................................  $    1.54  $    2.31  $    2.46  $    1.44  $    1.62
Cash dividends per share..............................  $    .275  $     .35  $     .44  $     .20  $     .24
Book value per share (at period end)..................                        $   13.25             $   14.56

                            MARKET PRICE INFORMATION

    The table below sets forth, for the calendar quarters indicated, the reported high and low closing prices of HP Common Stock and VeriFone Common Stock, as reported on the NYSE for all periods for HP Common Stock and for periods after August 10, 1995 for VeriFone Common Stock, and as quoted on the Nasdaq National Market for VeriFone Common Stock for periods prior to August 10, 1995. HP share prices reflect the retroactive effect of 1995 and 1996 two-for-one stock splits.

                                                                                      VERIFONE COMMON
                                                             HP COMMON STOCK              STOCK(1)
                                                         ------------------------    ------------------
                                                            HIGH          LOW         HIGH        LOW
                                                         ----------    ----------    -------    -------
1994 CALENDAR YEAR
  First Quarter.......................................   $ 23          $ 19 7/16     $19 1/2    $17
  Second Quarter......................................     20 15/16      18 13/16     18         14 3/4
  Third Quarter.......................................     22 27/32      18           23 3/4     15 1/2
  Fourth Quarter......................................     25 17/32      21 1/8       23 1/4     20

1995 CALENDAR YEAR
  First Quarter.......................................   $ 31          $ 24 19/32    $27        $21 3/4
  Second Quarter......................................     38 3/8        29 25/32     24 1/2     19 3/4
  Third Quarter.......................................     42 13/16      36 1/4       31 1/4     23 3/4
  Fourth Quarter......................................     48            38 3/16      30         25 5/8

1996 CALENDAR YEAR
  First Quarter.......................................   $ 51 3/4      $ 37 3/4      $46 1/2    $26 1/4
  Second Quarter......................................     56 7/8        47 9/16      51 3/4     35 3/8
  Third Quarter.......................................     50 13/16      38 1/4       49 3/8     36 7/8
  Fourth Quarter......................................     56 3/8        43 1/8       45 1/8     29

1997 CALENDAR YEAR
  First Quarter.......................................   $ 59          $ 49 1/8      $39        $29 5/8
  Second Quarter (through May 21, 1997)...............     58 7/8        49           57 1/2     29 1/2

------------------------

(1) Equivalent VeriFone per share information is not presented as it would be identical to the HP information because of the one-share-for-one-share fixed exchange ratio.

    On April 22, 1997, the last full trading day prior to the public announcement of the execution and delivery of the Reorganization Agreement, the closing prices on the NYSE for HP Common Stock and VeriFone Common Stock were $50.50 per share and $30.125 per share, respectively. On May 21, 1997, the closing prices on the NYSE for HP Common Stock and VeriFone Common Stock were $54.00 per share and $52.625 per share, respectively.

    Because the Exchange Ratio is fixed, changes in the market price of HP Common Stock will affect the dollar value of HP Common Stock to be received by stockholders of VeriFone in the Merger. VeriFone stockholders are urged to obtain current market quotations for HP Common Stock and VeriFone Common Stock prior to the VeriFone Stockholders Meeting.

    As indicated under the heading "Selected Financial Information--HP Selected Financial Information," HP declared and paid cash dividends of $.275, $.35 and $.44 per share for the fiscal years ended October 31, 1994, 1995 and 1996, respectively. The declaration and payment by HP of cash dividends in the future and the amount thereof will depend upon HP's results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or senior securities and other factors deemed relevant by its Board of Directors. No assurance can be given that cash dividends will continue to be declared and paid at historical levels or at all.

                         VERIFONE STOCKHOLDERS MEETING

DATE, TIME AND PLACE OF VERIFONE STOCKHOLDERS MEETING

    The VeriFone Stockholders Meeting will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, on June 25, 1997 at 10:00 a.m. local time.

PURPOSE

    The purpose of the VeriFone Stockholders Meeting is to vote upon a proposal to approve and adopt the Reorganization Agreement and approve the Merger.

RECORD DATE AND OUTSTANDING SHARES

    Only holders of record of VeriFone Common Stock on the Record Date are entitled to notice of, and to vote at, the VeriFone Stockholders Meeting. As of the Record Date, there were approximately 1,321 stockholders of record holding an aggregate of approximately 23,502,405 shares of VeriFone Common Stock.

    This Proxy Statement/Prospectus is being mailed on or about May 28, 1997 to all stockholders of record of VeriFone as of the Record Date.

VOTE REQUIRED

    Pursuant to the DGCL and the VeriFone Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the shares of VeriFone Common Stock outstanding as of the Record Date is required to approve and adopt the Reorganization Agreement and approve the Merger. Each holder of record of VeriFone Common Stock on the Record Date will be entitled to cast one vote per share on the proposal to be acted upon at the VeriFone Stockholders Meeting. As of the Record Date, the directors and executive officers of VeriFone and their affiliates held approximately 0.76% of the outstanding shares of VeriFone Common Stock. See "Security Ownership of Management and Principal Stockholders of VeriFone."

    The presence, in person or by proxy, of at least a majority of the outstanding shares of VeriFone Common Stock entitled to vote at the VeriFone Stockholders Meeting is necessary to constitute a quorum for the transaction of business. Abstentions will be counted for purposes of determining a quorum. For purposes of obtaining the required vote of a majority of the outstanding shares of VeriFone Common Stock for approval and adoption of the Reorganization Agreement and approval of the Merger, the effect of an abstention and the effect of a broker non-vote are the same as that of a vote against the proposal.

    Hatim A. Tyabji, Chairman, President and Chief Executive Officer of VeriFone (who as of the Record Date owned approximately 0.65% of the outstanding shares of VeriFone Common Stock), has entered into an agreement with HP which obligates him to vote all shares of VeriFone Common Stock he holds in favor of the proposal to approve and adopt the Reorganization Agreement and approve the Merger.

PROXIES

    Each of the persons named in the proxy is an officer of VeriFone. All shares of VeriFone Common Stock that are entitled to vote and are represented at the VeriFone Stockholders Meeting by properly executed proxies received prior to or at the VeriFone Stockholders Meeting and not duly and timely revoked will be voted at the VeriFone Stockholders Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted to approve and adopt the Reorganization Agreement and to approve the Merger.

    Execution of a proxy does not in any way affect a stockholder's right to attend the meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivering a written revocation or a later-dated proxy to the Secretary of VeriFone, or by attending the meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to VeriFone at Three Lagoon Drive, Redwood City, California 94065, Attention: Secretary, or hand-delivered to the Secretary of VeriFone, in each case at or before the taking of the vote at the VeriFone Stockholders Meeting.

SOLICITATION OF PROXIES; EXPENSES

    All costs of solicitation of proxies will be borne by VeriFone. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and VeriFone will reimburse them for their reasonable out-of-pocket costs. In addition, proxies may also be solicited by directors, officers and employees of VeriFone personally or by mail, telephone or telegraph following the original solicitation. Such persons will not receive additional compensation for such solicitation. VeriFone has retained McCormick & Pryor, Ltd., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $6,000 plus reimbursement of reasonable expenses.

RECOMMENDATION OF VERIFONE BOARD OF DIRECTORS

    The VeriFone Board has unanimously approved the Reorganization Agreement and the transactions contemplated thereby and has determined that the Merger is fair to, and in the best interests of, VeriFone and its stockholders. AFTER CAREFUL CONSIDERATION, THE VERIFONE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND APPROVAL OF THE MERGER.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                       PRINCIPAL STOCKHOLDERS OF VERIFONE

    The following table sets forth certain information regarding beneficial ownership of VeriFone Common Stock as of May 1, 1997 (except as otherwise noted) by (i) each director of VeriFone, (ii) VeriFone's Chief Executive Officer and each of the four other most highly compensated executive officers of VeriFone during the fiscal year ended December 31, 1996, (iii) all directors and executive officers of VeriFone as a group, and (iv) all those known by VeriFone to be beneficial owners of more than five percent of outstanding shares of VeriFone Common Stock. This table is based on information provided to VeriFone or filed with the SEC by VeriFone's directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

                                                                                      AMOUNT AND
                                                                                      NATURE OF       PERCENTAGE OF
                                                                                      BENEFICIAL       OUTSTANDING
                                                                                     OWNERSHIP OF     COMMON STOCK
BENEFICIAL OWNER                                                                   COMMON STOCK(1)        OWNED
---------------------------------------------------------------------------------  ----------------  ---------------
Kopp Investment Advisors, Inc.(2)................................................       1,361,151             5.8%
6600 France Avenue South, Suite 672
Edina, MN 55435

Hatim A. Tyabji(3)...............................................................         238,787             1.0%

Roger B. Bertman.................................................................          61,886           *

James A. Palmer..................................................................          56,194           *

Denis A. Calvert(4)..............................................................          33,705           *

C. Lloyd Mahaffey................................................................          17,916           *

John R.C. Porter(5)..............................................................          34,110           *

H. H. Haight IV..................................................................          30,556           *

A. Michael Spence(6).............................................................           1,111           *

R. Elton White...................................................................          16,333           *

J. Robert Harcharik..............................................................          14,389           *

Thomas E. Peterson...............................................................          11,111           *

Clinton V. Silver................................................................           2,778           *

All directors and executive officers as a group (15 persons)(4)..................         621,225             2.6%

------------------------

*   Less than one percent.

(1) The figures shown include the following numbers of shares that the named persons have the right to acquire pursuant to options exercisable within 60 days following May 1, 1997: Mr. Tyabji, 85,733; Mr. Bertman, 59,166; Mr. Palmer, 43,912; Mr. Mahaffey, 17,916; Mr. Porter, 30,556; Mr. Haight, 30,556; Dr. Spence, 1,111; Mr. White, 13,333; Mr. Harcharik, 13,889; Mr.
    Peterson, 11,111; Mr. Silver, 2,778; and all directors and executive officers as a group, 443,191.

(2) The number of shares listed for Kopp Investment Advisors, Inc. is from the
    Schedule 13G filed by Kopp Investment Advisors, Inc. dated May 9, 1997.

(3) The number of shares listed for Mr. Tyabji includes 153,054 shares as to which Mr. Tyabji has shared voting and investment power.

(4) Mr. Calvert ceased to be an executive officer of VeriFone in March 1997. The number of shares listed for Mr. Calvert is as of January 1, 1997. The number of shares listed for all directors and executive officers as a group does not include shares that are beneficially owned by Mr. Calvert.

(5) The number of shares listed for Mr. Porter includes 3,554 shares as to which Mr. Porter has shared voting and investment power.

(6) The number of shares listed for Dr. Spence is as of May 3, 1997.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

    OTHER THAN STATEMENTS OF HISTORICAL FACT, THE STATEMENTS MADE IN THIS SECTION, INCLUDING STATEMENTS AS TO THE BENEFITS EXPECTED TO RESULT FROM THE MERGER AND AS TO FUTURE FINANCIAL PERFORMANCE AND THE ANALYSES PERFORMED BY VERIFONE'S FINANCIAL ADVISOR, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" AND ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

HP'S REASONS FOR THE MERGER

    The Board of Directors of HP has identified several benefits of the Merger, including the following:

    - HP believes that the Merger will enable HP to implement and accelerate a focused electronic-commerce strategy based on VeriFone's strength in the electronic payments marketplace. HP also believes that VeriFone will complement HP's technological innovation and leadership in, and commitment to, electronic commerce, the Internet, intranets and financial services.

    - HP believes that the Merger will enhance HP's "Extended Enterprise," comprised of information systems and services designed to provide companies with solutions that encompass business partners, suppliers, remote workers and customers and that add management, measurement and security technologies to Internet-enabled platforms and devices, including Web servers, Web appliances, printers, scanners and related instruments.

    - HP believes that VeriFone will complement HP's Financial Services Business Unit in providing information technology solutions to banks, insurers and securities firms, as well as providers of Internet financial services and customer-service centers.

    - HP believes that its core competencies, including security, mail and messaging technologies, network and systems management and professional services in mixed computing environments which include UNIX, Windows NT and legacy mainframe systems, could be enhanced by VeriFone's expertise in providing end-to-end electronic payment solutions.

    - HP believes that VeriFone, as the leader in the electronic payments market, is well-positioned to succeed in implementing electronic payment solutions employing the Internet and other emerging technologies such as smart cards, which will allow HP to serve existing customers and potential new customers better.

    - HP believes that HP and VeriFone have several complementary strengths, including (i) VeriFone's global presence in providing electronic payment solutions to financial institutions and HP's core competence in providing financial institutions with secure computing infrastructures; (ii) VeriFone's electronic payment solutions using smart cards and HP's smart card program; and (iii) VeriFone's global sales channels, which include many financial institutions, and HP's global professional services network and mission-critical application support network.

    - HP believes that the Merger will enhance HP's capabilities and strengthen HP's market position in providing end-to-end electronic-commerce solutions to businesses, consumers and the financial services industry; help HP to extend its competitive position in Internet-enabled enterprise products and services; and complement HP's strategy of partnering with the world's leading providers of business applications as part of HP's overall goal of delivering comprehensive integrated information technology solutions to its customers.

VERIFONE'S REASONS FOR THE MERGER

    The VeriFone Board believes that the Merger is fair to and in the best interests of VeriFone and its stockholders, and the VeriFone Board has unanimously approved the Reorganization Agreement and the

Merger. The following are among the reasons the VeriFone Board believes the Merger will be beneficial to VeriFone and its stockholders:

    - The Merger is expected to provide VeriFone's stockholders with HP Common Stock at a significant premium over the market price for shares of VeriFone Common Stock prevailing prior to the public announcement of the Merger in a tax-free exchange.

    - Following the Merger, VeriFone's stockholders will be able to participate in the potential growth of HP.

    - Based solely on historical trading prices of HP Common Stock and VeriFone Common Stock, the Merger could provide VeriFone's stockholders with securities that may have less price volatility than VeriFone Common Stock.

    - HP's hardware and network products and technologies are complementary to VeriFone's electronic payment solutions, enabling VeriFone to offer the worldwide, secure, end-to-end payment solutions that the market is increasingly demanding.

    - The Merger should provide VeriFone with greater resources to support its marketing, distribution and product development efforts.

    - HP's substantial domestic and international sales, marketing and distribution capabilities should provide an expanded opportunity for distribution of VeriFone's products both within the United States and in international markets, thereby allowing VeriFone to expand its customer base and to enhance its relationships with existing customers.

    - The combination of the technologies and the product development resources of HP and VeriFone should enable VeriFone to respond more effectively to the rapid technological change and continuing emergence of competing products that characterize the electronic payment systems industry.

    - The creation of a combined customer service and technical support system should permit VeriFone to provide its customers with a higher level of worldwide systems integration and customization support.

    In addition to the factors set forth above, in the course of its deliberations concerning the Merger, the VeriFone Board consulted with VeriFone's legal and financial advisors as well as VeriFone's management, and reviewed a number of other factors relevant to the Merger, including (i) reports from management and legal and financial advisors on specific terms of the Reorganization Agreement and ancillary transaction agreements referred to in the Reorganization Agreement; (ii) information concerning the financial performance, business operations and prospects of HP presented at meetings of the VeriFone Board, including among other things, HP's recent and historical stock and earnings performance, and the ability of HP to implement successfully its growth strategy; (iii) VeriFone's understanding that VeriFone would operate as a wholly-owned subsidiary of HP after the Merger, with sufficient independence to continue to implement its business strategy; (iv) VeriFone's belief that the management styles and corporate cultures of the two companies would be complementary; (v) the expected tax and accounting treatment of the Merger; (vi) financial presentations by DMG and DMG's opinion to the effect that, as of April 22, 1997 and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair from a financial point of view to the holders of VeriFone Common Stock; and (vii) the fact that the Reorganization Agreement would permit the VeriFone Board to terminate the agreement under certain circumstances.

    The VeriFone Board also considered a number of potentially negative factors in its deliberations concerning the Merger, including (i) the possibility of management disruption associated with the Merger and the risk that key technical and management personnel of VeriFone might not continue with VeriFone; (ii) the risks associated with obtaining necessary approvals of the Merger and the possibility that the Merger may not be consummated even if approved by VeriFone's stockholders; (iii) the possibility that the

Merger might adversely affect VeriFone's relationship with certain of its customers; (iv) the possibility of a decline in the value of HP Common Stock; and (v) the risk that the potential benefits of the Merger might not be realized. The VeriFone Board concluded, however, that the benefits of the transaction to VeriFone and its stockholders outweighed the risks associated with the foregoing factors.

    The foregoing discussion of the information and factors considered by the VeriFone Board in connection with its evaluation of the Merger is not intended to be exhaustive but is intended to include all of the material factors considered by the directors. In view of the wide variety of factors considered by the VeriFone Board, the directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered.

RECOMMENDATION OF VERIFONE'S BOARD OF DIRECTORS

    AT A SPECIAL MEETING OF THE VERIFONE BOARD HELD ON APRIL 22, 1997, THE DIRECTORS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF VERIFONE AND ITS STOCKHOLDERS, UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER, AND UNANIMOUSLY RECOMMENDED APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND APPROVAL OF THE MERGER BY VERIFONE'S STOCKHOLDERS.

MATERIAL CONTACTS AND BOARD DELIBERATIONS

    VeriFone and HP have had a commercial relationship since May 1996, when VeriFone and HP entered into an alliance agreement (the "Alliance Agreement") pursuant to which the parties agreed to market jointly VeriFone's Omnihost software operating on HP's computers and to engage in other collaborative marketing activities. On December 2, 1996, the parties amended the Alliance Agreement to include joint marketing of additional VeriFone and HP products, including Internet commerce and consumer products.

    On February 12, 13 and 17, 1997, Lloyd Mahaffey, Senior Vice President and General Manager, Global Marketing and Software Systems Division of VeriFone, and Patrick McGill, Vice President and Special Assistant to the Chairman of VeriFone, met with Ruann Ernst, then General Manager, Financial Services Business Unit of the Computer Systems Organization of HP, and Gary O'Neall, then General Manager, Electronic Commerce of the Computer Systems Organization of HP, to discuss possible joint bidding by the parties on a major commercial opportunity. In response to an issue raised in these discussions as to whether VeriFone and HP would work with each other exclusively in pursuit of this commercial opportunity, the parties discussed a range of possible strategic relationships which could be entered into between VeriFone and HP, including an acquisition of VeriFone by HP.

    On February 24, 1997, Messrs. Mahaffey and McGill, together with Hatim Tyabji, Chairman, President and Chief Executive Officer of VeriFone, Joseph Zaelit, Senior Vice President, Finance and Administration, and Chief Financial Officer of VeriFone, and William Barmeier, Senior Vice President, General Counsel and Secretary of VeriFone, met with Ms. Ernst, Mr. O'Neall, Richard Belluzzo, Executive Vice President and General Manager of the Computer Organization of HP, Richard Watts, then Vice President and General Manager of the Computer Systems Organization of HP, Glenn Osaka, then General Manager, Enterprise Systems Business Unit of HP, Manuel Diaz, then Vice President and General Manager of the Solutions, Sales and Delivery Group of the Computer Systems Organization of HP, and Andrew Hirst, then Worldwide Partner Manager of the Financial Services Business Unit of the Computer Systems Organization of HP, to review VeriFone's business plans and to discuss a possible closer relationship between VeriFone and HP. In these discussions, Mr. Tyabji and Mr. Belluzzo decided that VeriFone and HP should form a small team comprised of representatives of each company to explore in more detail a possible acquisition of VeriFone by HP.

    Representatives of HP and VeriFone met daily from February 26 to March 2, 1997 to explore a possible acquisition of VeriFone by HP, and discussed the potential benefits of a combination of the two companies and how such a combination could best be achieved from an organizational standpoint. Terms of a non-disclosure agreement were also discussed at certain of these meetings, but no resolution was reached because of disagreements over the scope of "standstill" provisions to be incorporated into such agreement. A non-disclosure agreement, with agreed-upon standstill provisions, was executed later in March.

    During the week of March 3, 1997, in a series of meetings and telephone calls, Mr. Tyabji informed members of the VeriFone Board of the discussions concerning a possible acquisition of VeriFone by HP.

    On March 4, 1997, Messrs. Tyabji, Belluzzo and Watts met to discuss the status of the discussions held between the parties during the prior week and a timetable for moving forward with further discussions.

    On March 4, 1997, VeriFone engaged DMG as its financial advisor in connection with a possible acquisition of VeriFone.

    On March 7, 1997, representatives of VeriFone, including Mr. Tyabji, met with representatives of HP, including Mr. Belluzzo, to summarize the discussions between the parties during the prior week and to develop a valuation of VeriFone's business.

    On March 8, 1997, representatives of VeriFone presented VeriFone's business and financial plans to representatives of HP and certain outside consultants to HP.

    On March 8, 1997, HP engaged Morgan Stanley & Co. Incorporated ("Morgan Stanley") as its financial advisor in connection with a possible acquisition of VeriFone.

    On March 11, 1997, the VeriFone Board held a special meeting to discuss the status of discussions between VeriFone and HP and other matters. VeriFone's legal and financial advisors participated in this meeting.

    On March 12, 1997, Messrs. Tyabji and Belluzzo discussed by telephone the valuation of VeriFone, the possible structure of an acquisition of VeriFone by HP, and the schedule for such a transaction.

    On March 15, 1997, the VeriFone Board held a special meeting to discuss further the status of discussions between VeriFone and HP, the potential valuation of VeriFone and other matters. DMG made a financial presentation at this meeting.

    On March 19, 1997, HP commenced a general due diligence review of VeriFone, through discussions with representatives of VeriFone and a review of various materials provided to HP by VeriFone.

    On March 20, 1997, Lewis Platt, Chairman, President and Chief Executive Officer of HP, and Robert Wayman, Executive Vice President, Finance and Administration and Chief Financial Officer of HP, and Messrs. Belluzzo and Osaka of HP, met with Mr. Tyabji to discuss VeriFone's business and the schedule for moving forward on a possible acquisition of VeriFone by HP.

    Over the period from March 19 to March 21, 1997, Mr. Belluzzo presented the proposed transaction to the HP Board in a series of meetings and telephone calls.

    On March 21, 1997, Mr. Belluzzo communicated by electronic mail to Mr. Tyabji certain concerns raised by members of the HP Board related to the valuation of VeriFone, integration of the two companies and retention of key employees.

    On March 22 and April 2, 1997, Messrs. Tyabji and Belluzzo spoke at length (on March 22 by telephone and on April 2 in person) concerning the valuation, integration and retention issues.

    On April 5, 1997, Messrs. Tyabji and Belluzzo spoke by telephone to discuss further the valuation of VeriFone.

    Thereafter, representatives of HP and VeriFone and their advisors met regularly to discuss due diligence issues, schedule and integration and retention issues. During this period the financial advisors of the parties also discussed valuation issues, including whether the transaction would be structured with a fixed exchange ratio or a formula exchange ratio tied to a specific price.

    On April 9, 1997, HP presented to VeriFone detailed terms of the proposed acquisition through a draft Reorganization Agreement. Among the terms proposed were a "break-up" fee equal to 3.5% of the transaction value payable by VeriFone to HP under certain circumstances if the acquisition transaction were not to close, and a stock option agreement to be entered into by VeriFone giving HP the right to purchase newly-issued VeriFone Common Stock under certain circumstances.

    On April 11, 1997, representatives of HP, including Mr. Belluzzo, met with representatives of VeriFone, including Mr. Tyabji, in Phoenix, Arizona to discuss further the retention plans for certain VeriFone employees, the proposed organization structure of VeriFone following the acquisition, and communication plans to employees following the announcement of the acquisition.

    On April 11, 1997, the HP Board held a special meeting to review the status of the proposed acquisition of VeriFone. At that meeting, the HP Board delegated to its Executive Committee the authority to review and approve the final terms and conditions of the proposed acquisition.

    On April 14, 1997, at a regularly scheduled meeting of the VeriFone Board, the VeriFone Board discussed the status of the transaction between VeriFone and HP. VeriFone's legal and financial advisors participated in the meeting.

    On April 15, 1997, representatives of HP and its advisers met with representatives of VeriFone and its advisors to negotiate further the principal terms of the proposed acquisition. After this meeting, a number of issues remained open, including valuation, the proposed stock option and termination fee, closing conditions, and events of termination. Thereafter negotiations and due diligence activities continued.

    On April 18, 1997, Messrs. Belluzzo and Tyabji had further discussions concerning the valuation of VeriFone, and Mr. Belluzzo made a proposal of a one-share-for-one-share fixed exchange ratio. On April 19, 1997, Messrs. Belluzzo and Tyabji further discussed valuation issues and Mr. Tyabji agreed to bring such exchange ratio proposal to the VeriFone Board.

    On April 20, 21 and 22, 1997, representatives from HP and VeriFone, as well as their respective counsel, met to negotiate and finalize the terms of the Reorganization Agreement.

    On April 22, 1997, the VeriFone Board met to review the status of the transaction, including a review of the terms of the draft Reorganization Agreement, which at that point no longer contemplated a grant by VeriFone to HP of a stock option and contained a $30 million break-up fee triggered by a more limited set of events than was contemplated in the first draft of the Reorganization Agreement. The Board received presentations by VeriFone's counsel and by DMG, including DMG's oral fairness opinion, and after discussion unanimously approved the terms of the Reorganization Agreement and directed the officers of VeriFone to finalize and execute the Reorganization Agreement. Also on April 22, 1997, the Executive Committee of the HP Board authorized certain officers and managers of HP to finalize the Reorganization Agreement and to execute a definitive agreement calling for a one-share-for-one-share fixed exchange ratio. The definitive Reorganization Agreement was executed on behalf of HP, VeriFone and Merger Sub before the commencement of the business day on April 23, 1997.

OPINION OF DEUTSCHE MORGAN GRENFELL INC.

    VeriFone retained DMG to act as its financial advisor in connection with a possible acquisition of VeriFone. DMG was selected by the VeriFone Board to act as VeriFone's financial advisor based on DMG's qualifications, expertise and reputation as well as DMG's investment banking relationship and familiarity with VeriFone.

    At the meeting of the VeriFone Board on April 22, 1997, DMG rendered its oral opinion, subsequently confirmed in writing (the "Opinion"), that, as of such date, based upon and subject to the various considerations set forth in the Opinion, the Exchange Ratio pursuant to the Reorganization Agreement was fair from a financial point of view to the holders of VeriFone Common Stock.

    THE FULL TEXT OF THE OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY DMG IN RENDERING THE OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS. VERIFONE STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. DMG DID NOT RECOMMEND TO VERIFONE THAT ANY SPECIFIC EXCHANGE RATIO CONSTITUTED THE APPROPRIATE EXCHANGE RATIO FOR THE MERGER. THE OPINION ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF VERIFONE COMMON STOCK AS OF THE DATE OF THE OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE VERIFONE STOCKHOLDERS MEETING. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    In rendering the Opinion, DMG, among other things, (i) analyzed certain publicly available financial statements and other information of HP and VeriFone; (ii) analyzed certain internal financial statements and other financial and operating data concerning VeriFone prepared by the management of VeriFone; (iii) analyzed certain financial projections relating to VeriFone prepared by the management of VeriFone; (iv) discussed the past and current operations and financial condition and the prospects of VeriFone with senior executives of VeriFone; (v) discussed the past and current operations and financial condition and the prospects of HP with senior executives of HP; (vi) analyzed the pro forma impact of the Merger on the earnings per share and consolidated capitalization of HP; (vii) reviewed the reported prices and trading activity for VeriFone Common Stock; (viii) compared the financial performance of VeriFone and the prices and trading activity of VeriFone Common Stock with those of certain other publicly-traded companies which DMG deemed to be relevant and their securities; (ix) reviewed the reported prices and trading activity for HP Common Stock; (x) compared the financial performance of HP and the prices and trading activity of HP Common Stock with those of certain other publicly-traded companies which DMG deemed to be relevant; (xi) reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions which DMG deemed to be relevant; (xii) participated in discussions and negotiations among representatives of VeriFone and HP and their respective financial and legal advisors; (xiii) reviewed the Reorganization Agreement; and (xiv) performed such other analyses and considered such other factors as DMG deemed appropriate.

    In rendering the Opinion, DMG assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of the Opinion. DMG assumed that the financial projections provided by VeriFone were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of VeriFone. DMG was not provided with, and therefore did not review, any internal financial projections or forecasts relating to future operations or prospects of HP. Based on HP's representation that its internal forecasts for the remainder of its fiscal year ending October 31, 1997 were within the range of publicly available estimates of research analysts, DMG assumed that such estimates were a reasonable basis upon which to evaluate and analyze the future financial performance of HP. With respect to the information furnished by HP and VeriFone, and with respect to the information discussed with the managements of HP and VeriFone regarding their views of future operations, DMG assumed that such information was reasonably prepared and reflected the best currently available estimates and judgments of HP's or VeriFone's management as to the competitive, operating and regulatory environments and related financial performance of HP and VeriFone, as the case may be, for the relevant periods. DMG did not make any independent valuation or appraisal of the assets, liabilities or technology of HP or VeriFone, respectively, and it was not furnished with any such appraisals. DMG assumed that the Merger will be accounted for as a pooling-of-interests business combination in accordance with generally accepted accounting principles and will be consummated in accordance with the terms set forth in the Reorganization Agreement. The Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to DMG as of, the date of the Opinion. DMG was not authorized to solicit, and DMG did not solicit, interest from, nor did DMG negotiate with, any party, other than HP, with respect to a possible acquisition of or other business combination involving all or any part of VeriFone or any of its assets.

    The following is a summary of the analysis performed by DMG in preparation of the Opinion, and reviewed with the VeriFone Board at a meeting held on April 22, 1997. This analysis was provided to the Board of Directors of VeriFone for background information only and was one of the many factors considered by DMG in rendering its Opinion. No conclusions can be independently drawn from any individual part of the analysis described below. In rendering the Opinion, DMG noted that the Exchange Ratio, based on the closing trading price of $49.88 for HP Common Stock on April 18, 1997 and an average closing price of $53.32 for HP Common Stock over the 30 days up to and including April 18, 1997, represented implied values per share of VeriFone Common Stock of $49.88 and $53.52, respectively. At the April 22, 1997 VeriFone Board meeting, DMG noted that the trading prices of HP Common Stock and VeriFone Common Stock had not changed materially since April 18, 1997.

    PEER GROUP COMPARISON: DMG examined certain available financial and market information of approximately 60 selected publicly traded companies in various sectors of the technology industry which were deemed comparable to at least some portion of VeriFone's business for purposes of DMG's financial analysis. Such sectors included categories which DMG identified as electronic commerce service/processors, high growth electronic commerce, electronic commerce systems, enterprise applications, value-added networking hardware and enterprise systems. Such financial and market information included, among other things, market valuation, stock price as a multiple of earnings per share and aggregate market valuation as a multiple of revenues. The multiples are based on a compilation of publicly available information and earnings forecasts by securities research analysts.

    PRESENT VALUE ANALYSIS--TOTAL COMPANY ESTIMATES: As part of its analysis, DMG computed a range of values per share of VeriFone Common Stock based on the mean analyst consensus estimates published by First Call and management estimates of the earnings for the calendar years 1997 and 1998 and a range of price to earnings per share multiples based on DMG's industry sample of 18.0 to
25.0 times for calendar year 1997 and 16.0 to 20.0 times for calendar year 1998. Based on this analysis, DMG computed a range of values per share of VeriFone Common Stock of $32.76 to $46.25 based upon calendar year 1997 earnings estimates and $35.52 and $49.20 based upon calendar year 1998 earnings estimates.

    DMG also performed an analysis of the present value per share of VeriFone Common Stock based on the First Call consensus and management estimates of earnings for calendar year 2000 and a range of price to earnings per share multiples based on DMG's industry sample of 17.5 to 22.5 times at a range of discount rates of 15.0% to 30.0%. Based on this analysis, DMG computed a range of present values per share of VeriFone Common Stock of $36.74 to $45.66.

    PRESENT VALUE ANALYSIS--COMPONENT ESTIMATES: DMG calculated a range of values per share of VeriFone Common Stock based on management estimates of the revenues and earnings from each of the systems business ("Systems Business") and the software business ("Software Business") (collectively, the "Businesses") of VeriFone; the sum of the Businesses' revenues and earnings being equal to management estimates of the total revenues and earnings of VeriFone. Based on a range of price to earnings per share multiples for calendar year 1997 based on DMG's industry sample of 17.5 to 20.0 times for the Systems Business and a range of aggregate value to calendar year 1997 revenue multiples based on DMG's industry sample of 3.0 to 5.0 times for the Software Business, DMG computed a range of values per share of VeriFone Common Stock of $39.41 to $49.86. In addition, based on a range of price to earnings per share multiples for calendar year 1998 based on DMG's industry sample of 15.0 to 17.5 times for the Systems Business and 20.0 to 30.0 based on DMG's industry sample times for the Software Business, DMG computed a range of values per share of VeriFone Common Stock of $39.58 to $49.79.

    DMG also performed an analysis of the present value per share of VeriFone Common Stock based on management estimates of the earnings applicable to each of the Businesses for calendar year 2000 and a range of price to earnings per share multiples of 12.5 to 15.0 times and a discount rate of 15.0% for the Systems Business and a range of price to earnings per share multiples of 20.0 to 25.0 times and a discount rate of 25.0% for the Software Business. Based on this analysis, DMG computed a range of present values per share of VeriFone Common Stock of $40.26 to $49.23. DMG also performed a discounted cash flow analysis (I.E., an analysis of the present value of the projected unlevered free cash flows) of VeriFone for the years 1997 through 2000. Based on VeriFone management estimates of VeriFone's unlevered cash flow for the years 1997 through 2000 at a discount rate of 15.0% combined with the range of present values of the VeriFone Common Stock previously described in this paragraph, DMG computed a range of present values per share of VeriFone Common Stock of $43.13 to $52.10.

    HISTORICAL EXCHANGE RATIO ANALYSIS: DMG reviewed the historical trading prices for VeriFone Common Stock and HP Common Stock, separately, and in comparison to each other. DMG also reviewed the ratios of the daily closing stock prices of VeriFone Common Stock to HP Common Stock for each day over various periods, starting as far back as December 31, 1994 and ending April 18, 1997 and computed the premiums represented by the Exchange Ratio over the average of these ratios. The average of the ratios of the daily closing stock prices of VeriFone Common Stock to HP Common Stock for the various periods ending on April 18, 1997 were 0.770 for the period since January 1, 1995; 0.759 for the previous 180 days; 0.633 for the previous 90 days; 0.649 for the previous 60 days; 0.641 for the previous 30 days; 0.639 for the previous 20 days; 0.660 for the previous 10 days; and 0.591 for April 18, 1997. The Exchange Ratio represented a premium of 29.9%, 31.8%, 58.1%, 54.1%, 55.9%, 56.4%, 51.4% and 69.1%, respectively, over the aforementioned ratios of the prices of VeriFone Common Stock to HP Common Stock.

    PREMIUM ANALYSIS: DMG reviewed 50 stock-for-stock acquisition transactions involving companies in the technology sector since 1987, none of which were deemed directly comparable to the Merger. Such analysis showed transaction exchange ratios resulting in average premiums of approximately 20.9%, 32.3%, 37.4%, 40.5%, 36.7% and 30.7% over the average of the ratios of the closing stock prices of the companies involved in such mergers over the one year, 90-day, 60-day, 30-day, 10-day and one day periods ending the day preceding the public announcement of these transactions, respectively. In addition, DMG applied these average premiums to the observed ratios of the daily closing stock prices of VeriFone Common Stock to HP Common Stock (as described above) and computed implied values per share of VeriFone Common Stock of $48.37, $41.74, $44.47, $44.95, $45.02 and $38.54 for the respective comparable periods ending on April 18, 1997.

    SELECTED PRECEDENT TRANSACTIONS: DMG reviewed 23 acquisition transactions since 1994 involving companies involved in electronic commerce, none of which were deemed directly comparable to the Merger. DMG compared some of the financial statistics for these transactions with those for the Merger. The analysis showed a median premium paid by the acquiring company over the market price of the target company one day prior to public announcement of these transactions of 25.4% and median multiples of aggregate value paid for the target company to latest twelve months revenues of the target company of 2.03 times and equity value paid for the target company to latest twelve months earnings of the target company of 32.3 times. DMG computed various multiples and the premium to the price of VeriFone Common Stock based on the Exchange Ratio and the closing stock price of HP Common Stock of $49.875 on April 18, 1997. Such analyses resulted in multiples of 2.5 times latest twelve months revenue,
31.6 times latest twelve months earnings, and a premium of 69.1% to the price of VeriFone Common Stock on April 18, 1997.

    PRO FORMA ANALYSIS OF THE MERGER: DMG analyzed certain pro forma effects of the Merger on the earnings and capitalization of HP. Such analysis was based on First Call consensus estimates for HP and VeriFone. Based on such analysis, DMG observed that, based on the Exchange Ratio and assuming that the Merger was treated as a pooling-of-interests business combination for accounting purposes, before taking into account any one-time restructuring charges, the Merger would result in earnings per share dilution for HP stockholders of 1.0% for the each of calendar years 1997 and 1998.

    DMG performed a variety of financial and comparative analyses for the purpose of rendering the Opinion. While the foregoing summary describes all material analyses and factors reviewed by DMG with the VeriFone Board, it does not purport to be a complete description of the presentations by DMG to the VeriFone Board or the analyses performed by DMG in arriving at the Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. DMG believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Opinion. In addition, DMG may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be DMG's view of the actual value of VeriFone or HP. In performing its analyses, DMG made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of VeriFone or HP. The analyses performed by DMG are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of DMG's analysis of the fairness of the Exchange Ratio, from a financial point of view, to the holders of VeriFone Common Stock and were provided to the VeriFone Board in connection with the delivery of the Opinion.

    VeriFone has agreed to pay DMG a fee for its financial advisory services in connection with the Merger, including, among other things, rendering the Opinion and making the presentation referred to above. Pursuant to a letter agreement between VeriFone and DMG dated March 4, 1997, VeriFone has agreed to pay DMG, in the event the Merger is consummated, a transaction fee of 0.45% to 0.54% of the aggregate value of the Merger. For purposes of computing the transaction fee, the aggregate value of the Merger will depend upon the closing share price of HP Common Stock during the ten trading days up to and including the day preceding the Closing Date. In addition, VeriFone has agreed to reimburse DMG for its reasonable out-of-pocket expenses incurred in connection with its engagement, and to indemnify DMG and certain related persons against certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement, including certain liabilities under the federal securities laws.

    In the past, affiliates of DMG have provided financing services to HP. DMG, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DMG is an internationally recognized investment banking and advisory firm. In the ordinary course of its business, DMG may actively trade the securities of VeriFone and HP for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the VeriFone Board with respect to the Reorganization Agreement and the Merger, holders of shares of VeriFone Common Stock should be aware that certain executive officers and directors of VeriFone have certain interests in the Merger that are in addition to the interests of holders of VeriFone Common Stock generally. The VeriFone Board has considered these interests, among other matters, in approving the Reorganization Agreement and the Merger.

    STOCK OPTIONS AND PHANTOM STOCK GRANTS. At the Effective Time, each outstanding option issued pursuant to the VeriFone Amended and Restated 1992 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), the VeriFone Amended and Restated Incentive Stock Option Plan (the "ISO Plan"), and the VeriFone Amended and Restated 1987 Supplemental Stock Option Plan (the "Supplemental Plan") will be assumed by HP. Each option so assumed will continue to have, and be subject to, the same terms and conditions set forth in the stock option plan under which it was issued and the stock option agreement by which it is evidenced, except that each option will be or become exercisable for HP Common Stock rather than VeriFone Common Stock. See "Terms of the Merger--Treatment of Employee Equity Benefit Plans." All option agreements entered into after August 8, 1995 under the ISO Plan and the Supplemental Plan contain terms which provide that vesting of all options covered by such agreements will accelerate upon the termination of an option holder's employment under certain circumstances within one year following a change of control of VeriFone. In addition, all option agreements entered into under the Directors' Plan contain terms which provide that vesting of all options covered by such agreements will accelerate immediately prior to a change of control of VeriFone. The Merger will constitute such a change of control.

    As of the Record Date, certain executive officers and directors of VeriFone owned outstanding options to purchase up to an aggregate of 809,117 shares of VeriFone Common Stock. Assuming that the Merger is consummated on June 29, 1997, the following table shows: (i) the number of unvested options that would be held by each director of VeriFone immediately prior to the consummation of the Merger, the vesting of which would be accelerated as a result of the Merger; and
(ii) the number of unvested options that would be held by each executive officer of VeriFone immediately prior to the consummation of the Merger, the vesting of which might be accelerated within one year after consummation of the Merger pursuant to the provisions described above:

                                                                                         OPTIONS WHOSE VESTING MAY
                                                               OPTIONS WHOSE VESTING       ACCELERATE WITHIN ONE
                                                                 WOULD ACCELERATE                  YEAR
                                                               IMMEDIATELY PRIOR TO      AFTER CONSUMMATION OF THE
                                                            CONSUMMATION OF THE MERGER            MERGER
BENEFICIAL OWNER                                             (# OF UNDERLYING SHARES)    (# OF UNDERLYING SHARES)
----------------------------------------------------------  ---------------------------  -------------------------
EXECUTIVE OFFICERS OF VERIFONE:
William G. Barmeier.......................................                                          30,065
Katherine Beall...........................................                                          26,557
Roger B. Bertman..........................................                                          20,375
Eldon Bullington..........................................                                           8,231
C. Lloyd Mahaffey.........................................                                          53,334
James A. Palmer...........................................                                          27,293
Hatim A. Tyabji...........................................                                               0
Joseph M. Zaelit..........................................                                          30,606

OUTSIDE DIRECTORS OF VERIFONE:
H. H. Haight IV...........................................               9,444
J. Robert Harcharik.......................................               6,111
Thomas E. Peterson........................................               8,889
John R.C. Porter..........................................               9,444
Clinton V. Silver.........................................              17,222
A. Michael Spence.........................................              10,000
R. Elton White............................................               6,667

    The exercise prices for the options listed in the table above range between $19.50 and $41.00 per share.

    In addition to the foregoing, each phantom stock grant (each a "Phantom Grant") outstanding under VeriFone's 1996 Restricted Phantom Stock Plan (the "1996 Phantom Plan"), whether or not exercisable, will be assumed by HP. Each Phantom Grant so assumed by HP will continue to have, and be subject to, the same terms and conditions set forth in the 1996 Phantom Plan and the phantom stock agreement by which it is evidenced, except that the redemption value per share after the Effective Time will be calculated based on the fair market value of a share of HP Common Stock. See "Terms of the Merger--Treatment of Employee Equity Benefit Plans." Agreements entered into under the 1996 Phantom Plan contain provisions which provide that the vesting of all Phantom Grants granted under the 1996 Phantom Plan will accelerate upon the termination of a Phantom Grant holder's employment under certain circumstances at any time following a change of control of VeriFone. The Merger will constitute such a change of control.

    Agreements entered into under VeriFone's 1997 Restricted Phantom Stock Plan (the "1997 Phantom Plan") contain terms which provide that the stock granted under the 1997 Phantom Plan will be issued immediately prior to a change of control of VeriFone. The Merger constitutes such a change of control.

    As of the Record Date, Roger Bertman, Vice President, Corporate Development of VeriFone, held 25,000 shares of restricted phantom stock under the 1996 Phantom Plan, and Lloyd Mahaffey, Senior Vice President and General Manager, Global Marketing and Software Systems Division of VeriFone, held 10,000 shares of restricted phantom stock under the 1997 Phantom Plan.

    RETENTION ARRANGEMENTS. Mr. Tyabji has requested that neither VeriFone nor HP provide to him any retention or severance benefits in connection with the Merger. Accordingly, no retention or severance arrangements have been entered into with Mr. Tyabji in connection with the Merger. VeriFone has agreed to provide retention benefits (the "Retention Benefits") to certain of its employees, including six executive officers of VeriFone (other than Mr. Tyabji), who remain with VeriFone and/or HP following the Merger for specified periods of time (or who are terminated without cause by VeriFone or HP during such specified periods). Entitlement to the Retention Benefits is conditioned upon the closing of the Merger.

    Three executive officers of VeriFone whose responsibilities are expected to decrease following the Merger have entered into retention arrangements that provide for a payment of cash in an amount equal to one year's annual total cash compensation on the six-month anniversary of the Effective Time and a payment of cash equal to one year's annual total cash compensation on the nine-month anniversary of the Effective Time, if the employee is still employed by VeriFone or HP at those times (and such payments will accelerate if the employee is terminated by VeriFone or HP prior to such times for any reason other than cause). The early payment will not be made if such employee voluntarily terminates his employment for any reason, including "constructive termination."

    Three other executive officers of VeriFone have entered into retention arrangements that provide for (i) a payment of cash in an amount equal to one year's annual total cash compensation on the nine-month anniversary of the Effective Time if the employee is still employed by VeriFone or HP at that time, and (ii) a grant of shares of restricted HP Common Stock under the HP 1995 Incentive Stock Plan having a value equal to one year's annual total cash compensation, which shares will be granted upon the Effective Time and which will fully vest on the eighteen-month anniversary of the Effective Time provided such person is an employee of VeriFone or HP at that time. The cash payment referred to in clause (i) of this paragraph will accelerate if the employee is terminated by VeriFone or HP, for any reason other than cause, prior to the date such cash payment is to be paid. The early payment referred to in the preceding sentence will not be made if the employee voluntarily terminates his or her employment for any reason, including "constructive termination." Two of the three executive officers also will each receive a cash payment if such employee terminates his employment within twenty-four months of the Effective Time because VeriFone or HP eliminates such employee's then current position and there is no comparable position for such employee within VeriFone or HP. The amount of such cash payment is equal to (i) one year's annual total cash compensation if VeriFone or HP eliminates such employee's position before the eighteen-month anniversary of the Closing, or (ii) one-half year's total cash compensation if VeriFone or

HP eliminates such employee's position during the period between the eighteen-month anniversary and the twenty-four month anniversary of the Closing.

    INDEMNIFICATION AND INSURANCE. Pursuant to the Reorganization Agreement, HP agreed that, after the Effective Time, it will cause the Surviving Corporation to provide certain indemnification and liability insurance benefits to certain indemnified parties, including directors and executive officers of VeriFone. See "Terms of the Merger--Indemnification and Insurance."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes the material federal income tax considerations relevant to the conversion of shares of VeriFone Common Stock into HP Common Stock pursuant to the Merger that are generally applicable to holders of VeriFone Common Stock. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to HP, VeriFone or VeriFone's stockholders as described herein.

    VeriFone stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular VeriFone stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their VeriFone Common Stock as capital assets or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), including without limitation any transaction in which shares of VeriFone Common Stock are acquired or shares of HP Common Stock are disposed of, or the tax consequences of the assumption by HP of the VeriFone options. Accordingly, VERIFONE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

    The Merger is intended to constitute a "reorganization" within the meaning of the Code (a "Reorganization"), in which case, subject to the limitations and qualifications referred to herein, the Merger will generally result in the following federal income tax consequences:

    (a) No gain or loss will be recognized by holders of VeriFone Common Stock solely as a result of the conversion of their shares of VeriFone Common Stock into shares of HP Common Stock in the Merger.

    (b) The aggregate tax basis of the HP Common Stock received by VeriFone stockholders in the Merger will be the same as the aggregate tax basis of the VeriFone Common Stock converted pursuant to the Merger.

    (c) The holding period of the HP Common Stock received by each VeriFone stockholder in the Merger will include the period for which the VeriFone Common Stock surrendered in exchange therefor was considered to be held, provided that the VeriFone Common Stock so surrendered is held as a capital asset at the time of the Merger.

    (d) Neither HP nor VeriFone will recognize any gain solely as a result of the Merger.

    The parties are not requesting a ruling from the Internal Revenue Service ("IRS") in connection with the Merger. The obligations of each of HP and VeriFone to effect the Merger are contingent on receipt of an opinion from their respective counsel (the General Tax Counsel of HP and Cooley Godward LLP, respectively), to the effect that, for federal income tax purposes, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. These opinions, which are collectively referred to herein as the "Tax Opinions," will neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, the Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations made by HP, Merger Sub and VeriFone, including representations in certificates delivered to counsel by the respective managements of HP, Merger Sub and VeriFone. Of particular importance are those assumptions and representations relating to the "continuity of interest" requirement.

    To satisfy the continuity of interest requirement, VeriFone stockholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their VeriFone Common Stock in anticipation of the Merger or (ii) the HP Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that VeriFone stockholders, as a group, would no longer have a significant equity interest in the VeriFone business being conducted after the Merger. VeriFone stockholders will generally be regarded as having a significant equity interest as long as the number of shares of HP Common Stock received in the Merger less the number of shares subject to Planned Dispositions (if any) represents, in the aggregate, a substantial portion of the entire consideration received by the VeriFone stockholders in the Merger. No assurance can be made that the continuity of interest requirement will be satisfied, and if such requirement is not satisfied, that the Merger would not be treated as a Reorganization. The Tax Opinions rely in part on representations from HP and VeriFone relating to the continuity of interest requirement.

    A successful IRS challenge to the Reorganization status of the Merger (as a result of a failure to satisfy the continuity of interest requirement or otherwise) would result in VeriFone stockholders recognizing taxable gain or loss with respect to each share of VeriFone Common Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the HP Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the HP Common Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Merger.

GOVERNMENTAL AND REGULATORY MATTERS

    Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger cannot be consummated until notifications have been given to the FTC or the Antitrust Division and the specified waiting period has expired or terminated early. The notifications required under the HSR Act have been furnished to the FTC and the Antitrust Division and the specified waiting period under the HSR Act for the Merger is expected to expire on June 8, 1997, assuming no request for further information from either the FTC or the Antitrust Division is received. In addition, in connection with the consummation of the Merger, certain notification and waiting period requirements under antitrust laws in a number of European countries will be complied with. In general, the waiting periods in the applicable European countries expire 30 days after notification is filed, unless extended by the applicable regulatory authority. HP intends to file such notifications promptly. At any time before or after consummation of the Merger, and notwithstanding the expiration of the applicable waiting periods under the HSR Act and other applicable antitrust laws, the Antitrust Division, the FTC or any state or foreign governmental authority could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of VeriFone or businesses of HP or VeriFone by HP. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

    Based on information available to them, HP and VeriFone believe that the Merger will be effected in compliance with federal, state and foreign antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, HP and VeriFone would prevail.

ACCOUNTING TREATMENT

    The Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles. This accounting method would permit the recorded assets and liabilities of VeriFone to be carried forward to the consolidated financial statements of HP at their recorded historical amounts. Consummation of the Merger is conditioned upon (i) receipt by HP of a letter from its independent accountants dated the Closing Date to the effect that such accountants concur with HP management's conclusion that pooling-of-interests accounting for the Merger is appropriate, and (ii) receipt by VeriFone of a letter from its independent auditors dated on the Closing Date to the effect that such auditors concur with VeriFone management's conclusion that no conditions exist relating to VeriFone that would preclude HP from accounting for the Merger as a pooling of interests.

NO APPRAISAL RIGHTS

    Under Section 262 of the DGCL, appraisal rights are generally available to stockholders of a constituent Delaware corporation in connection with a merger. However, appraisal rights are not available to the stockholders of a constituent Delaware corporation if (i) as of the record date for the meeting of stockholders to approve the merger, the corporation's stock is either (a) listed on a national securities exchange or (b) held of record by more than 2,000 stockholders; and (ii) the consideration to be received by such stockholders in the merger consists only of (a) shares of the capital stock of the corporation surviving the merger, (b) shares of the capital stock of any other corporation provided that such stock, as of the date on which the merger becomes effective, is either (1) listed on a national securities exchange or (2) held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) a combination of the foregoing.

    Since VeriFone Common Stock was listed on the NYSE as of the close of business on the Record Date and since the holders of VeriFone Common Stock will receive shares of HP Common Stock, which will be listed on the NYSE and held of record by more than 2,000 stockholders, the holders of VeriFone Common Stock are not entitled to appraisal rights under the DGCL in connection with the Merger.

                              TERMS OF THE MERGER

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE REORGANIZATION AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOWEVER, THE FOLLOWING IS NOT A COMPLETE STATEMENT OF ALL PROVISIONS OF THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS. STATEMENTS MADE IN THIS PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE TERMS OF THE REORGANIZATION AGREEMENT AND SUCH RELATED AGREEMENTS ARE QUALIFIED IN THEIR RESPECTIVE ENTIRETIES BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE REORGANIZATION AGREEMENT AND SUCH RELATED AGREEMENTS.

EFFECTIVE TIME

    Subject to the provisions of the Reorganization Agreement, HP, VeriFone and Merger Sub shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware law as soon as practicable on or after the Closing Date (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective Time" of the Merger). The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati at a time and date to be specified by the parties within two business days after satisfaction or waiver of the conditions set forth in the Reorganization Agreement or at such other date, time and location as HP, Merger Sub and VeriFone may agree. The Closing is currently anticipated to occur on or about June 25, 1997.

MANNER AND BASIS FOR CONVERTING SHARES

    At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, VeriFone or the holders of any of the following securities, each share of VeriFone Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of VeriFone Common Stock owned by HP, VeriFone, Merger Sub or any direct or indirect wholly-owned subsidiary of HP or VeriFone) will be canceled and extinguished and automatically converted into one share of HP Common Stock.

    Each share of VeriFone Common Stock owned by HP, VeriFone, Merger Sub or any direct or indirect wholly-owned subsidiary of HP or VeriFone immediately prior to the Effective Time will be canceled and extinguished without any conversion thereof.

    At the Effective Time, all options to purchase VeriFone Common Stock then outstanding under the ISO Plan, the Supplemental Plan, the Directors' Plan and the Enterprise Integration Technologies Corporation 1991 Stock Plan, as amended (collectively, the "VeriFone Option Plans"); all Phantom Grants then outstanding under the 1996 Phantom Plan, the 1997 Phantom Plan and VeriFone's Phantom Stock Option Agreements for VeriFone employees in India (collectively, the "VeriFone Phantom Stock Plans"); all then outstanding rights to acquire shares of VeriFone Common Stock under VeriFone's Amended and Restated Employee Stock Purchase Plan (the "ESPP"); all Enterprise Integration Technologies Corporation Restricted Stock Purchase Agreements; and all then outstanding rights to receive cash under the SHA Stock Bonus Plan Scheme for 1997 and the India Stock Bonus Plan Scheme for 1997 (collectively, the "Foreign Phantom Stock Plans") will be assumed by HP. See "--Treatment of Employee Equity Benefit Plans."

    Each share of Common Stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock will evidence ownership of such shares of capital stock of the Surviving Corporation.

    The Exchange Ratio will be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into HP Common

Stock or VeriFone Common Stock), reorganization, recapitalization, reclassification or other like change with respect to HP Common Stock or VeriFone Common Stock occurring or having a record date on or after the date of the Reorganization Agreement and prior to the Effective Time.

    Promptly after the Effective Time, HP, acting through the Exchange Agent, will deliver to each holder of record as of the Effective Time a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of VeriFone Common Stock a letter of transmittal with instructions to be used by such holder in surrendering such certificates in exchange for certificates representing shares of HP Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF VERIFONE COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF SUCH LETTER OF TRANSMITTAL.

TREATMENT OF EMPLOYEE EQUITY BENEFIT PLANS

    STOCK OPTIONS. At the Effective Time, each option outstanding pursuant to the VeriFone option Plans, whether or not exercisable, will be assumed by HP and will continue to have, and be subject to, the same terms and conditions set forth in the stock option plan under which it was issued and the stock option agreement by which it is evidenced (including, to the extent permissible, with respect to the status as an "incentive stock option" under Section 422 of the
Code), except that each option will be or become exercisable for HP Common Stock rather than VeriFone Common Stock. See "Approval of the Merger and Related Transactions--Interests of Certain Persons in the Merger" for a discussion of certain options held by directors and executive officers.

    PHANTOM GRANTS. At the Effective Time, each Phantom Grant outstanding under the VeriFone Phantom Stock Plans, whether or not exercisable, will be assumed by HP. Each Phantom Grant so assumed by HP under the Reorganization Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Phantom Stock Plan and the phantom stock agreement by which it is evidenced, except that the redemption value per share after the Effective Time will be calculated based on the fair market value of a share of HP Common Stock. See "Approval of the Merger and Related Transactions--Interests of Certain Persons in the Merger" for a discussion of certain Phantom Grants held by executive officers.

    EMPLOYEE STOCK PURCHASE PLAN. At the Effective Time, each outstanding purchase right (each an "Assumed Purchase Right" and, collectively, the "Assumed Purchase Rights") under the ESPP will be deemed to constitute a purchase right to acquire, on the same terms and conditions as were applicable under the ESPP immediately prior to the Effective Time, a number of shares of HP Common Stock determined as provided in the ESPP, except that the purchase price of such shares of HP Common Stock under each Assumed Purchase Right will be the lower of
(i) 85% of the fair market value of VeriFone Common Stock on the offering date of each assumed offering and (ii) 85% of the fair market value of HP Common Stock on each exercise date of the assumed offering occurring after the Effective Time.

    FOREIGN PHANTOM STOCK PLANS. At the Effective Time, each outstanding right to receive cash under the Foreign Phantom Stock Plans will be deemed to constitute a right to receive cash, on the same terms and conditions as were applicable under such plans immediately prior to the Effective Time, except that the calculation of the right to receive cash will be made using the price of HP Common Stock.

    FORM S-8 FILING. HP has agreed to file with the SEC, as soon as reasonably practical (and in any event within five days) after the Effective Time, a registration statement on Form S-8 to register shares of HP Common Stock issuable as the result of the assumption of the VeriFone options and Assumed Purchase Rights.

    401(K) PLAN. Following consummation of the Merger, any shares of VeriFone Common Stock held in or by the VeriFone 401(k) Retirement Savings and Investment Plan will be converted into shares of HP Common Stock in accordance with the Exchange Ratio.

STOCK OWNERSHIP FOLLOWING THE MERGER

    Based upon the capitalization of VeriFone as of the close of business on the Record Date, an aggregate of approximately 23,502,405 shares of Common Stock will be issued to VeriFone stockholders in the Merger and HP will assume options to acquire up to approximately 3,117,578 additional shares of VeriFone Common Stock. Based upon the number of shares of HP Common Stock issued and outstanding as of April 30, 1997, and after giving effect to the issuance of HP Common Stock as described in the previous sentence and the exercise of all options to purchase VeriFone Common Stock assumed by HP, the former holders of VeriFone Common Stock and options to purchase VeriFone Common Stock would hold, and have voting power with respect to, approximately 2.6% of HP's total issued and outstanding shares. The foregoing numbers of shares and percentages are subject to change to reflect any changes in the capitalization of either HP or VeriFone subsequent to the dates indicated and prior to the Effective Time, and there can be no assurance as to the actual capitalization of HP or VeriFone at the Effective Time or HP at any time following the Effective Time.

EFFECT OF THE MERGER

    Once the Merger is consummated, Merger Sub will cease to exist as a corporation, and VeriFone will remain as the Surviving Corporation.

    Pursuant to the Reorganization Agreement, the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time will become the Certificate of Incorporation of the Surviving Corporation and the By-laws of Merger Sub will become the By-laws of the Surviving Corporation. The Board of Directors of the Surviving Corporation will consist of the directors who are serving as directors of Merger Sub immediately prior to the Effective Time. The officers of VeriFone immediately prior to the Effective Time will be the officers of the Surviving Corporation, until their successors are duly appointed.

REPRESENTATIONS AND WARRANTIES

    Pursuant to the Reorganization Agreement, each of VeriFone, HP and Merger Sub made certain representations and warranties relating to its respective business and various other matters. None of such representations and warranties will survive the Merger.

CONDUCT OF VERIFONE'S BUSINESS PRIOR TO THE MERGER

    Pursuant to the Reorganization Agreement, VeriFone has agreed that, until the earlier of the termination of the Reorganization Agreement pursuant to its terms and the Effective Time, subject to certain exceptions, and except to the extent that HP consents in writing, VeriFone will carry on its business, in all material respects, in the usual, regular and ordinary course, and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its reasonable best efforts consistent with past practices and policies (i) to preserve intact its present business organization, (ii) to keep available the services of its present officers and employees, and (iii) to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

    In addition, except as permitted by the terms of the Reorganization Agreement, and subject to certain exceptions, until the earlier of the termination of the Reorganization Agreement pursuant to its terms and the Effective Time, VeriFone has agreed not to do any of the following or permit its subsidiaries to do any of the following without the prior written consent of HP:

    (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

    (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date of the Reorganization Agreement and as previously disclosed in writing or made available to HP, or adopt any new severance plan;

    (c) Transfer or license to any person or entity or otherwise extend the term of any agreement with respect to, amend or modify in any material respect any rights (including without limitation distribution rights) to its intellectual property, or enter into assignments of future patent rights, other than non-exclusive licenses and distribution rights in the ordinary course of business and consistent with past practice;

    (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

    (e) Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to agreements in effect as of the date of the Reorganization Agreement;

    (f) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance delivery and/or sale of (i) shares of VeriFone Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of the Reorganization Agreement, (ii) shares of VeriFone Common Stock issuable to participants in the ESPP consistent with the terms thereof, and (iii) shares of VeriFone Common Stock upon the exercise of rights outstanding as of the date of the Reorganization Agreement under the 1997 Phantom Plan;

    (g) Cause, permit or propose any amendments to any charter document or bylaw (or similar governing instruments of any subsidiaries);

    (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business or enter into any material joint ventures, strategic partnerships or alliances;

    (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice or lend funds to any third party (other than intracompany loans and travel advances in the ordinary course of business);

    (j) Incur any indebtedness for borrowed money (other than (i) in connection with the financing of ordinary course trade payables; (ii) pursuant to existing credit facilities or any modifications, renewals or replacements of such credit facilities (it being understood that the maximum amount of borrowing which may be made under such credit facilities may be increased by up to 20% of the current maximum amount) in the ordinary course of business; (iii) in connection with leasing activities in the ordinary course of business; or (iv) for tax planning purposes in the ordinary course of business) or guarantee any indebtedness of any person for borrowed money (except that VeriFone may guarantee any indebtedness of any of its subsidiaries, and any such subsidiary may guarantee any indebtedness of VeriFone or of any other subsidiary of VeriFone), or issue or sell any debt securities or warrants or rights to acquire debt securities of VeriFone or guarantee any debt securities of others;

    (k) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, enter into any employment contract (other than (i) offer letters and letter agreements with employees who are terminable "at will,"
(ii) as required by law, or (iii) employment contracts that are customarily entered into outside the United States), pay any special bonus or special remuneration to any director or employee other than in the ordinary course of business, consistent with past practice, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

    (l) Make any payments outside of the ordinary course of business in excess of $1 million for purposes of settling any dispute;

    (m) Take any action, or permit any of its affiliates to take any action, that would be reasonably likely to interfere with HP's ability to account for the Merger as a pooling of interests whether or not otherwise permitted by the Reorganization Agreement;

    (n) Enter into any material agreement requiring the consent or approval of any third party with respect to the Merger; or

    (o) Agree in writing or otherwise to take any of the foregoing actions.

NO SOLICITATION

    Under the terms of the Reorganization Agreement, VeriFone has agreed that, until the earlier of the Effective Time and termination of the Reorganization Agreement pursuant to its terms, it and its subsidiaries will not, and it will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly (i) solicit or knowingly encourage submission of, any Acquisition Proposal (as defined below) by any person, entity or group (other than HP and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning VeriFone or any of its subsidiaries to, or afford any access to the properties, books or records of VeriFone or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than HP and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to VeriFone. An "Acquisition Proposal" means any proposal or offer for (i) any merger, consolidation, sale of substantial assets or similar transactions involving VeriFone or any of its material subsidiaries (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of the Reorganization Agreement), (ii) sale by VeriFone of any shares of capital stock of VeriFone except as may be permitted by the Reorganization Agreement, (iii) the acquisition by any person (including without limitation by way of a tender offer or an exchange offer) of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of VeriFone (except for acquisitions in the market for passive investment purposes of not more than 15% of the then outstanding shares of capital stock of VeriFone only in circumstances where the person or group qualifies for filing a Schedule 13G report under the Exchange Act with respect thereto and is not and does not become obligated to file a
Schedule 13D report under the Exchange Act), or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Pursuant to the Reorganization Agreement, VeriFone further agreed to cease any and all activities, discussions or negotiations with any parties conducted prior to the date of the Reorganization Agreement with respect to any Acquisition Proposal. In addition, VeriFone agreed that it will (i) notify HP as promptly as practicable if it receives any Acquisition Proposal or written inquiry or any written request for information or access in connection with a potential Acquisition Proposal, and (ii) as promptly as practicable notify HP of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of the section of the Reorganization Agreement summarized here, VeriFone agreed that, from and after the date of the Reorganization Agreement until the earlier of the Effective Time and termination of the Reorganization Agreement pursuant to its terms, VeriFone and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than HP or any of its affiliates, agents or representatives); provided, however, that HP and VeriFone have agreed that nothing contained in the Reorganization Agreement will prohibit VeriFone's Board of Directors from taking and disclosing to VeriFone's stockholders a position with respect to a tender or exchange offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

    Notwithstanding the foregoing, but subject to the restrictions on the conduct of VeriFone's business described above, prior to the Effective Time, to the extent the VeriFone Board determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, VeriFone may participate in discussions or negotiations with, and furnish non-public information and afford access to the properties, books or records of VeriFone, to any person, entity or group after such person, entity or group has delivered to VeriFone in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of VeriFone in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would reasonably be likely to result in a transaction more favorable than the Merger to the stockholders of VeriFone from a financial point of view (a "Superior Proposal"). In addition, in connection with an Acquisition Proposal or a possible Acquisition Proposal, VeriFone may refer any third party to the provision of the Reorganization Agreement described here or make a copy of the provision available to a third party. In the event VeriFone receives a Superior Proposal, nothing contained in the Reorganization Agreement will prevent the VeriFone Board from recommending such Superior Proposal to its stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of VeriFone may withdraw, modify or refrain from making its recommendation concerning the Merger, and, to the extent it does so, VeriFone may refrain from soliciting proxies to secure the vote of its stockholders as may otherwise be required by the Reorganization Agreement; provided, however, that VeriFone (i) shall provide HP at least 24 hours prior notice of any VeriFone Board meeting at which the VeriFone Board is reasonably expected to consider a Superior Proposal, and (ii) shall not recommend to its stockholders a Superior Proposal for a period of not less than the greater of 2 business days and 48 hours after HP's receipt of a copy of such Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing); and, provided further, that, unless the Reorganization Agreement is terminated, subject to applicable laws, nothing in the provision summarized in this paragraph limits VeriFone's obligation to hold and convene the VeriFone Stockholders Meeting (regardless of whether the recommendation of the Board of Directors of VeriFone shall have been withdrawn, modified or not yet made) or to provide the VeriFone stockholders with material information relating to such meeting. In addition, notwithstanding anything to the contrary contained in the Reorganization Agreement, the VeriFone Board may withdraw or modify in a manner adverse to HP the recommendation of the VeriFone Board regarding approval and adoption of the Reorganization Agreement and approval of the Merger to the extent that the VeriFone Board determines, in good faith, after consultation with outside legal counsel, that compliance with its fiduciary duties under applicable law would require it to do so.

    VeriFone has agreed not to provide any non-public information to a third party unless (i) VeriFone provides such non-public information pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in an existing non-disclosure agreement entered into by HP and VeriFone in connection with the Merger, and
(ii) such non-public information has been previously delivered to HP.

CONDITIONS TO THE MERGER

    The respective obligations of each party to the Reorganization Agreement to effect the Merger are subject to the satisfaction at or prior to the Closing Date of the following conditions: (i) the Reorganization Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of VeriFone; (ii) the SEC shall have declared the Registration Statement of which this Proxy Statement/Prospectus is a part effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of this Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC; (iii) no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger and all waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early, (iv) HP and VeriFone shall each have received written opinions from their respective tax counsel (the General Tax Counsel of HP and Cooley Godward LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn; provided, however, that, if the counsel to either HP or VeriFone does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party, and (v) the shares of HP Common Stock issuable to stockholders of VeriFone in the Merger and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

    In addition, the obligation of VeriFone to consummate and effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by VeriFone (i) subject to certain materiality thresholds, the representations and warranties of HP and Merger Sub contained in the Reorganization Agreement shall have been true and correct on and as of the date of the Reorganization Agreement and such representations and warranties shall be true and correct on and as of the Closing Date except for changes contemplated by the Reorganization Agreement and except in such cases where the failure to be so true and correct would not have a material adverse effect on HP; (ii) HP and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Reorganization Agreement to be performed or complied with by them on or prior to the Closing Date; (iii) material adverse effect with respect to HP shall have occurred since the date of the Reorganization Agreement; and
(iv) VeriFone shall have received from Ernst & Young LLP, independent auditors for VeriFone, a letter dated on the Closing Date (which may contain customary qualifications and assumptions), to the effect that Ernst & Young LLP concurs with VeriFone management's conclusion that no conditions exist related to VeriFone that would preclude HP from accounting for the Merger as a pooling of interests; and VeriFone shall have received from Price Waterhouse LLP, the independent accountants for HP, a copy of a letter addressed to HP dated the Closing Date, in substance reasonably satisfactory to VeriFone (and which may contain customary qualifications and assumptions and which may be based in part on the letter referred to above from Ernst & Young LLP to VeriFone), to the effect that Price Waterhouse LLP concurs with HP management's conclusion that as of that date, no conditions exist that would preclude HP from accounting for the Merger as a pooling of interests.

    Further, the obligations of HP and Merger Sub to consummate and effect the Merger are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by HP: (i) subject to certain materiality thresholds, the representations and warranties of VeriFone contained in the Reorganization Agreement shall have been true and correct on and as of the date of the Reorganization Agreement and such representations and warranties shall be true and correct on and as of the Closing Date except for changes contemplated by the Reorganization

Agreement and except in such cases where the failure to be so true and correct would not have a material adverse effect on VeriFone; (ii) VeriFone shall have performed or complied in all material respects with all agreements and covenants required by the Reorganization Agreement to be performed or complied with by it on or prior to the Closing Date; (iii) no event having a material adverse effect with respect to VeriFone shall have occurred since the date of the Reorganization Agreement; and (iv) HP shall have received from Ernst & Young LLP, independent auditors for VeriFone, a copy of a letter addressed to VeriFone dated on the Closing Date, in substance reasonably satisfactory to HP (and which may contain customary qualifications and assumptions), to the effect that Ernst & Young LLP concurs with VeriFone management's conclusion that no conditions exist related to VeriFone that would preclude HP from accounting for the Merger as a pooling of interests; and HP shall have received from Price Waterhouse LLP, the independent accountants for HP, a letter dated the Closing Date, in substance reasonably satisfactory to HP (which may contain customary qualifications and assumptions and which may be based in part on the letter referred to above from Ernst & Young LLP to VeriFone), to the effect that Price Waterhouse LLP concurs with HP management's conclusion that, as of that date, no conditions exist that would preclude HP from accounting for the Merger as a pooling of interests.

TERMINATION OF THE REORGANIZATION AGREEMENT

    The Reorganization Agreement provides that it may be terminated at any time prior to the Effective Time (i) by mutual written consent of HP and VeriFone duly authorized by the Boards of Directors of HP and VeriFone; (ii) by either VeriFone or HP if the Merger is not consummated by October 31, 1997 for any reason, provided that the right to terminate the Reorganization Agreement as provided in this clause (ii) is not available to any party whose failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Reorganization Agreement; (iii) by either VeriFone or HP if a governmental entity issues an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable; (iv) by either VeriFone or HP if the required approvals of the stockholders of VeriFone contemplated by the Reorganization Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of VeriFone stockholders duly convened therefor as contemplated by the Reorganization Agreement or at any adjournment thereof (provided that VeriFone may not terminate the Reorganization Agreement pursuant to this provision if the failure to obtain VeriFone stockholder approval was caused by the action or failure to act of VeriFone and such action or failure to act constitutes a material breach by VeriFone of the Reorganization Agreement); (v) by either VeriFone or HP at any time prior to the approval of the Merger by VeriFone's stockholders, if the Board of Directors of VeriFone accepts or recommends a Superior Proposal to the stockholders of VeriFone; (vi) by HP, if the Board of Directors of VeriFone withholds, withdraws or modifies in a manner adverse to HP its recommendation in favor of adoption and approval of the Reorganization Agreement and approval of the Merger; (vii) by VeriFone, upon a breach of any representation, warranty, covenant or agreement on the part of HP set forth in the Reorganization Agreement, or if any such representation or warranty of HP shall have become inaccurate, subject to certain materiality thresholds and cure provisions; or (viii) by HP, upon a breach of any representation, warranty, covenant or agreement on the part of VeriFone set forth in the Reorganization Agreement, or if any such representation or warranty of VeriFone shall have become inaccurate, subject to certain materiality thresholds and cure provisions.

EFFECT OF TERMINATION

    If the Reorganization Agreement is terminated by HP or VeriFone as described above, the Reorganization Agreement will be of no further force or effect, except that certain provisions contained therein, including those discussed below relating to the "break-up" fee payable by VeriFone to HP under certain circumstances, will survive such termination, and VeriFone, HP and Merger Sub will remain liable for certain breaches of the Reorganization Agreement occurring prior to such termination.

BREAK-UP FEE

    VeriFone has agreed that if, prior to or concurrent with termination of the Reorganization Agreement, either (i) the VeriFone Board shall have withheld, withdrawn or modified in a manner adverse to HP its recommendation in favor of adoption and approval of the Reorganization Agreement and approval of the Merger and there shall not have been since the date of the Reorganization Agreement a material adverse effect on HP prior to the time such recommendation is withheld, withdrawn or modified and HP shall not be in material breach of the Reorganization Agreement at the time such recommendation is withheld, withdrawn or modified (other than such breaches as have been cured as of the time such recommendation is withheld, withdrawn or modified), or (ii) the VeriFone Board accepts or recommends a Superior Proposal to the stockholders of VeriFone and there shall not have been since the date of the Reorganization Agreement a material adverse effect on HP prior to the time of such acceptance or recommendation and HP shall not be in material breach of the Reorganization Agreement at the time of such acceptance or recommendation (other than such breaches as have been cured as of the time of such acceptance or recommendation), then VeriFone shall pay to HP $30 million within one business day following the termination of the Reorganization Agreement.

    VeriFone has also agreed that, if no payment is required pursuant to the provision of the Reorganization Agreement summarized in the preceding paragraph, and if (i) the vote of the stockholders of VeriFone as contemplated by the Reorganization Agreement approving and adopting the Reorganization Agreement and approving the Merger is not obtained by reason of the failure to obtain the required vote at a meeting of stockholders duly convened therefor as contemplated by the Reorganization Agreement (a "Negative Vote"), and (ii) prior to such Negative Vote there was an Acquisition Proposal for a VeriFone Acquisition (as defined below) which was publicly disclosed and was not withdrawn prior to such Negative Vote, and (iii) within six months following the termination of the Reorganization Agreement, VeriFone enters into a definitive agreement providing for a VeriFone Acquisition (regardless of with whom such definitive acquisition agreement is entered into) or the VeriFone Board recommends to the VeriFone stockholders that they accept a tender or exchange offer (or series of related tender or exchange offers), not by VeriFone or its subsidiaries, for 40% or more of the VeriFone Common Stock, then, provided that there has not been a material adverse effect on HP prior to the VeriFone Negative Vote and provided that HP is not in material breach of the Reorganization Agreement at the time of the VeriFone Negative Vote, VeriFone will pay to HP $30 million within one business day following consummation of a VeriFone Acquisition (provided that a VeriFone Acquisition is consummated within 18 months following termination of the Reorganization Agreement (regardless of with whom such VeriFone Acquisition is consummated)). For purposes of the foregoing, "VeriFone Acquisition" means any transaction or series of related transactions involving (i) a merger or consolidation or other similar business combination of VeriFone pursuant to which the stockholders of VeriFone immediately preceding such transaction or series of related transactions hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or transactions; (ii) a sale by VeriFone or its subsidiaries of assets (including capital stock or assets of VeriFone's subsidiaries but excluding assets sold in the ordinary course of business and VeriFone intracompany transfers) having a fair market value in excess of 40% of the fair market value of all the assets of VeriFone and its subsidiaries immediately prior to such sale; (iii) a sale and issuance by VeriFone of shares of capital stock of VeriFone which upon issuance would represent more than 40% or more of the outstanding shares of capital stock of VeriFone other than in an underwritten public offering or underwritten private placement; or (iv) the acquisition by any person or group (including without limitation by way of a tender offer or an exchange offer) of beneficial ownership or a right to acquire beneficial ownership of 40% or more of the then outstanding shares of capital stock of VeriFone.

    HP and VeriFone have agreed that payment of the fees described in the preceding two paragraphs will not be in lieu of damages incurred in the event of breach of the Reorganization Agreement.

    Except as set forth above, HP and VeriFone have agreed that all fees and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the Merger is consummated, except that HP and VeriFone will share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in connection with the printing and filing of this Proxy Statement/Prospectus.

INDEMNIFICATION AND INSURANCE

    Pursuant to the Reorganization Agreement, HP agreed that, after the Effective Time, it will cause the Surviving Corporation to fulfill and honor in all respects the obligations of VeriFone pursuant to each indemnification agreement currently in effect between VeriFone and each person who is or was a director or officer of VeriFone or any of its subsidiaries at or prior to the Effective Time (the "Indemnified Parties") and any indemnification provisions under VeriFone's Certificate of Incorporation or Bylaws as in effect on the date of the Reorganization Agreement. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of VeriFone as in effect on the date of the Reorganization Agreement.

    Subject to certain limitations, HP further agreed to cause the Surviving Corporation, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or Bylaws, to indemnify and hold harmless each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of VeriFone or any of its subsidiaries arising out of or pertaining to the transactions contemplated by the Reorganization Agreement (except in respect of actions or omissions that constitute bad faith or willful misconduct) for a period of six years after the Effective Time.

    Moreover, HP has agreed to cause the Surviving Corporation to maintain in effect, during the three-year period commencing as of the Effective Time, a policy of directors' and officers' liability insurance for the benefit of each of the Indemnified Parties providing coverage and containing terms no less advantageous to the Indemnified Parties than the coverage and terms of VeriFone's existing policy of directors' and officers' liability insurance.

AFFILIATE AGREEMENTS

    Each of the members of the VeriFone Board and those officers of VeriFone who may be deemed to be affiliates of VeriFone have entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of VeriFone Common Stock held by them prior to the Merger and the shares of HP Common Stock to be received by them in the Merger so as to comply with the requirements of applicable federal securities laws and to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes.

    Certain persons who may be deemed to be affiliates of HP have entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of HP Common Stock held by them so as to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes.

                          COMPARISON OF CAPITAL STOCK

DESCRIPTION OF HP CAPITAL STOCK

    The authorized capital stock of HP consists of 2,400,000,000 shares of Common Stock, $1.00 par value per share, and 300,000,000 shares of Preferred Stock, $1.00 par value per share.

    HP COMMON STOCK

    As of April 30, 1997, there were approximately 1,015,334,000 shares of HP Common Stock outstanding. The holders of HP Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The shareholders do not have a right to take action by written consent. Shareholders may cumulate votes in connection with the election of directors. The holders of HP Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of HP, the holders of HP Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. HP Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to HP Common Stock. All outstanding shares of HP Common Stock are fully paid and non-assessable, and the shares of HP Common Stock to be outstanding upon completion of the Merger will be fully paid and non-assessable.

    PREFERRED STOCK

    HP has 300,000,000 shares of Preferred Stock authorized, of which, as of April 30, 1997, no shares were outstanding. The HP Board has the authority to issue these shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of Preferred Stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the shareholders. The HP Board, without shareholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of HP Common Stock and the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of HP.

    TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar of HP Common Stock is Harris Trust and Savings Bank and its telephone number is (312) 461-4061.

DESCRIPTION OF VERIFONE CAPITAL STOCK

    The authorized capital stock of VeriFone consists of 50,000,000 shares of Common Stock, $0.01 par value per share, and 2,000,000 shares of Preferred Stock, $0.01 par value per share.

    VERIFONE COMMON STOCK

    As of the Record Date, there were approximately 23,502,405 shares of VeriFone Common Stock outstanding. Holders of VeriFone Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Pursuant to the VeriFone Restated Certificate of Incorporation (the "VeriFone Certificate"), the stockholders do not have a right to take action by written consent nor may they cumulate votes in connection with the election of directors. The holders of VeriFone Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the VeriFone Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of VeriFone, the holders of VeriFone Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. VeriFone Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to VeriFone Common Stock. All outstanding shares of VeriFone Common Stock are fully paid and non-assessable, and the shares of HP Common Stock to be received by VeriFone Stockholders in the Merger in exchange for the VeriFone Common Stock outstanding immediately prior to completion of the Merger will be fully paid and non-assessable.

    PREFERRED STOCK

    VeriFone has 2,000,000 shares of Preferred Stock authorized, of which, as of the Record Date, no shares were outstanding. The VeriFone Board has the authority to issue these shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of Preferred Stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Although it presently has no intention to do so, the VeriFone Board, without stockholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of VeriFone Common Stock and the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of VeriFone.

    TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar of VeriFone Common Stock is The First National Bank of Boston and its telephone number is (617) 575-3120.

COMPARISON OF CAPITAL STOCK

    After consummation of the Merger, the holders of VeriFone Common Stock who receive HP Common Stock under the terms of the Reorganization Agreement will become shareholders of HP. As stockholders of VeriFone, their rights are presently governed by Delaware law and by the VeriFone Certificate and the VeriFone Bylaws (the "VeriFone Bylaws"). As shareholders of HP, their rights will be governed by California law and by the HP Restated Articles of Incorporation, as amended (the "HP Articles") and the HP By-laws (the "HP By-laws"). The following discussion summarizes the material differences between the rights of holders of VeriFone Common Stock and the rights of holders of HP Common Stock and differences between the charters and bylaws of VeriFone and HP. This summary does not purport to be complete and is qualified in its entirety by reference to the VeriFone Certificate and VeriFone Bylaws, the HP Articles and HP By-laws and the relevant provisions of Delaware and California law.

    SIZE OF THE BOARD OF DIRECTORS. In accordance with Delaware law, the VeriFone Certificate states that the number of directors will be set exclusively by the VeriFone Board and authorizes the VeriFone Board to change the number by resolution. The number of directors of VeriFone is currently fixed at eight. The VeriFone Board acting without stockholder approval may change such number. Under California law, although changes in the number of directors must in general be approved by a majority of the outstanding shares, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. The HP By-laws provide the HP Board the authority to set the exact number of directors within the range of eleven to twenty-one.

    LOANS TO OFFICERS AND EMPLOYEES. Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, under California law, shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. The HP By-laws are silent as to whether HP may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) and accordingly California law governs the ability of HP to make such loans.

    VOTING BY BALLOT. Under Delaware law, the right to vote by written ballot may be restricted if so provided in the certificate of incorporation. The VeriFone By-laws provides that, the election of directors at a stockholders' meeting must be by written ballot, unless the VeriFone Certificate provides otherwise. The VeriFone Certificate does not eliminate the written ballot requirement. California law provides that the election of directors may proceed in the manner described in a corporation's bylaws. HP's By-laws provide that, upon the demand of any shareholder made at a meeting before the voting begins, the election of directors shall be by ballot.

    CUMULATIVE VOTING. In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Under the Delaware law, cumulative voting in the election of directors is not available unless specifically provided for in the certificate of incorporation. In contrast, California law provides that any shareholder is entitled to cumulate his or her votes in the election of directors upon proper notice of his or her intention to do so. However, a "listed" corporation (as defined below in the section entitled "Classified Board of Directors") may eliminate shareholders' cumulative voting rights. VeriFone has not provided for cumulative voting in the VeriFone Certificate and cumulative voting is therefore not available to VeriFone's stockholders. HP has not eliminated the right of cumulative voting, and cumulative voting is therefore available to HP's shareholders.

    CLASSIFIED BOARD OF DIRECTORS. A classified board is one on which a certain number of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors, and thus a potential change in control of a corporation, a lengthier and more difficult process. Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. Under California law, directors generally must be elected annually; however, a "listed" corporation is permitted to adopt a classified board. A listed corporation is defined under California law as a corporation with (i) outstanding securities listed on the NYSE or American Stock Exchange, or (ii) a class of securities designated as a national market system security on and by the National Association of Securities Dealers Automatic Quotation System (or any successor national market system) if the corporation has at least 800 holders of its equity securities. The VeriFone Certificate provides for a classified board of directors with three classes of directors. The HP Articles do not provide for a classified board.

    POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS; ADVANCE NOTICE OF SHAREHOLDER BUSINESS AND NOMINEES. Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than 10% percent of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws. The VeriFone Bylaws authorize only the President or the Board of Directors to call a special meeting of stockholders. The VeriFone Certificate requires that advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting thereof be given in the manner provided in the VeriFone Bylaws. The VeriFone Bylaws require timely advance notice in proper written form of stockholder nominees for election as director or stockholder business to be brought before a meeting, and permit the chairman of the meeting refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the procedures set forth in the VeriFone Bylaws. The HP By-laws allow shareholders holding 10% of the outstanding shares of HP's voting stock, the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive

Committee or the President to call special meetings of shareholders. The HP By-laws contain no advance notice provisions similar to those contained in the VeriFone Bylaws.

    ELIMINATION OF ACTIONS BY WRITTEN CONSENT OF SHAREHOLDERS. Under California and Delaware law, shareholders may take action by written consent in lieu of voting at a shareholders meeting. Both California law and Delaware law permit a corporation, pursuant to a provision in such corporation's articles or certificate of incorporation, as the case may be, to eliminate the ability of shareholders to act by written consent. Elimination of the ability of shareholders to act by written consent could lengthen the amount of time required to take shareholder actions because certain actions by written consent are not subject to the minimum notice requirements of a shareholders' meeting, and could deter hostile takeover attempts. If the ability of shareholders to act by written consent is eliminated, a holder or group of holders controlling a majority in interest of a corporation's capital stock, for example, would not be able to amend such corporation's bylaws or remove its directors pursuant to a shareholders' written consent. The HP Articles and the VeriFone Certificate and the bylaws of each company provide for the elimination of the ability of shareholders to act by written consent.

    SHAREHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS. In the last several years, a number of states (but not California) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the DGCL ("Section 203"), certain "business combinations" by Delaware corporations with "interested stockholders" are subject to a three-year moratorium unless specified conditions are met. Under Section 1203 of the California Corporations Code, certain business combinations with certain interested shareholders are subject to specified conditions, including a requirement that a fairness opinion must be obtained and delivered to the corporation's shareholders, but there is no equivalent provision to Section 203.

    California law does require that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish.

    REMOVAL OF DIRECTORS. Under Delaware law, except as otherwise provided in the corporation's certificate of incorporation, a director of a corporation that has a classified board of directors or cumulative voting may be removed only with cause. A director of a corporation that does not have a classified board of directors or cumulative voting may be removed with the approval of a majority of the outstanding shares entitled to vote with or without cause. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. In addition, when, by the provisions of the articles of incorporation, the holders of shares of a class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of holders of shares of that class or series. The VeriFone Certificate and the VeriFone Bylaws provide for a classified board, although they do not provide for cumulative voting. The VeriFone Certificate permits the removal of a director for cause with the approval of a majority of the outstanding shares entitled to vote and without cause with the approval of a two-thirds majority of the outstanding shares entitled to vote. California law governs the removal of HP directors.

    FILLING VACANCIES ON THE BOARD OF DIRECTORS. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws (and unless the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director so elected, may fill such vacancy). Under California law, any vacancy on the board of directors (other than one created by removal of a director) may be filled by the board. Unless otherwise specified in a corporation's articles of incorporation or bylaws, if the number of directors in office at the time a vacancy occurs is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if the board is so authorized. The VeriFone Certificate and the VeriFone Bylaws allow any newly created directorship on the Board to be filled only by a majority of the directors then in office even though less than a quorum (unless the Board determines by resolution that the newly created directorship shall be filled by the stockholders). The VeriFone Certificate provides that any vacancy on the Board shall be filled either by the stockholders of VeriFone or by a majority of the remaining directors then in office, even though less than a quorum. The HP By-laws allow a vacancy (other than one created by removal of a director) to be filled by the remaining members of the Board.

    INDEMNIFICATION AND LIMITATION OF LIABILITY. California and Delaware have similar laws relating to indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their charters eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states with respect to indemnification and limitation of liability.

    The VeriFone Certificate eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit. Such limitation of liability provisions do not affect the availability of non-monetary remedies such as injunctive relief or rescission.

    The HP Articles also eliminate the liability of directors to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (vi) interested transactions between the corporation and a director in which a director has a material financial interest; and (vii) liability for improper distributions, loans or guarantees.

    Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The VeriFone Bylaws include a provision providing that VeriFone shall indemnify its directors to the fullest extent permissible under Delaware law.

    California corporations may include in their charter a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The HP Articles include a provision that HP shall indemnify its directors and officers to the fullest extent permissible under California law.

    INSPECTION OF SHAREHOLDERS LIST. Both California and Delaware law allow any shareholder to inspect and copy the shareholders list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholders list by persons holding an aggregate of 5% or more of a corporation's voting shares, or, under certain other circumstances, shareholders holding an aggregate of 1% or more of such shares. Delaware law does not provide for any such absolute right of inspection, and no such right is granted under the VeriFone Certificate or VeriFone Bylaws.

    DIVIDENDS AND REPURCHASES OF SHARES. California law dispenses with the concepts of par value of shares for most purposes as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

    Delaware law permits a corporation to declare and pay dividends out of (i) surplus or (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. Notwithstanding the foregoing, a Delaware corporation may redeem or repurchase shares having a preference upon the distribution of any of its assets (or shares of common stock, if there are no such shares of preferred stock) if such shares will be retired upon acquisition (and provided that, after the reduction in capital made in connection with such retirement of shares, the corporation's remaining assets are sufficient to pay any debts not otherwise provided for).

    Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

    SHAREHOLDER VOTING ON MERGERS AND SIMILAR TRANSACTIONS. Both California and Delaware law generally require that the holders of a majority of the outstanding voting shares of the acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the existing certificate of incorporation; (ii) each share of the surviving corporation outstanding before the merger is equal to an identical outstanding or treasury share after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

    Both California and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

    With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. By contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation which adversely affects a specific class of shares, increases or decreases the number of authorized shares of a class of shares or increases or decreases the par value of the shares of a class of shares.

    INTERESTED DIRECTOR TRANSACTIONS. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, either (i) the shareholders or the disinterested directors must approve any such contract or transaction after full disclosure of the material facts, and in California in the case of board approval the contract or transaction must also be "just and reasonable" to the corporation, or (ii) the contract or transaction must have been just and reasonable (in California) or fair (in Delaware) as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director.

    Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

    Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a quorum). Therefore, certain transactions that the HP Board would lack the authority to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of VeriFone representing less than a quorum.

    DISSENTERS' RIGHTS. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may be entitled, under varying circumstances, to dissenters' or appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such rights are not available (i) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation (unless otherwise provided in the corporation's certificate of incorporation); (ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation, shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, cash in lieu of fractional shares or a combination of the foregoing; or (iii) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

    In contrast, shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have dissenters' rights unless the holders of at least 5% of the class of outstanding shares claim the right or unless the corporation or any law restricts the transfer of such shares. In addition, dissenters' rights are unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity, and if the shares of the surviving corporation have the same rights, preferences, privileges and restrictions as the shares of the disappearing corporation that are surrendered in exchange.

    Appraisal rights are not available to stockholders of VeriFone with respect to the Merger.

    DISSOLUTION. Under Delaware law, unless the board of directors approves a proposal to dissolve, a dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if a dissolution is initially approved by the board of directors may it be approved by a simple majority of the corporation's outstanding shares of capital stock entitled to vote thereon. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the Board. The VeriFone Certificate contains no such supermajority voting requirement. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation.

    SUPERMAJORITY PROVISIONS IN HP'S ARTICLES OF INCORPORATION AND VERIFONE'S CERTIFICATE OF INCORPORATION. HP's Articles provide that certain transactions, including a merger or consolidation or a sale, lease exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of HP or one of its majority-owned subsidiaries with a fair market value of more than 10% of the total value of the assets of HP and its consolidated subsidiaries, with or to shareholders who are, or after such transactions will be, the beneficial owners of 20% or more of the total outstanding voting stock of HP, must be approved by the affirmative vote of holders of at least 80% of the then outstanding voting stock. Notwithstanding the foregoing, no such shareholder vote is required if such transaction is either approved by at least a majority of the directors of HP who are not associated with the shareholders proposing such transaction or certain complex minimum price and procedural requirements are met.

    Similarly, the VeriFone Certificate contains a provision that requires the approval of two-thirds of VeriFone's outstanding voting stock (the "VeriFone Supermajority Provision") as a condition of any merger or of certain other business transactions with any holder of 20% or more of VeriFone's voting stock and certain assignees of such 20% stockholders (collectively, the "Interested Stockholder"), except in cases where (i) the directors of VeriFone who are not associated with the Interested Stockholder approve the transaction, or (ii) certain minimum price criteria and other complex procedural requirements are met.

    SHAREHOLDER DERIVATIVE SUITS. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Reorganization Agreement and the federal income tax consequences of the Merger will be passed upon for VeriFone by Cooley Godward LLP, Palo Alto, California. Partners and employees of Cooley Godward LLP who have provided services to VeriFone in connection with the Reorganization Agreement and the Merger hold an aggregate of 200 shares of VeriFone Common Stock and an option to purchase an aggregate of 15,000 shares of VeriFone Common Stock.

                                    EXPERTS

    The consolidated financial statements of HP at October 31, 1995 and 1996, and for each of the years ended October 31, 1994, 1995 and 1996, incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of HP for the year ended October 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The consolidated financial statements of VeriFone as of December 31, 1995 and 1996, and for each of the years ended December 31, 1994, 1995 and 1996, incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of VeriFone for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing. Representatives of Ernst & Young LLP are expected to be present at the VeriFone Stockholders Meeting and such representatives will have the opportunity to make a statement if they should desire to do so and they are expected to be available to respond to appropriate questions.

                                                                         ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                            HEWLETT-PACKARD COMPANY
                      TOWER BRIDGE ACQUISITION CORPORATION
                                      AND
                                 VERIFONE, INC.
                           DATED AS OF APRIL 22, 1997

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
ARTICLE I--THE MERGER......................................................................................        A-1
      1.1   The Merger.....................................................................................        A-1
      1.2   Effective Time; Closing........................................................................        A-1
      1.3   Effect of the Merger...........................................................................        A-1
      1.4   Certificate of Incorporation; Bylaws...........................................................        A-2
      1.5   Directors and Officers.........................................................................        A-2
      1.6   Effect on Capital Stock........................................................................        A-2
      1.7   Dissenting Shares..............................................................................        A-3
      1.8   Surrender of Certificates......................................................................        A-3
      1.9   No Further Ownership Rights in VFI Common Stock................................................        A-5
      1.10  Lost, Stolen or Destroyed Certificates.........................................................        A-5
      1.11  Tax and Accounting Consequences................................................................        A-5
      1.12  Taking of Necessary Action; Further Action.....................................................        A-5

ARTICLE II--REPRESENTATIONS AND WARRANTIES OF VFI.......................................................           A-5
       2.1  Organization of VFI............................................................................        A-5
       2.2  VFI Capital Structure..........................................................................        A-6
       2.3  Obligations With Respect to Capital Stock......................................................        A-6
       2.4  Authority......................................................................................        A-7
       2.5  SEC Filings; VFI Financial Statements..........................................................        A-8
       2.6  Absence of Certain Changes or Events...........................................................        A-9
       2.7  Tax............................................................................................        A-9
       2.8  Title to Properties; Absence of Liens and Encumbrances.........................................       A-10
       2.9  Intellectual Property..........................................................................       A-11
       2.10 Compliance; Permits; Restrictions..............................................................       A-13
       2.11 Litigation.....................................................................................       A-14
       2.12 Brokers' and Finders' Fees.....................................................................       A-14
       2.13 Employee Benefit Plans.........................................................................       A-14
       2.14 Employees; Labor Matters.......................................................................       A-16
       2.15 Environmental Matters..........................................................................       A-16
       2.16 Agreements, Contracts and Commitments..........................................................       A-17
       2.17 Pooling of Interests...........................................................................       A-18
       2.18 Change of Control Payments.....................................................................       A-18
       2.19 Statements; Proxy Statement/Prospectus.........................................................       A-18
       2.20 Board Approval.................................................................................       A-19
       2.21 Fairness Opinion...............................................................................       A-19
       2.22 Section 203 of the Delaware General Corporation Law Not Applicable.............................       A-19
       2.23 Customs........................................................................................       A-19

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF HP AND MERGER SUB...........................................       A-20
       3.1  Organization of HP.............................................................................       A-20
       3.2  HP and Merger Sub Capital Structure............................................................       A-20
       3.3  Authority......................................................................................       A-20
       3.4  SEC Filings; HP Financial Statements...........................................................       A-21
       3.5  Absence of Certain Changes or Events...........................................................       A-22
       3.6  Statements; Proxy Statement/Prospectus.........................................................       A-22
       3.7  Pooling of Interests...........................................................................       A-22
       3.8  Valid Issuance.................................................................................       A-22

                                                                                                               PAGE
                                                                                                             ---------
      3.9   No Ownership of VFI Common Stock...............................................................       A-22

ARTICLE IV--CONDUCT PRIOR TO THE EFFECTIVE TIME............................................................       A-22
      4.1   Conduct of Business............................................................................       A-22

ARTICLE V--ADDITIONAL AGREEMENTS........................................................................          A-24
       5.1  Proxy Statement/Prospectus; Registration Statement; Other Filings; Board Recommendations.......       A-24
       5.2  Meeting of Stockholders........................................................................       A-25
       5.3  Confidentiality; Access to Information.........................................................       A-25
       5.4  No Solicitation................................................................................       A-25
       5.5  Public Disclosure..............................................................................       A-27
       5.6  Legal Requirements.............................................................................       A-27
       5.7  Third Party Consents...........................................................................       A-27
       5.8  Notification of Certain Matters................................................................       A-27
       5.9  Best Efforts and Further Assurances............................................................       A-28
       5.10 Stock Options and Employee Benefits............................................................       A-28
       5.11 Form S-8.......................................................................................       A-29
       5.12 Indemnification................................................................................       A-29
       5.13 NYSE Listing...................................................................................       A-30
       5.14 VFI Affiliate Agreement........................................................................       A-31
       5.15 Regulatory Filings; Reasonable Efforts.........................................................       A-31
       5.16 Tax-Free Reorganization........................................................................       A-31
       5.17 Comfort Letter.................................................................................       A-31
       5.18 Pooling Covenant...............................................................................       A-31
       5.19 Disqualified Individuals.......................................................................       A-32

ARTICLE VI--CONDITIONS TO THE MERGER.......................................................................       A-32
       6.1  Conditions to Obligations of Each Party to Effect the Merger...................................       A-32
       6.2  Additional Conditions to Obligations of VFI....................................................       A-32
       6.3  Additional Conditions to the Obligations of HP and Merger Sub..................................       A-34

ARTICLE VII--TERMINATION, AMENDMENT AND WAIVER.............................................................       A-35
       7.1  Termination....................................................................................       A-35
       7.2  Notice of Termination; Effect of Termination...................................................       A-36
       7.3  Fees and Expenses..............................................................................       A-36
       7.4  Amendment......................................................................................       A-37
       7.5  Extension; Waiver..............................................................................       A-37

ARTICLE VIII--GENERAL PROVISIONS...........................................................................       A-38
       8.1  Non-Survival of Representations and Warranties.................................................       A-38
       8.2  Notices........................................................................................       A-38
       8.3  Interpretation; Knowledge......................................................................       A-39
       8.4  Counterparts...................................................................................       A-39
       8.5  Entire Agreement; Third Party Beneficiaries....................................................       A-39
       8.6  Severability...................................................................................       A-39
       8.7  Other Remedies; Specific Performance...........................................................       A-40
       8.8  Governing Law..................................................................................       A-40
       8.9  Rules of Construction..........................................................................       A-40
       8.10 Assignment.....................................................................................       A-40
       8.11 WAIVER OF JURY TRIAL...........................................................................       A-40

                               INDEX OF EXHIBITS

Exhibit A  Form of VeriFone Voting Agreement
Exhibit B  Form of VeriFone Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of April 22, 1997, among Hewlett-Packard Company, a California corporation ("HP"), Tower Bridge Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of HP ("MERGER SUB"), and VeriFone, Inc., a Delaware corporation ("VFI").

                                    RECITALS

    A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), HP and VFI intend to enter into a business combination transaction.

    B. The Board of Directors of VFI (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of VFI and fair to, and in the best interests of, VFI and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of VFI adopt and approve this Agreement and approve the Merger.

    C. Concurrently with the execution of this Agreement, and as a condition and inducement to HP's willingness to enter into this Agreement, an affiliate stockholder of VFI is entering into a Voting Agreement in substantially the form attached hereto as EXHIBIT A.

    D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

    E. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into VFI (the "MERGER"), the separate corporate existence of Merger Sub shall cease and VFI shall continue as the surviving corporation. VFI as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

    1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

    1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of VFI and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of VFI and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.4  CERTIFICATE OF INCORPORATION; BYLAWS.

    (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation (subject, however, to Section 5.12); PROVIDED, HOWEVER, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be VeriFone, Inc.

    (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended, subject, however, to Section 5.12 hereof.

    1.5 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of VFI immediately prior to the Effective Time, until their respective successors are duly appointed.

    1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, VFI or the holders of any of the following securities:

    (a) CONVERSION OF VFI COMMON STOCK. Each share of Common Stock, $.01 par value per share, of VFI (the "VFI COMMON STOCK") issued and outstanding immediately prior to the Effective Time, (other than any shares of VFI Common Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into one (the "EXCHANGE RATIO") share of Common Stock of HP (the "HP COMMON STOCK").

    (b) CANCELLATION OF HP-OWNED STOCK. Each share of VFI Common Stock held by VFI or owned by Merger Sub, HP or any direct or indirect wholly owned subsidiary of VFI or of HP immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

    (c) STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLANS. At the Effective Time, all options to purchase VFI Common Stock then outstanding under VFI's Amended and Restated Incentive Stock Option Plan (the "ISO PLAN"), VFI's Amended and Restated 1987 Supplemental Stock Option Plan (the "SUPPLEMENTAL PLAN"), VFI's Amended and Restated 1992 Non-Employee Directors' Stock Option Plan (the "DIRECTORS' PLAN"), the Enterprise Integration Technologies Corporation 1991 Stock Plan, as amended (the "EIT PLAN" and collectively, the "VFI STOCK OPTION PLANS"); all phantom stock grants then outstanding under VFI's 1996 Restricted Phantom Stock Plan (the "1996 PHANTOM PLAN"), VFI's 1997 Restricted Phantom Stock Plan (the "1997 PHANTOM PLAN") and VFI's Phantom Stock Option Agreements for VFI employees in India (the "INDIAN PHANTOM STOCK AGREEMENTS" and collectively, the "VFI PHANTOM STOCK PLANS"); all then outstanding rights to acquire shares of VFI Common Stock under VFI's Amended and Restated Employee Stock Purchase Plan (the "ESPP"); all Enterprise Integration Technologies Corporation Restricted Stock Purchase Agreements (the "RESTRICTED STOCK PURCHASE AGREEMENTS"); and all then outstanding rights to receive cash under the SHA Stock Bonus Plan Scheme for 1997 ("SHA STOCK BONUS PLAN"), and India Stock Bonus Plan Scheme for 1997 (the "INDIA STOCK BONUS PLAN" and collectively, the "VFI STOCK BONUS PLANS") shall be assumed by HP in accordance with Section 5.10 hereof.

    (d) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, $.01 par value per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

    (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into HP Common Stock or VFI Common Stock), reorganization, recapitalization, reclassification or other like change with respect to HP Common Stock or VFI Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

    (f) FRACTIONAL SHARES. No fraction of a share of HP Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of VFI Common Stock who would otherwise be entitled to a fraction of a share of HP Common Stock (after aggregating all fractional shares of HP Common Stock that otherwise would be received by such holder) shall receive from HP an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of HP Common Stock for the five (5) most recent days that HP Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the New York Stock Exchange.

    1.7  DISSENTING SHARES.

    (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of VFI Common Stock who has the right under Delaware Law to demand appraisal rights and has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into HP Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

    (b) Notwithstanding the foregoing, if any holder of shares of VFI Common Stock who has the right under Delaware Law to demand and who does demand appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only HP Common Stock and the right to receive cash in lieu of fractional shares of HP Common Stock in accordance with Section 1.6 hereof, without interest thereon.

    (c) VFI shall give HP (i) prompt notice of any written demands for appraisal of any shares of VFI Common Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by VFI which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Delaware Law. VFI shall not, except with the prior written consent of HP or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of VFI Common Stock or offer to settle or settle any such demands. Any payments made in respect of Dissenting Shares shall be made by VFI or the Surviving Corporation, as the case may be.

    (d) Because the VFI Common Stock and the HP Common Stock are listed on a national securities exchange, the parties hereto believe that no appraisal rights will be available under Delaware Law for shares of VFI Common Stock in connection with the Merger.

    1.8  SURRENDER OF CERTIFICATES.

    (a) EXCHANGE AGENT. Harris Trust and Savings Bank shall act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

    (b) HP TO PROVIDE COMMON STOCK. Promptly after the Effective Time, HP shall make available to the Exchange Agent for exchange in accordance with this
Article I, the shares of HP Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of VFI Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of VFI Common Stock may be entitled pursuant to Section 1.8(d).

    (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, HP shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of VFI Common Stock whose shares were converted into shares of HP Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as HP may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of HP Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to
Section 1.8(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HP, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of HP Common Stock into which their shares of VFI Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence the ownership of the number of full shares of HP Common Stock into which such shares of VFI Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to
Section 1.8(d).

    (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to HP Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of HP Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of HP Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of HP Common Stock.

    (e) TRANSFERS OF OWNERSHIP. If certificates representing shares of HP Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to HP or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of HP Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of HP or any agent designated by it that such tax has been paid or is not payable.

    (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, HP, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of HP Common Stock or VFI Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    1.9 NO FURTHER OWNERSHIP RIGHTS IN VFI COMMON STOCK. All shares of HP Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of VFI Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of VFI Common Stock which were outstanding immediately prior to the Effective

Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of HP Common Stock into which the shares of VFI Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d); PROVIDED, HOWEVER, that HP may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of HP Common Stock, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against HP, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    1.11  TAX AND ACCOUNTING CONSEQUENCES.

    (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

    (b) It is intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

    1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of VFI and Merger Sub, the officers and directors of VFI and Merger Sub will take all such lawful and necessary action. HP shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF VFI

    VFI represents and warrants to HP and Merger Sub, subject to the exceptions disclosed in writing in the disclosure letter supplied by VFI to HP dated as of the date hereof (the "VFI SCHEDULES"), as follows:

    2.1  ORGANIZATION OF VFI.

    (a) VFI and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized; has the corporate or other similar power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on VFI.

    (b) VFI has delivered to HP a true and complete list of all of VFI's subsidiaries as of the date of this Agreement, indicating the jurisdiction of organization of each subsidiary and VFI's equity interest therein.

    (c) VFI has delivered or made available to HP a true and correct copy of the Certificate of Incorporation and Bylaws of VFI and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither VFI nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

    (d) When used in connection with VFI, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of VFI and its subsidiaries taken as a whole; PROVIDED, HOWEVER, that (i) any adverse change, event or effect that is proximately caused by conditions affecting the United States economy generally or the economy of any nation or region in which VFI or any of its subsidiaries conducts a material amount of business shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to VFI (unless such conditions adversely affect VFI in a materially disproportionate manner), (ii) any adverse change, event or effect that is proximately caused by conditions affecting any industry in which VFI competes shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to VFI (unless such conditions adversely affect VFI in a materially disproportionate manner),
(iii) any adverse change, event or effect that is proximately caused by the announcement or pendency of the Merger shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to VFI, and (iv) any adverse change, event or effect that is proximately caused by any breach by HP of any covenant or obligation set forth in this Agreement shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to VFI; and, PROVIDED FURTHER, that with respect to any dispute regarding whether a change, event or effect is "proximately caused" by any of the foregoing, VFI shall have the burden of proof by a preponderance of the evidence.

    2.2 VFI CAPITAL STRUCTURE. The authorized capital stock of VFI consists of 50,000,000 shares of Common Stock, $.01 par value per share, of which there were 23,305,172 shares issued and outstanding as of April 21, 1997 (excluding shares held in treasury of which there are 1,954,453), and 2,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All outstanding shares of VFI Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of VFI or any agreement or document to which VFI is a party or by which it is bound. As of April 21, 1997, there were options outstanding to purchase an aggregate of 3,316,265 shares of VFI Common Stock, issued to employees, consultants and non-employee directors pursuant to the VFI Stock Option Plans. All shares of VFI Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The VFI Schedules list for each person who held options to acquire shares of VFI Common Stock as of April 21, 1997, the name of the holder of such option, the exercise price of such option, the number of shares as to which such option had vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration, if any.

    2.3  OBLIGATIONS WITH RESPECT TO CAPITAL STOCK.  Except as set forth in
Section 2.2 and except for VFI Common Stock issued between April 21, 1997 and the date of this Agreement upon exercise of stock options outstanding on April 21, 1997, as of the date of this Agreement there are no equity securities, partnership interests or similar ownership interests of any class of VFI, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities VFI owns, directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of certain subsidiaries of VFI that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of VFI, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2 and except for VFI Common Stock issued between April 21, 1997 and the date of this Agreement upon exercise of stock options outstanding on April 21, 1997, as of the date of this Agreement there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which VFI or any of its subsidiaries is a party or by which it is bound obligating VFI or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of VFI or any of its subsidiaries or obligating VFI or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and, to the knowledge of VFI, there are no voting trusts, proxies or other agreements or understandings to which VFI is a party or by which it is bound with respect to any equity security of any class of VFI or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Assuming that HP Common Stock continues to be listed on a national securities exchange, stockholders of VFI are not entitled to dissenters rights under applicable state law.

    2.4  AUTHORITY.

    (a) VFI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of VFI, subject only to the approval and adoption of this Agreement and the approval of the Merger by VFI's stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the VFI Common Stock is required for VFI's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by VFI and, assuming the due authorization, execution and delivery by HP and, if applicable, Merger Sub, constitutes valid and binding obligations of VFI, enforceable against VFI in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by VFI do not, and the performance of this Agreement by VFI will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of VFI or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by VFI's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to VFI or any of its subsidiaries or by which VFI or any of its subsidiaries or any of their respective properties is bound or affected which conflict or violation would result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI, HP or the Surviving Corporation, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair VFI's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of VFI or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which VFI or any of its subsidiaries is a party or by which VFI or any of its subsidiaries or its or any of their respective properties are bound or affected which would result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI, HP or the Surviving Corporation. The VFI Schedules list all consents, waivers and approvals under any of VFI's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI, HP or the Surviving Corporation as a result of the Merger.

    (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY"), is required to be obtained or made by VFI in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement (as defined in Section 2.19) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to VFI or HP or have a material adverse effect on the ability of the parties to consummate the Merger.

    2.5  SEC FILINGS; VFI FINANCIAL STATEMENTS.

    (a) VFI has filed all forms, reports and documents required to be filed by VFI with the SEC since January 1, 1996 and has made available to HP such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that VFI may file subsequent to the date hereof) are referred to herein as the "VFI SEC REPORTS." As of their respective dates, the VFI SEC Reports (i) were prepared in accordance with and complied with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such VFI SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of VFI's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the VFI SEC Reports (the "VFI FINANCIALS"), including any VFI SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of VFI and its subsidiaries as at the respective dates thereof and the consolidated results of VFI's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes. The balance sheet of VFI contained in VFI SEC Reports as of December 31, 1996 is hereinafter referred to as the "VFI BALANCE SHEET." Except as disclosed in the VFI Financials or in the consolidated unaudited balance sheet of VFI as of March 31, 1997 previously delivered to HP, since the date of the VFI Balance Sheet neither VFI nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of VFI and its subsidiaries taken as a whole, except for (i) liabilities identified in the VFI Balance Sheet, (ii) liabilities incurred since the date of the VFI Balance Sheet in the ordinary course of business consistent with past practices, or (iii) liabilities which, in any individual case or series of related cases, would not result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI.

    (c) VFI has heretofore furnished to HP a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by VFI with the SEC pursuant to the Securities Act or the Exchange Act.

    (d) The financial statements of VFI for the fiscal quarter ended March 31, 1997, previously delivered to HP and a copy of which is contained in the VFI Schedules (the "MARCH FINANCIALS"), were prepared in accordance with GAAP (except as may be permitted by the SEC on Form 10-Q under the Exchange Act and except that the March Financials do not contain footnotes) applied on a consistent basis throughout the periods involved and with VFI's 1996 annual financial statements previously filed with the SEC. The March Financials fairly presented the consolidated financial position of VFI and its subsidiaries as at March 31, 1997 and the consolidated results of VFI's operations and cash flows for the periods indicated in accordance with GAAP. The financial statements to be included in the Form 10-Q to be filed by VFI with the SEC with respect to the fiscal quarter ended March 31, 1997 will be, in form and substance, substantially identical to the March Financials.

    2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the VFI Balance Sheet and until the date hereof there has not been: (i) any Material Adverse Effect on VFI, (ii) any material change by VFI in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or
(iii) any material revaluation by VFI of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

    2.7  TAXES.

    (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

    (b)  TAX RETURNS AND AUDITS.

    (i) VFI and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by VFI and each of its subsidiaries with any Tax authority, except such Returns which are not material to VFI, and have paid all Taxes shown to be due on such Returns.

    (ii) VFI and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, the Federal Insurance Contribution Act ("FICA"), the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld.

   (iii) There is no Tax deficiency outstanding, proposed or assessed against VFI or any of its subsidiaries, nor has VFI or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

    (iv) No audit or other examination of any Return of VFI or any of its subsidiaries by any Tax authority is in progress, nor has VFI or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

    (v) No adjustment relating to any Returns filed by VFI or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to VFI or any of its subsidiaries or any representative thereof.

    (vi) Neither VFI nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the VFI Balance Sheet, whether asserted or unasserted, contingent or otherwise, which in any individual case or series of related cases, would result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI other than any liability for unpaid Taxes that may have accrued since the date of the VFI Balance Sheet in connection with the operation of the business of VFI and its subsidiaries in the ordinary course.

   (vii) There is no contract, agreement, plan or arrangement to which VFI is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of VFI or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

  (viii) Neither VFI nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by VFI.

    (ix) Neither VFI nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement, except as required by applicable law.

    (x) Except as may be required as a result of the Merger, VFI and its subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

    (xi) None of VFI's or its subsidiaries' assets is tax exempt use property within the meaning of Section 168(h) of the Code.

   (xii) The VFI Schedules list (A) any foreign Tax holidays, (B) any intercompany transfer pricing agreements, or other arrangements that have been established by VFI or any of its subsidiaries with any Tax authority and (C) any expatriate programs or policies affecting VFI or any of its subsidiaries as of the date of this Agreement.

    2.8  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

    (a) The VFI Schedules list the real property owned by VFI as of the date of this Agreement. The VFI Schedules list all real property being leased as of the date of this Agreement. All such real property is being leased pursuant to lease agreements that are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would, in VFI's reasonable judgment, give rise to a claim in an amount greater than $1 million.

    (b) VFI has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS"), except as reflected in the VFI Financials and except for liens for taxes not yet due and payable and such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

    2.9 INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:

    "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights therein: (i) all United States, international and foreign patents and applications (including provisional applications) therefor that have not been abandoned or withdrawn; (ii) all inventions (whether patentable or not), invention disclosures, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing, and all improvements thereto; (iii) all copyrights, registered copyrights and applications therefor, and moral or equivalent rights, throughout the world; (iv) all industrial designs registered industrial designs and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, registered trademarks and service marks and applications therefor that have not been abandoned or withdrawn, throughout the world; and (vi) all databases and data collections and all rights therein, throughout the world.

    "VFI INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or filed in the name of, VFI or any of its subsidiaries.

    "VFI PRODUCT" shall mean any hardware or software product that is distributed by or for VFI, either directly or indirectly, or any software tool used by VFI in the performance of any services provided to VFI's customers, as of the date hereof.

    "VFI REGISTERED INTELLECTUAL PROPERTY" shall mean any Registered Intellectual Property owned by, or filed in the name of, VFI or any of its subsidiaries.

    "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents and patent applications (including provisional applications) that have not been abandoned or withdrawn; (ii) registered trademarks and service marks and applications therefor that have not been abandoned or withdrawn; (iii) registered copyrights and applications therefor; and (iv) registered industrial designs and applications therefor.

    (a) Section 2.9 of the VFI Schedules lists all VFI Registered Intellectual Property as of the date hereof; and all patent applications filed by or in the name of VFI or any of its subsidiaries that have been abandoned or withdrawn and trademark and service mark registration applications filed by or in the name of VFI or any of its subsidiaries that have been abandoned or withdrawn, in each case since January 1, 1996.

    (b) Section 2.9 of the VFI Schedules lists each proceeding or action pending (including any mediation) as of the date hereof and to which VFI or any of its subsidiaries is a party before any court or tribunal (including the United States Patent and Trademark Office ("PTO"), or equivalent authority anywhere in the world) related to any VFI Registered Intellectual Property.

    (c) There is no VFI Intellectual Property or VFI Registered Intellectual Property that is subject to any proceeding or outstanding decree, order, judgment, agreement entered pursuant to an order of a court, tribunal or equivalent authority anywhere in the world, or stipulation in connection with any proceeding materially restricting in any manner the use, transfer, or licensing thereof by VFI, or that would be likely to materially and adversely affect the validity, use or enforceability of any VFI Intellectual Property or VFI Registered Intellectual Property. VFI is not a party to any proceeding or outstanding decree, order, judgment, agreement entered pursuant to an order of a court, tribunal or equivalent authority anywhere in the world, or stipulation in connection with any proceeding materially restricting in any manner the use, transfer, or licensing by VFI of any Intellectual Property of any third party that is incorporated into a necessary component of any VFI Product.

    (d) Each item of VFI Registered Intellectual Property is subsisting; all necessary registration, maintenance and renewal fees due as of the date hereof in connection with such VFI Registered Intellectual Property have been paid and all documents and certificates required to be filed with a patent, copyright, trademark or other governmental authority in the United States or any foreign jurisdiction for the purposes of maintaining such VFI Registered Intellectual Property have been filed with such authority, except where the failure to pay any fees or file any such documents would not result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI, or upon the Closing, to HP or the Surviving Corporation.

    (e) VFI: (i) owns and has good title to, or has all necessary licenses (either express or implied) under or to, each item of Intellectual Property that is incorporated into a necessary component of any VFI Product, including all VFI Registered Intellectual Property, but excluding any Intellectual Property incorporated into a necessary component of any VFI Product that has been developed or created by a third party for VFI, free and clear of any Lien (other than (A) licenses and related restrictions, (B) any Lien reflected in the VFI Financials, and (C) any Lien not material in character, amount or extent; and which Liens do not result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI); (ii) owns and has good and exclusive title to, or has all necessary licenses (either express or implied) under or to, each item of Intellectual Property that is incorporated into a necessary component of the VFI Products specified in Section 2.9 of the VFI Schedules, including all VFI Registered Intellectual Property, but excluding any Intellectual Property incorporated into a necessary component of any such VFI Products that has been developed or created by a third party for VFI, free and clear of any Lien (other than (A) licenses and related restrictions, (B) any Lien reflected in the VFI Financials, and (C) any Lien not material in character, amount or extent; and which Liens do not result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI), excluding any custom development work of VFI Products performed by VFI or any of its subsidiaries for any third party or, to the extent that failure to so own, have such title or license would have a Material Adverse Effect on VFI; and
(iii) owns and has good title to, or has a license to each trademark and trade name used in connection with the distribution of any VFI Products.

    (f) To the extent that any Intellectual Property incorporated into a necessary component of any VFI Products has been developed or created by a third party for VFI, VFI either (i) has obtained ownership of, free and clear of any Lien (other than (A) licenses and related restrictions, (B) any Lien reflected in the VFI Financials, and (C) any Lien not material in character, amount or extent; and which Liens do not materially detract from the current manner of manufacture, use or distribution of such VFI Products that include such Intellectual Property), or (ii) has obtained a license under or to such third party's Intellectual Property, to the extent it is legally possible to do so; except to the extent that the failure to do so does not result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI.

    (g) Between January 1, 1996 and the date hereof, VFI has not transferred ownership of, or granted any exclusive license with respect to, any VFI Intellectual Property owned by VFI or any of its subsidiaries at the time of its development or any VFI Registered Intellectual Property, to any third party; except to the extent such Intellectual Property pertains to custom development work of VFI Products performed by VFI or any of its subsidiaries for any third party or if such transfer or grant would not result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI.

    (h) Section 2.9 of the VFI Schedules lists all material contracts, licenses and other agreements to which VFI is a party as of the date hereof (i) with respect to VFI Intellectual Property licensed or transferred by VFI or any of its subsidiaries to any third party (other than (A) those with end-users entered into in the ordinary course of business, (B) those with distributors or resellers entered into in the ordinary course of business, (C) those entered into in connection with the sale or lease of hardware products and associated software entered into in the ordinary course of business, (D) those relating to the performance of services by VFI in the ordinary course of business, and (E) those entered into in the ordinary course of business on terms that do not materially deviate from VFI's standard terms previously disclosed to HP); or
(ii) pursuant to which a third party is licensing or transferring any Intellectual Property to VFI or any of its subsidiaries that is incorporated into a necessary component of a VFI Product (other than (A) those entered into in connection with the custom development work of VFI Products performed by VFI or any of its subsidiaries for any third party, (B) those that pertain to mass-marketed products commercially available to similarly situated businesses, (C) those that pertain to publicly available protocols or specifications that are used in the development of VFI Products, and (D) those entered into in the ordinary course of business on terms that do not materially deviate from VFI's standard terms previously disclosed to HP.)

    (i) Following the Closing Date, the Surviving Corporation will be permitted to exercise all of VFI's rights under the contracts, licenses and agreements required to be listed in Section 2.9 of the VFI Schedules to the same extent VFI would have been permitted to exercise such rights had the transactions contemplated by this Agreement not occurred and without the payment of any material additional amounts or consideration other than ongoing fees, royalties or payments which VFI would have been required to pay had the transactions contemplated by this Agreement not occurred; except to the extent that any contract, license, agreement or activity of HP or the Surviving Corporation (entered into or taken by the Surviving Corporation after the Closing) affects the exercise of such rights or the payment of such amounts.

    (j) Section 2.9 of the VFI Schedules lists or specifically refers to all material contracts, licenses and agreements to which VFI or any of its subsidiaries is a party as of the date hereof and wherein or whereby VFI or any of its subsidiaries has agreed to, or assumed, any material obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any material obligation or liability with respect to the infringement or misappropriation by VFI or such third party of the Intellectual Property of any third party (other than (A) those with end-users entered into in the ordinary course of business,
(B) those with distributors or resellers entered into in the ordinary course of business, (C) those entered into in connection with the sale or lease of hardware products and associated software entered into in the ordinary course of business, (D) those relating to the performance of services by VFI in the ordinary course of business, and (E) those entered into in the ordinary course of business on terms that do not materially deviate from VFI's standard terms previously disclosed to HP).

    (k) The operation of the business of VFI as such business is currently being operated with respect to VFI Products (including VFI's design, development, manufacture, marketing and sale of VFI Products) is not infringing or misappropriating the Intellectual Property of any third party (provided that with respect to patent rights, such representation is limited to VFI's knowledge) to the extent that such infringement or misappropriation will result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI.

    (l) Since January 1, 1993, VFI has not received written notice from any third party that any VFI Product infringes or misappropriates the Intellectual Property of any third party to the extent that such infringement or misappropriation will result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI.

    (m) To the knowledge of VFI, no person is infringing or misappropriating any VFI Intellectual Property that would result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI.

    (n) VFI has taken reasonable steps to protect VFI's rights in VFI's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to VFI. Without limiting the foregoing, VFI makes reasonable and customary efforts to implement a policy requiring each employee and contractor to execute a proprietary information/ confidentiality agreement in VFI's standard form (as may have been changed over time).

    2.10  COMPLIANCE; PERMITS; RESTRICTIONS.

    (a) Neither VFI nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of any law, rule, regulation, order, judgment or decree applicable to VFI or any of its subsidiaries or by which VFI or any of its subsidiaries or any of their respective properties is bound or affected, except for conflicts, violations and defaults that individually would not cause, in VFI's reasonable judgment, VFI to lose benefits aggregating to $1 million or more, or to incur liabilities aggregating to $1 million or more. No investigation or review by any Governmental Entity is pending or, to the knowledge of VFI, has since January 1, 1993, been threatened in a writing delivered to VFI against VFI or any of its subsidiaries, nor, to VFI's knowledge, has any Governmental Entity indicated an intention in a writing delivered to VFI to conduct an investigation of VFI or any of its subsidiaries. There is no material judgment, injunction, order or decree binding upon VFI or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of VFI or any of its subsidiaries, any acquisition of material property by VFI or any of its subsidiaries or the conduct of business by VFI as currently conducted.

    (b) VFI and its subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from a Governmental Entity that are material to and required for the operation of the business of VFI as currently conducted (collectively, the "VFI PERMITS"), other than such VFI Permits, which if not held, would not result, in VFI's reasonable judgment, in a loss of material benefit to or any material liability to VFI. VFI and its subsidiaries are in compliance in all material respects with the terms of the VFI Permits, except where the failure to be in compliance with the terms of the VFI Permits would not result, in VFI's reasonable judgment, in a loss of material benefit to or any material liability to VFI.

    2.11 LITIGATION. There is no action, suit, proceeding, arbitration or investigation by a Governmental Entity pending, and to VFI's knowledge, no person in a writing delivered to VFI since January 1, 1993 has threatened to commence any action, suit, proceeding, arbitration or investigation against VFI or any of its subsidiaries or to allege a claim which, in any individual case or series of related cases, would result, in VFI's reasonable judgment, in a loss of material benefit to or any material liability to VFI. No Governmental Entity has at any time since January 1, 1996 challenged or questioned in a writing delivered to VFI the legal right of VFI to manufacture, offer or sell any of its products in the present manner or style thereof.

    2.12 BROKERS' AND FINDERS' FEES. Except for fees payable to Deutsche Morgan Grenfell Inc. pursuant to an engagement letter dated March 4, 1997, a copy of which has been provided to HP, VFI has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    2.13  EMPLOYEE BENEFIT PLANS.

    (a) The VFI Schedules contain an accurate and complete list of each plan, program, policy, contract, or agreement in effect as of the date of this Agreement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, written or otherwise, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is being maintained or contributed to by VFI or any trade or business which is under common control with VFI within the meaning of Section 414 of the Code (an "AFFILIATE") (or which has been maintained or contributed to and under which VFI has, as of the date of this Agreement, material obligations under) for the benefit of any current, former, or retired employee, officer, or director of VFI or any Affiliate (the "VFI EMPLOYEE PLANS"). As of the date of this Agreement, VFI does not have any plan, commitment or intention, whether legally binding or not, to establish any new VFI Employee Plan, to materially modify any VFI Employee Plan (except to the extent required by law or to conform any such VFI Employee Plan to the requirements of any applicable law, in each case as previously disclosed to HP in writing, or as required by this Agreement), or to enter into any VFI Employee Plan.

    (b) VFI has provided or made available to HP (i) correct and complete copies of all documents embodying each VFI Employee Plan including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each VFI Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each VFI Employee Plan or related trust; (iv) if the VFI Employee Plan is funded, the most recent annual and periodic accounting of VFI Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each VFI Employee Plan; (vi) all IRS determination letters and rulings issued to VFI relating to VFI Employee Plans; (vii) all material agreements and contracts relating to each VFI Employee Plan, including but not limited to, administration service agreements, group annuity contracts and group insurance contracts; (viii) all material communications from VFI to any Employees relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events with respect to any VFI Employee Plan which would result in any material liability to VFI; and (ix) all registration statements and the most recent prospectuses prepared in connection with each VFI Employee Plan.

    (c) (i) VFI has performed in all respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each VFI Employee Plan, except for any such nonperformance, default or violation, which in any individual case or series of related cases, would not result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI and each VFI Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations (including any applicable exemptions thereto), including but not limited to ERISA or the Code; except in any individual case or series of related cases, as would not result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI; (ii) each VFI Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such VFI Employee Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination, and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, or Section 4975 of the Code has occurred with respect to any VFI Employee Plan; (iv) there are no actions, suits or administrative proceedings pending and to the knowledge of VFI, no person has since January 1, 1993 threatened in a writing delivered to VFI to commence an action or suit against any VFI Employee Plan or against the assets of any VFI Employee Plan, except in any individual case or series of related cases, as would not result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI; and (v) each VFI Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to VFI, HP or any Affiliate (other than liabilities that may arise in accordance with the terms of such VFI Employee Plan, including ordinary administration expenses typically incurred in a termination event); (vi) there are no material inquiries or proceedings pending against VFI, and, to the knowledge of VFI or any Affiliate, neither the IRS nor the Department of Labor ("DOL") has since January 1, 1993 threatened in a writing delivered to VFI to commence an inquiry or proceeding against VFI with respect to any VFI Employee Plan; and (vii) neither VFI nor any Affiliate is subject to any penalty or tax in excess of $1 million with respect to any VFI Employee Plan under Section 402(1) of ERISA or Section 4975 through 4980 of the Code.

    (d) VFI does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any pension plan which is subject to Title IV of ERISA or Section 412 of the Code.

    (e) At no time has VFI contributed to or been requested to contribute to any "multi-employer plan," as defined in Section 3(37) of ERISA.

    (f) No VFI Employee Plan provides, or has any liability to provide, life insurance or medical or other employee welfare benefits to any employee upon his or her retirement or termination of employment for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or other applicable statute, and VFI has never represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance or medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

    (g) Neither VFI nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA or any similar provisions of state law applicable to its employees.

    (h) The execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute an event under any VFI Employee Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current, former or retired employee of VFI, except to the extent required by statute.

    (i) No payment or benefit which will or may be made (i) by VFI or its affiliates, or (ii) (x) pursuant to or as a result of any agreement or understanding in place as of the date of this Agreement or (y) to VFI's knowledge as of the date hereof HP or any of its affiliates, with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

    2.14 EMPLOYEES; LABOR MATTERS. Between January 1, 1996 and the date of this Agreement, to VFI's knowledge based on written notice from a former employer of a VFI employee, no employee of VFI has violated any employment contract, patent disclosure agreement or non competition agreement between such employee and any former employer of such employee due to such employee being employed by VFI and disclosing to VFI trade secrets or proprietary information of such employer. To VFI's knowledge, there are no activities or proceedings of any labor union to organize any employees of VFI or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of VFI or any of its subsidiaries. VFI is not, and has never been, a party to any collective bargaining agreement. VFI and its subsidiaries are, and since January 1, 1996, VFI and its subsidiaries have been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law), except for any noncompliance which, in any individual case or series of related cases, would not result, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI.

    2.15  ENVIRONMENTAL MATTERS.

    (a) HAZARDOUS MATERIAL. Except as reasonably would not result, in any individual case or series of related cases, in VFI's reasonable judgment, in a loss of material benefit to or any material liability to VFI, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a "HAZARDOUS MATERIAL") are present, as a result of the actions of VFI or any of its subsidiaries or any affiliate of VFI, or, to VFI's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that VFI or any of its subsidiaries has at any time owned, operated, occupied or leased.

    (b) HAZARDOUS MATERIALS ACTIVITIES. Except as reasonably would not, in any individual case or series of related cases, result, in VFI's reasonable judgment, in a loss of material benefit to or any material liability to VFI, (i) neither VFI nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law currently in effect, and (ii) neither VFI nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    (c) PERMITS. VFI and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "VFI ENVIRONMENTAL PERMITS") necessary for the conduct of VFI's and its subsidiaries' Hazardous Material Activities and other businesses of VFI and its subsidiaries as such activities and businesses are currently being conducted. VFI and its subsidiaries are in compliance in all material respects with the terms of the VFI Environmental Permits, except as would not result, in VFI's reasonable judgment, in a loss of material benefit to or any material liability to VFI.

    (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, and to VFI's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim has since January 1, 1996 been threatened by any Governmental Entity against VFI or any of its subsidiaries in a writing delivered to VFI concerning any VFI Environmental Permit, Hazardous Material or any Hazardous Materials Activity of VFI or any of its subsidiaries.

    2.16 AGREEMENTS, CONTRACTS AND COMMITMENTS. As of the date of this Agreement, neither VFI nor any of its subsidiaries is a party to or is bound by:

    (a) any employment or consulting agreement, contract or commitment with any
(i) officer or (ii) employee whose annual base compensation exceeds $125,000 or member of VFI's Board of Directors, other than those that are terminable by VFI or any of its subsidiaries on no more than 30 days notice without liability or financial obligation, except to the extent general principles of wrongful termination law or applicable foreign law may limit VFI's or any of its subsidiaries' ability to terminate employees at will;

    (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

    (c) any agreement of indemnification or any guaranty other than: (i) any agreement of indemnification or guaranty entered into in the ordinary course of business, (ii) any agreement of indemnification entered into in connection with the sale or lease of hardware products (or in connection with the sale, lease or license of the software related to or incorporated in hardware products) in the ordinary course of business, (iii) any agreement of indemnification entered into in connection with services performed in the ordinary course of business, (iv) any indemnification agreement between VFI or any of its subsidiaries and any of their respective officers, directors or employees; (v) guarantees of obligations of a VFI subsidiary by VFI or another VFI subsidiary in the ordinary course of business, and (vi) any agreement of indemnification entered into in connection with the licensing by VFI of software in the ordinary course of business;

    (d) any agreement, contract or commitment containing any covenant limiting in any material respect the right of VFI or any of its subsidiaries or subsequent parent or sister companies to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

    (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by VFI or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which VFI has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

    (f) any joint marketing or development agreement currently in force under which VFI or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 30 days or less, or any material agreement pursuant to which VFI or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by VFI or any of its subsidiaries and which may not be canceled without penalty upon notice of 90 days or less;

    (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to VFI and its subsidiaries taken as a whole, except for (i) any agreement, contract or commitment pursuant to which source code is provided for maintenance of the source code or for development of modifications thereto only, and not for distribution of source or object code to third parties, and (ii) any source code escrow agreement entered into in the ordinary course of business that contains provisions relating to the release of source code if VFI and/or any of its subsidiaries ceases to do business or fails to provide appropriate maintenance; or

    (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any VFI Product, except as a distributor in the normal course of business.

    Neither VFI nor any of its subsidiaries, nor to VFI's knowledge any other party to a VFI Contract (as defined below), is in breach, violation or default under, and neither VFI nor any of its subsidiaries has since January 1, 1996 received, to its knowledge, written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which VFI or any of its subsidiaries is a party or by which it is bound that are exhibits to VFI's SEC Reports, that are required to be disclosed in the VFI Schedules pursuant to clauses (a) through
(h) above or pursuant to Section 2.9 hereof or that are otherwise material to VFI (any such agreement, contract or commitment, a "VFI CONTRACT") in such a manner as would permit any other party to cancel or terminate any such VFI Contract, or would permit any other party to seek damages, which would result, in VFI's reasonable judgment, in a loss of benefits to VFI and/or liabilities to VFI in excess of $1 million (for any individual breach, violation or default).

    2.17 POOLING OF INTERESTS. Neither VFI nor any of its directors, officers, affiliates or stockholders has taken any action which would preclude HP's ability to account for the Merger as a pooling of interests.

    2.18 CHANGE OF CONTROL PAYMENTS. The VFI Schedules set forth each plan or agreement as to which VFI is a party as of the date hereof pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of VFI as a result of or in connection with the Merger.

    2.19 STATEMENTS; PROXY STATEMENT/PROSPECTUS. The information supplied by VFI for inclusion in the Registration Statement (as defined in Section 3.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by VFI for inclusion in the proxy statement/prospectus to be sent to the stockholders of VFI in connection with the meeting of VFI's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "VFI STOCKHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT") shall not, on the date the Proxy Statement is first mailed to VFI's stockholders or at the time of the VFI Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the VFI Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to VFI or any of its affiliates, officers or directors should be discovered by VFI which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, VFI shall promptly inform HP. Notwithstanding the foregoing, VFI makes no representation or warranty with respect to any information supplied by HP or Merger Sub which is contained in any of the foregoing documents.

    2.20 BOARD APPROVAL. The Board of Directors of VFI has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of VFI and its stockholders, and (ii) to recommend that the stockholders of VFI approve and adopt this Agreement and approve the Merger.

    2.21 FAIRNESS OPINION. VFI's Board of Directors has received an opinion from Deutsche Morgan Grenfell dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to VFI's stockholders from a financial point of view and will deliver to HP a copy of such opinion within 3 business days following the date hereof.

    2.22  SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT
APPLICABLE. The Board of Directors of VFI has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

    2.23 CUSTOMS. VFI has acted with reasonable care to properly value and classify, in accordance with applicable tariff laws, rules and regulations, all goods that VFI or any of its subsidiaries import into the United States or into any other country (the "IMPORTED GOODS"). To VFI's knowledge, there are currently no claims for material amounts pending against VFI by the U.S. Customs Service (or other foreign customs authorities) relating to the valuation, classification or marking of the Imported Goods. To VFI's knowledge, since January 1, 1993, there have not been any material penalties assessed or claimed by the U.S. Customs Service or foreign customs authorities with respect to the Imported Goods. To VFI's knowledge, VFI and its subsidiaries have paid to the U.S. Customs Service and relevant foreign customs authorities, with such exceptions as are not material, all duties, tariffs and excise taxes assessed, due and payable prior to April 22, 1997 with such exceptions as would not result, in any individual case or series of related cases, in VFI's reasonable judgment, in a loss of material benefits to or any material liability to VFI.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF HP AND MERGER SUB

    HP and Merger Sub represent and warrant to VFI as follows:

    3.1  ORGANIZATION OF HP.

    (a) Each of HP and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on HP.

    (b) HP has delivered or made available to VFI a true and correct copy of the charter and Bylaws of HP and Merger Sub, each as amended to date, and each such instrument is in full force and effect. Neither HP nor Merger Sub is in violation of any of the provisions of its charter or Bylaws.

    (c) When used in connection with HP, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of HP and its subsidiaries taken as a whole; PROVIDED, HOWEVER, that (i) any adverse change, event or effect that is proximately caused by conditions affecting the United States economy generally or the economy of any nation or region in which HP or any of its subsidiaries conducts a material amount of business shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to HP (unless such conditions adversely affect HP in a materially disproportionate manner), (ii) any adverse change, event or effect that is proximately caused by conditions affecting any industry in which HP competes shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to HP (unless such conditions adversely affect HP in a materially disproportionate manner), (iii) any adverse change, event or effect that is proximately caused by the announcement or pendency of the Merger shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to HP, and (iv) any adverse change, event or effect that is proximately caused by any breach by VFI of any covenant or obligation set forth in this Agreement shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to HP; and, PROVIDED FURTHER, that with respect to any dispute regarding whether a change, event or effect is "proximately caused" by any of the foregoing, HP shall have the burden of proof by a preponderance of the evidence.

    3.2 HP AND MERGER SUB CAPITAL STRUCTURE. The authorized capital stock of HP consists of 2,400,000,000 shares of Common Stock, of which there were 1,016,181,501 shares issued and outstanding as of January 31, 1997, and 300,000,000 shares of Preferred Stock, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.01 par value, 100 of which, as of the date hereof, are issued and outstanding and are held by HP. Merger Sub was formed on April 11, 1997, for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose. All outstanding shares of HP Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of HP or any agreement or document to which HP is a party or by which it is bound.

    3.3  AUTHORITY.

    (a) Each of HP and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of HP and Merger Sub, subject only to the filing of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of HP and Merger Sub and, assuming the due authorization, execution and delivery by VFI, constitutes the valid and binding obligation of HP and Merger Sub, enforceable against HP and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of HP and Merger Sub does not, and the performance of this Agreement by each of HP and Merger Sub will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of HP or the Certificate of Incorporation or Bylaws of Merger Sub, (ii) conflict with or violate in any material respect any law, rule, regulation, order, judgment or decree applicable to HP or Merger Sub or by which any of their respective properties is bound or affected or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair HP's rights or alter the material rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of HP or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which HP or Merger Sub is a party or by which HP or Merger Sub or any of their respective properties are bound or affected.

    (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by HP or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of a Form S-4 Registration Statement (the "REGISTRATION STATEMENT") with, and the declaration of the effectiveness of the Registration Statement by, the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to HP or VFI or have a material adverse effect on the ability of the parties to consummate the Merger.

    3.4  SEC FILINGS; HP FINANCIAL STATEMENTS.

    (a) HP has filed all forms, reports and documents required to be filed by HP with the SEC since November 1, 1995, and has made available to VFI such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that HP may file subsequent to the date hereof) are referred to herein as the "HP SEC REPORTS." As of their respective dates, the HP SEC Reports (i) were prepared in accordance with, and in compliance with, the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such HP SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of HP's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the HP SEC Reports (the "HP FINANCIALS"), including any HP SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of HP and its subsidiaries as at the respective dates thereof and the consolidated results of HP's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes. The balance sheet of HP contained in HP SEC Reports as of January 31, 1997 is hereinafter referred to as the "HP BALANCE SHEET."

    3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the HP Balance Sheet, there has not been any Material Adverse Effect on HP.

    3.6 STATEMENTS; PROXY STATEMENT/PROSPECTUS. The information supplied by HP for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by HP for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to VFI's stockholders or at the time of the VFI Stockholders' Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the VFI Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time, any event relating to HP or any of its affiliates, officers or directors should be discovered by HP which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, HP shall promptly inform VFI. Notwithstanding the foregoing, HP makes no representation or warranty with respect to any information supplied by VFI which is contained in any of the foregoing documents.

    3.7 POOLING OF INTERESTS. Neither HP nor any of its directors, officers, affiliates or stockholders has taken any action which would preclude HP's ability to account for the Merger as a pooling of interests.

    3.8 VALID ISSUANCE. The HP Common Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

    3.9 NO OWNERSHIP OF VFI COMMON STOCK. HP does not own, beneficially or of record, any shares of VFI Common Stock.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, VFI and each of its subsidiaries shall, except as permitted by the terms of this Agreement or to the extent that HP shall otherwise consent in writing, which consent shall not be unreasonably withheld, or as provided in Section 4 of the VFI Schedules, carry on its business, in all material respects, in the usual, regular and ordinary course, and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its reasonable best efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

    In addition, except as permitted by the terms of this Agreement, and except as provided in Section 4 of the VFI Schedules, without the prior written consent of HP (which consent shall not be unreasonably withheld) during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, VFI shall not do any of the following and shall not permit its subsidiaries to do any of the following (except as required by applicable law):

    (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

    (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to HP, or adopt any new severance plan;

    (c) Transfer or license to any person or entity or otherwise extend the term of any agreement with respect to, amend or modify in any material respect any rights (including without limitation distribution rights) to the VFI Intellectual Property, or enter into assignments of future patent rights, other than non-exclusive licenses and distribution rights in the ordinary course of business and consistent with past practice;

    (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

    (e) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of VFI, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to agreements in effect as of the date hereof;

    (f) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance delivery and/or sale of (i) shares of VFI Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) shares of VFI Common Stock issuable to participants in the VFI ESPP consistent with the terms thereof and (iii) shares of VFI Common Stock upon the exercise of rights outstanding as of the date hereof under the 1997 Phantom Plan.

    (g) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

    (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of VFI or enter into any material joint ventures, strategic partnerships or alliances;

    (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of VFI, except in the ordinary course of business consistent with past practice or lend funds to any third party (other than intracompany loans and travel advances in the ordinary course of business);

    (j) Incur any indebtedness for borrowed money (other than (i) in connection with the financing of ordinary course trade payables; (ii) pursuant to existing credit facilities or any modifications, renewals or replacements of such credit facilities (it being understood that the maximum amount of borrowing which may be made under such credit facilities may be increased by up to 20% of the current maximum amount) in the ordinary course of business; (iii) in connection with leasing activities in the ordinary course of business; or (iv) for tax planning purposes in the ordinary course of business) or guarantee any indebtedness of any person for borrowed money (except that VFI may guarantee any indebtedness of any subsidiary of VFI, and any subsidiary of VFI may guarantee any indebtedness of VFI or of any other subsidiary of VFI), or issue or sell any debt securities or warrants or rights to acquire debt securities of VFI or guarantee any debt securities of others;

    (k) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, enter into any employment contract (other than: (x) offer letters and letter agreements with employees who are terminable "at will,"
(y) as required by law, or (z) employment contracts that are customarily entered into outside the United States), pay any special bonus or special remuneration to any director or employee other than in the ordinary course of business, consistent with past practice, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

    (l) Make any payments outside of the ordinary course of business in excess of $1 million for purposes of settling any dispute;

    (m) Take any action, or permit any of its affiliates to take any action, that would be reasonably likely to interfere with HP's ability to account for the Merger as a pooling of interests whether or not otherwise permitted by the provisions of this Article IV;

    (n) Enter into any material agreement requiring the consent or approval of any third party with respect to the Merger; or

    (o) Agree in writing or otherwise to take any of the actions described in
Article 4 (a) through (n) above.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER FILINGS; BOARD RECOMMENDATIONS.

    (a) As promptly as practicable after the execution of this Agreement, VFI and HP will prepare, and file with the SEC, the Proxy Statement and HP will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of VFI and HP will respond to any comments of the SEC, will use its respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and, to the extent that presenting this Agreement and the Merger to VFI's stockholders for their approval and adoption would not violate applicable law, VFI will cause the Proxy Statement to be mailed to the VFI stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of VFI and HP will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of VFI and HP will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. Each of VFI and HP will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever VFI or HP obtains knowledge of the occurrence of any event which is required to be set forth in an amendment or supplement to the Proxy Statement, the

Registration Statement or any Other Filing, VFI or HP, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/ or mailing to stockholders of VFI, such amendment or supplement.

    (b) The Proxy Statement will include the recommendation of the Board of Directors of VFI in favor of adoption and approval of this Agreement and approval of the Merger (except that notwithstanding anything to the contrary contained in this Agreement, the Board of Directors of VFI may withdraw, modify in a manner adverse to HP or refrain from making such recommendation to the extent that the Board determines, in good faith, after consultation with outside legal counsel, that compliance with the Board's fiduciary duties under applicable law would require it to do so).

    5.2 MEETING OF STOCKHOLDERS. Promptly after the date hereof, to the extent permitted of the Board of Directors of VFI under applicable law, VFI will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene and hold the VFI Stockholders' Meeting to be held as promptly as practicable (on a date reasonably acceptable to the parties hereto), and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Agreement, VFI may adjourn or postpone the VFI Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to VFI's stockholders in advance of a vote on the Merger and this Agreement. Unless the Board of Directors of VFI withdraws, modifies or refrains from making the recommendation set forth in Section 5.1(b) in accordance with Section 5.1(b), VFI will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and to take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the New York Stock Exchange or Delaware Law to obtain such approvals.

    5.3  CONFIDENTIALITY; ACCESS TO INFORMATION.

    (a) The parties acknowledge that VFI and HP have previously executed a Confidential Disclosure Agreement, dated as of February 24, 1997 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

    (b) ACCESS TO INFORMATION. VFI will afford HP and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of VFI during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of VFI, as HP may reasonably request. No information or knowledge obtained by HP in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    5.4  NO SOLICITATION.

    (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, VFI and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any Acquisition Proposal (as defined below) by any person, entity or group (other than HP and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning VFI or any of its subsidiaries to, or afford any access to the properties, books or records of VFI or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than HP and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to VFI. For the purposes of this Agreement, an "ACQUISITION PROPOSAL" means any proposal or offer for (i) any merger, consolidation, sale of substantial assets or similar transactions involving VFI or any of its material subsidiaries (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement), (ii) sale by VFI of any shares of capital stock of VFI except as may be permitted pursuant to Article IV, (iii) without limiting clause (ii) above, the acquisition by any person (including without limitation by way of a tender offer or an exchange offer) of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of VFI (except for acquisitions in the market for passive investment purposes of not more than 15% of the then outstanding shares of capital stock of VFI only in circumstances where the person or group qualifies for filing a Schedule 13G with respect thereto and is not and does not become obligated to file a Schedule 13D); or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. VFI will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. VFI will (i) notify HP as promptly as practicable if it receives any Acquisition Proposal or written inquiry or any written request for information or access in connection with a potential Acquisition Proposal and (ii) as promptly as practicable notify HP of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this
Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, VFI and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than HP or any of its affiliates, agents or representatives); PROVIDED, HOWEVER, that nothing contained in this Agreement shall prohibit VFI's Board of Directors from taking and disclosing to VFI's stockholders a position with respect to a tender or exchange offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

    (b) Notwithstanding anything to the contrary contained in Section 5.4(a) or elsewhere in this Agreement but subject to the prohibitions contained in the subparagraphs of Section 4.1 hereof, prior to the Effective Time, VFI may, to the extent the Board of Directors of VFI determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c) below, furnish non-public information, and afford access to the properties, books or records of VFI, to any person, entity or group after such person, entity or group has delivered to VFI in writing, an unsolicited bona fide Acquisition Proposal (which may be subject to customary conditions, including a "due diligence" condition) which the Board of Directors of VFI in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would reasonably be likely to result in a transaction more favorable than the Merger to the stockholders of VFI from a financial point of view (a "SUPERIOR PROPOSAL"). In addition, notwithstanding the provisions of paragraph (a) above or any other provisions of this Agreement, in connection with an Acquisition Proposal or a possible Acquisition Proposal, VFI may refer any third party to this Section 5.4 or make a copy of this Section 5.4 available to a third party. In the event VFI receives a Superior Proposal, nothing contained in this Agreement (but subject to the terms of this paragraph (b)) will prevent the Board of Directors of VFI from recommending such Superior Proposal to its stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of VFI may (in accordance with Section 5.1(b)) withdraw, modify or refrain from making its recommendation set forth in Section 5.1(b), and, to the extent it does so, VFI may refrain from soliciting proxies to secure the vote of its stockholders as may otherwise be required by Section 5.2; PROVIDED, HOWEVER, that VFI shall (i) provide HP at least 24 hours prior notice of any VFI Board meeting at which VFI's Board of Directors is reasonably expected to consider a Superior Proposal and (ii) not recommend to its stockholders a Superior Proposal for a period of not less than the greater of 2 business days and 48 hours after HP's receipt of a copy of such Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing); and PROVIDED FURTHER, that unless this Agreement is terminated pursuant to
Section 7.1, nothing contained in this Section 5.4(b) shall limit VFI's obligation to hold and convene the VFI Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of VFI shall have been withdrawn, modified or not yet made) or to provide the VFI stockholders with material information relating to such meeting.

    (c) Notwithstanding anything to the contrary in this Section 5.4, VFI will not provide any non-public information to a third party unless: (i) VFI provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (ii) such non-public information has been previously delivered to HP.

    5.5 PUBLIC DISCLOSURE. HP and VFI will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. At any time after the date hereof, VFI may file with the SEC a report on Form 8-K with respect to this Agreement and may file a copy of this Agreement and any related agreements as an exhibit to such report, provided that HP shall have a reasonable opportunity to review and comment on such report prior to filing. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

    5.6 LEGAL REQUIREMENTS. Each of HP, Merger Sub and VFI will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals by or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity, and any other such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. HP will use its reasonable best efforts to take such steps as may be necessary to comply with the securities, blue sky and related laws of all jurisdictions which are applicable to the issuance of HP Common Stock pursuant hereto. VFI will use its reasonable best efforts to assist HP as may be necessary to comply with the securities, blue sky and related laws of all jurisdictions which are applicable in connection with the issuance of HP Common Stock pursuant hereto.

    5.7 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, HP and VFI will each use its reasonable best efforts to obtain any material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

    5.8 NOTIFICATION OF CERTAIN MATTERS. HP and Merger Sub will give prompt notice to VFI, and VFI will give prompt notice to HP, after obtaining knowledge of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time such that the condition set forth in Section 6.2(a) or 6.3(a), as the case may be, would not be satisfied as a result thereof or (b) any failure of HP and Merger Sub or VFI, as the case may be, or to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that the condition set forth in Section 6.2(b) or 6.3(b), as the case may be, would not be satisfied as a result thereof. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    5.9 BEST EFFORTS AND FURTHER ASSURANCES. Subject to the respective rights and obligations of HP and VFI under this Agreement (including the rights of VFI under Section 5.1(b) and under Section 5.4(b)), each of the parties to this Agreement will use its reasonable best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement; provided that neither HP nor VFI nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Subject to the foregoing, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

    5.10  STOCK OPTIONS AND EMPLOYEE BENEFITS.

    (a) At the Effective Time, each outstanding option to purchase shares of VFI Common Stock (each a "VFI STOCK OPTION") under the VFI Stock Option Plans, whether or not exercisable, will be assumed by HP. Each VFI Stock Option so assumed by HP under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable VFI Stock Option Plan immediately prior to the Effective Time and the stock option agreement (including, without limitation, any repurchase rights) by which it is evidenced, except that (i) each VFI Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares (and no fractional shares) of HP Common Stock equal to the product of the number of shares of VFI Common Stock that were issuable upon exercise of such VFI Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of HP Common Stock and (ii) the per share exercise price for the shares of HP Common Stock issuable upon exercise of such assumed VFI Stock Option will be equal to the quotient determined by dividing the exercise price per share of VFI Common Stock at which such VFI Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. As soon as reasonably practicable after the Effective Time, HP will issue to each holder of an outstanding VFI Stock Option a notice describing the foregoing assumption of such VFI Stock Option by HP.

    (b) It is intended that VFI Stock Options assumed by HP shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent VFI Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this
Section 5.10 shall be applied consistent with such intent.

    (c) At the Effective Time, each phantom stock option grant ("VFI PHANTOM STOCK GRANT") under the VFI Phantom Stock Plans, whether or not exercisable, will be assumed by HP. Each VFI Phantom Stock Grant so assumed by HP under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable VFI Phantom Stock Plan immediately prior to the Effective Time and the phantom stock agreement by which it is evidenced, except that (i) the number of shares of stock subject to the VFI Phantom Stock Grant shall equal the number of whole shares (and no fractional shares) of HP Common Stock equal to the product of the number of shares of VFI Common Stock that were subject to such VFI Phantom Stock Grant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of HP Common Stock and (ii) the redemption value per share after the Effective Time shall be calculated based on the fair market value of a share of HP Common Stock. As soon as reasonably practicable after the Effective Time, HP will issue to each holder of an outstanding VFI Phantom Stock Grant a notice describing the foregoing assumption of such VFI Phantom Stock Grant by HP.

    (d) At the Effective Time, each outstanding purchase right (an "Assumed Purchase Right") under the ESPP shall be deemed to constitute a purchase right to acquire, on the same terms and conditions as were applicable under the ESPP immediately prior to the Effective Time, a number of shares of HP Common Stock determined as provided in the ESPP except that the purchase price of such shares of HP Common Stock under each Assumed Purchase Right shall be the lower of (i) the quotient determined by dividing eighty-five percent (85%) of the fair market value of the VFI Common Stock on the offering date of each assumed offering by the Exchange Ratio or (ii) eighty-five percent (85%) of the fair market value of the HP Common Stock on each exercise date of the assumed offering occurring after the Effective Time. As soon as practicable after the Effective Time, HP shall deliver to the participants in the ESPP appropriate notice setting forth such participants' rights pursuant thereto and that the purchase rights pursuant to the ESPP shall continue in effect on the same terms and conditions.

    (e) At the Effective Time, each outstanding right to receive cash (an "Assumed Cash Right") under the VFI Stock Bonus Plans shall be deemed to constitute a right to receive cash, on the same terms and conditions as were applicable under the VFI Stock Bonus Plans immediately prior to the Effective Time, except that the calculation of the right to receive cash shall be made using (i) as the beginning price the quotient determined by dividing eighty-five percent (85%) of the fair market value of the VFI Common Stock on the offering date of the assumed offering by the Exchange Ratio and (ii) as the ending price eighty-five percent (85%) of the fair market value of the HP Common Stock on each exercise date of the assumed offering occurring after the Effective Time. As soon as practicable after the Effective Time, HP shall deliver to the participants in the VFI Stock Bonus Plans appropriate notice setting forth such participants' rights pursuant thereto and that the rights to receive cash payments pursuant to the VFI Stock Bonus Plans shall continue in effect on the same terms and conditions.

    (f) HP shall assume all Restricted Stock Purchase Agreements and VFI shall assign its repurchase rights under such Restricted Stock Purchase Agreements to HP pursuant to Section 4(d) of the Restricted Stock Purchase Agreements. The Restricted Stock Purchase Agreements so assumed by HP under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Restricted Stock Purchase Agreement by which it is evidenced (including, without limitation, any repurchase rights) immediately prior to the Effective Time, except that (i) the Restricted Stock Purchase Agreement will be for that number of whole shares (and no fractional shares) of HP Common Stock equal to the product of the number of shares of VFI Common Stock that have not vested immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of HP Common Stock and (ii) the per share repurchase price for the unvested shares of HP Common Stock subject to the repurchase right will be equal to the quotient determined by dividing the purchase price per share of VFI Common Stock at which such VFI Common Stock was purchased under the Restricted Stock Purchase Agreement by the Exchange Ratio, rounded down to the nearest whole cent. As soon as reasonably practicable after the Effective Time, HP will issue to the holder of the Restricted Stock Purchase Agreement a notice describing the foregoing assumption of such Restricted Stock Purchase Agreements by HP.

    (g) HP will reserve sufficient shares of HP Common Stock for issuance under
Section 5.10 and under Section 1.6(c) hereof.

    5.11  FORM S-8.  HP agrees to file a registration statement on Form S-8 for
(i) the shares of HP Common Stock issuable with respect to assumed VFI Stock Options, (ii) if required, the shares of HP Common Stock issued pursuant to a Restricted Stock Purchase Agreement and (iii) the assumed "rights" under the ESPP, as soon as reasonably practical (and in any event within five days) after the Effective Time.

    5.12  INDEMNIFICATION.

    (a) From and after the Effective Time, HP will cause the Surviving Corporation to fulfill and honor in all respects the obligations of VFI pursuant to each indemnification agreement currently in effect between VFI and each person who is or was a director or officer of VFI or any of its subsidiaries at or prior to the Effective Time (the "INDEMNIFIED PARTIES") and any indemnification provisions under VFI's Certificate of Incorporation or Bylaws as in effect on the date hereof. The Certificate of Incorporation and By-laws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of VFI as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified from the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party, unless such modification is required by law.

    (b) Without limiting the provisions of paragraph (a), after the Effective Time HP will cause the Surviving Corporation, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, to indemnify and hold harmless each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of VFI or any of its subsidiaries arising out of or pertaining to the transactions contemplated by this Agreement (except in respect of actions or omissions that constitute bad faith or willful misconduct) for a period of six years after the Effective Time; PROVIDED, HOWEVER, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Party delivers to HP a written notice asserting a claim for indemnification under this Section 5.12(b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. In the event of any such claim, action, suit, proceeding or investigation (i) HP will have the right to control any defense, (ii) any counsel retained by the Indemnified Parties for any period after the Effective Time must be reasonably satisfactory to HP, and (iii) after the Effective Time, HP will cause the Surviving Corporation to pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received (provided that in the event that any Indemnified Party is not entitled to indemnification hereunder, any amounts advanced on his or her behalf shall be remitted to the Surviving Corporation); PROVIDED, HOWEVER, that neither HP nor the Surviving Corporation will be liable for any settlement effected without its express written consent. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

    (c) Without limiting any of the obligations of HP or the Surviving Corporation set forth elsewhere in this Section 5.12, HP shall cause the Surviving Corporation to maintain in effect, during the three-year period commencing as of the Effective Time, a policy of directors' and officers' liability insurance for the benefit of each of the Indemnified Parties providing coverage and containing terms no less advantageous to the Indemnified Parties than the coverage and terms of VFI's existing policy of directors' and officers' liability insurance; PROVIDED, HOWEVER, that the Surviving Corporation shall not be required to pay a per annum premium in excess of 150% of the per annum premium that VFI currently pays for its existing policy of directors' and officers' liability insurance (it being understood that, if the premium required to be paid by the Surviving Corporation for such policy would exceed such 150% amount, then the coverage of such policy shall be reduced to the maximum amount of coverage that can be obtained for a per annum premium in such 150% amount).

    (d) This Section 5.12 will survive the consummation of the Merger, is intended to benefit and may be enforced by each of the Indemnified Parties following the Effective Time, and will be binding on all successors and assigns of the Surviving Corporation and HP.

    5.13 NYSE LISTING. HP agrees to cause to be listed on the New York Stock Exchange the shares of HP Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

    5.14 VFI AFFILIATE AGREEMENT. Set forth on the VFI Schedules is a list of those persons who may be deemed to be, in VFI's reasonable judgment, affiliates of VFI within the meaning of Rule 145 promulgated under the Securities Act (each a "VFI AFFILIATE"). VFI will provide HP with such information and documents as HP reasonably requests for purposes of reviewing such list. VFI will use its reasonable best efforts to deliver or cause to be delivered to HP, as promptly as practicable on or following the date hereof, from each VFI Affiliate an executed affiliate agreement in substantially the form attached hereto as EXHIBIT B (the "VFI AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. HP will be entitled to place appropriate legends on the certificates evidencing any HP Common Stock to be received by a VFI Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the HP Common Stock, consistent with the terms of the VFI Affiliate Agreement.

    5.15 REGULATORY FILINGS; REASONABLE EFFORTS. As soon as may be reasonably practicable, VFI and HP each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. VFI and HP each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

    5.16 TAX-FREE REORGANIZATION. No party shall take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code.

    5.17 COMFORT LETTER. VFI shall use reasonable best efforts to cause Ernst & Young LLP, certified public accountants to VFI, to provide comfort letter(s) dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and reasonably acceptable to HP, relating to the performance of Ernst & Young LLP of customary procedures, including a review of interim financial statement information as described in SAS No. 71, with respect to the financial statements of VFI contained in or incorporated by reference in the Registration Statement.

    5.18  POOLING COVENANT.

    (a) Prior to the earlier of termination of this Agreement and the Effective Time, HP will not take any action, and HP will not permit any of its affiliates to take any action, that would be reasonably likely to interfere with HP's ability to account for the Merger as a pooling of interests. In addition, HP will use its reasonable best efforts to deliver or cause to be delivered to VFI, on or as promptly as practicable following the date hereof (and in any event no later than the date 30 days prior to the Effective Time), from each person who may be deemed to be an "affiliate" of HP within the meaning of Rule 145 promulgated under the Securities Act, an agreement (which will be in full force and effect as of the Effective Time) requiring such person to refrain from taking any action that would be reasonably likely to interfere with HP's ability to account for the Merger as a pooling of interests. In addition, without limiting, and in addition to, the covenants set forth in Article IV hereof, prior to the earlier of termination of this Agreement and the Effective Time, VFI will not take any action, and VFI will not permit any of its affiliates to take any action, that would be reasonably likely to interfere with HP's ability to account for the Merger as a pooling of interests.

    (b) HP shall use its reasonable best efforts to cause Price Waterhouse LLP to deliver within six business days following the date hereof to it a letter (which may contain customary qualifications and assumptions and which may be based in part on a letter from Ernst & Young LLP) to the effect that Price Waterhouse LLP concurs with HP management's conclusion that, as of that date, no condition exists that would preclude HP from accounting for the Merger as a "pooling of interests"; to the extent that HP receives such a letter, HP shall promptly deliver a copy to VFI.

    5.19 DISQUALIFIED INDIVIDUALS. VFI shall request that each Disqualified Individual (as defined below) execute an agreement whereby such Disqualified Individual will agree to limit the payments he or she may receive relating to the Merger to the extent necessary to prevent any such payment from being non-deductible under Section 280G of the Code. A Disqualified Individual shall mean any person performing personal services for VFI who would receive payments which would be non-deductible under Section 280G of the Code. VFI will use its reasonable best efforts to identify each Disqualified Individual and send each such Disqualified Individual an agreement within 20 days following the date hereof.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

    (a) VFI STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of VFI.

    (b) REGISTRATION STATEMENT EFFECTIVE; PROXY STATEMENT. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

    (c) NO ORDER; HSR ACT. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

    (d) TAX OPINIONS. HP and VFI shall each have received written opinions from their respective tax counsel (the General Tax Counsel of HP and Cooley Godward LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; PROVIDED, HOWEVER, that if the counsel to either HP or VFI does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

    (e) NYSE LISTING. The shares of HP Common Stock issuable to stockholders of VFI pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF VFI. The obligation of VFI to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by VFI:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of HP and Merger Sub contained in this Agreement shall have been true and correct on and as of the date of this Agreement (it being understood that, for purposes of determining whether such representations and warranties shall have been true and correct, (i) any inaccuracies therein that shall have been cured (without such cure resulting or being reasonably expected to result in a loss of material benefits or a material liability to HP or otherwise having or being reasonably expected to have a material negative impact on HP's business or financial condition) in all material respects shall be disregarded and (ii) any inaccuracy therein (together with all other inaccuracies) that shall not have resulted nor reasonably be expected to result in a loss by HP of a material benefit or in a material liability to HP and that shall not otherwise have had, nor shall reasonably be expected to have, a material negative impact on HP's business or financial condition shall be disregarded). In addition, the representations and warranties of HP and Merger Sub contained in this Agreement shall be true and correct on and as of the Closing Date except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of the date of this Agreement or any other particular date (other than the Closing Date) which shall remain true and correct as of such particular date, (it being understood that, for purposes of determining whether such representations and warranties made as of the date of this Agreement or any other particular date (other than the Closing Date) and the representations in Sections 3.2 and 3.8 shall have been true and correct, (i) any inaccuracies therein that shall have been cured (without such cure resulting or reasonably being expected to result in a loss of material benefits or a material liability to HP or otherwise having or being reasonably expected to have a material negative impact on HP's business or financial condition) in all material respects shall be disregarded and (ii) any inaccuracy therein (together with all other inaccuracies) that shall not have resulted in nor reasonably be expected to result in a loss by HP of a material benefit or in a material liability to HP and that shall not otherwise have had, nor shall reasonably be expected to have, a material negative impact on HP's business or financial condition shall be disregarded), with the same force and effect as if made on and as of the Closing Date, except in such cases (other than the representations in Sections 3.2 and 3.8) where the failure to be so true and correct would not have a Material Adverse Effect on HP. VFI shall have received a certificate with respect to the foregoing signed on behalf of HP by an authorized officer of HP;

    (b) AGREEMENTS AND COVENANTS. HP and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and VFI shall have received a certificate to such effect signed on behalf of HP by an authorized officer of HP;

    (c) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to HP shall have occurred since the date of this Agreement; and

    (d) OPINION OF ACCOUNTANTS. VFI shall have received from Ernst & Young LLP, independent auditors for VFI, a letter dated the Closing Date (which may contain customary qualifications and assumptions), to the effect that Ernst & Young LLP concurs with VFI management's conclusion that no conditions exist related to VFI that would preclude HP from accounting for the Merger as a pooling of interests; and VFI shall have received from Price Waterhouse LLP, the independent auditors for HP, a copy of a letter addressed to HP dated the Closing Date, in substance reasonably satisfactory to VFI (and which may contain customary qualifications and assumptions and which may be based in part on the letter referred to above from Ernst & Young LLP to VFI), to the effect that Price Waterhouse LLP concurs with HP management's conclusion that as of that date, no conditions exist that would preclude HP from accounting for the Merger as a pooling of interests.

    6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF HP AND MERGER SUB. The obligations of HP and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by HP:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of VFI contained in this Agreement shall have been true and correct as of the date of this Agreement (it being understood that, for purposes of determining whether such representations and warranties shall have been true and correct, (i) any inaccuracies therein that shall have been cured (without such cure resulting or being reasonably expected to result in a loss of material benefits or a material liability to VFI, otherwise having or being reasonably expected to have a material negative impact on VFI's business or financial condition or materially impairing or being reasonably expected to materially impair the value to HP of
VFI) in all material respects shall be disregarded and (ii) any inaccuracy therein (together with all other inaccuracies) that shall not have resulted nor shall reasonably be expected to result in a loss by VFI of a material benefit or in a material liability to VFI, that shall not otherwise have had, nor shall reasonably be expected to have, a material negative impact on VFI's business or financial condition and that shall not have materially impaired, nor shall reasonably be expected to materially impair, the value to HP of VFI, shall be disregarded). In addition, the representations and warranties of VFI contained in this Agreement shall be true and correct on and as of the Closing Date except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of the date of this Agreement or any other particular date (other than the Closing Date), which shall remain true and correct as of such particular date, (it being understood that, for purposes of determining whether such representations and warranties made as of the date of this Agreement or any other particular date (other than the Closing Date) and the representations in Sections 2.2, 2.3 and 2.21 shall have been true and correct, (i) any inaccuracies therein that shall have been cured (without such cure resulting or being reasonably expected to result in a loss of material benefits or a material liability to VFI, otherwise having or being reasonably expected to have a material negative impact on VFI's business or financial condition or materially impairing or being reasonably expected to materially impair the value to HP of VFI) in all material respects shall be disregarded and
(ii) any inaccuracy therein (together with all other inaccuracies) that shall not have resulted nor shall reasonably be expected to result in a loss by VFI of a material benefit or in a material liability to VFI, that shall not otherwise have had, nor shall reasonably be expected to have, a material negative impact on VFI's business or financial condition and that shall not have materially impaired, nor shall reasonably be expected to materially impair the value to HP of VFI, shall be disregarded), with the same force and effect as if made on and as of the Closing Date, except in such cases (other than the representations in Sections 2.2, 2.3 and 2.21) where the failure to be so true and correct would not have a Material Adverse Effect on VFI. HP shall have received a certificate with respect to the foregoing signed on behalf of VFI by the Chief Executive Officer and the Chief Financial Officer of VFI;

    (b) AGREEMENTS AND COVENANTS. VFI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and HP shall have received a certificate to such effect signed on behalf of VFI by the Chief Executive Officer and the Chief Financial Officer of VFI;

    (c) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to VFI shall have occurred since the date of this Agreement; and

    (d) OPINION OF ACCOUNTANTS. HP shall have received from Ernst & Young LLP, independent auditors for VFI, a copy of a letter addressed to VFI dated on the Closing Date, in substance reasonably satisfactory to HP (and which may contain customary qualifications and assumptions), to the effect that Ernst & Young LLP concurs with VFI management's conclusion that no conditions exist related to VFI that would preclude HP from accounting for the Merger as a pooling of interests; and HP shall have received from Price Waterhouse LLP, the independent auditors for HP, a letter dated the Closing Date, in substance reasonably satisfactory to HP (which may contain customary qualifications and assumptions and which may be based in part on the letter referred to above from Ernst & Young LLP to VFI) to the effect that Price Waterhouse LLP concurs with HP management's conclusion that, as of that date, no conditions exist that would preclude HP from accounting for the Merger as a "pooling of interests."

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of VFI:

    (a) by mutual written consent duly authorized by the Boards of Directors of HP and VFI;

    (b) by either VFI or HP if the Merger shall not have been consummated by October 31, 1997 for any reason; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

    (c) by either VFI or HP if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

    (d) by either VFI or HP if the required approvals of the stockholders of VFI contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of VFI stockholders duly convened therefor as contemplated by this Agreement or at any adjournment thereof (PROVIDED that the right to terminate this Agreement under this Section 7.1(d) shall not be available to VFI where the failure to obtain VFI stockholder approval shall have been caused by the action or failure to act of VFI and such action or failure to act constitutes a material breach by VFI of this Agreement);

    (e) by either VFI or HP at any time prior to the approval of the Merger by VFI's stockholders, if the Board of Directors of VFI accepts or recommends a Superior Proposal to the stockholders of VFI;

    (f) by HP, if the Board of Directors of VFI shall have withheld, withdrawn or modified in a manner adverse to HP its recommendation in favor of adoption and approval of this Agreement and approval of the Merger;

    (g) by VFI, upon a breach of any representation, warranty, covenant or agreement on the part of HP set forth in this Agreement, or if any such representation or warranty of HP shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, PROVIDED that if such inaccuracy in HP's representations and warranties or breach by HP is curable by HP through the exercise of its reasonable best efforts, then (i) VFI may not terminate this Agreement under this Section 7.1(g) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by VFI of written notice to HP describing such breach or inaccuracy, provided HP continues to exercise reasonable best efforts to cure such breach or inaccuracy and (ii) VFI may not, in any event, terminate this Agreement under this Section 7.1(g) if such inaccuracy or breach shall have been cured (without such cure resulting in or being reasonably expected to result in a loss of material benefits or a material liability to HP or otherwise having or being reasonably expected to have a material negative impact upon HP's business or financial condition) in all material respects during such 45-day period; and, PROVIDED FURTHER that VFI may not terminate this Agreement pursuant to this paragraph (g) if it shall have materially breached this Agreement; or

    (h) by HP, upon a breach of any representation, warranty, covenant or agreement on the part of VFI set forth in this Agreement, or if any such representation or warranty of VFI shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate,

PROVIDED, that if such inaccuracy in VFI's representations and warranties or breach by VFI is curable by VFI through the exercise of its reasonable best efforts, then (i) HP may not terminate this Agreement under this Section 7.1(h) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by HP of written notice to VFI describing such breach or inaccuracy, provided VFI continues to exercise reasonable best efforts to cure such breach or inaccuracy and (ii) HP may not, in any event, terminate this Agreement under this Section 7.1(h) if such inaccuracy or breach shall have been cured (without such cure resulting in or being reasonably expected to result in a loss of material benefits or a material liability to VFI, otherwise having, or being reasonably expected to have, a material negative impact upon VFI's business or financial condition or materially impairing or being reasonably expected to materially impair the value to HP of VFI) in all material respects during such 45-day period; and, PROVIDED FURTHER that HP may not terminate this Agreement pursuant to this paragraph (h) if it shall have materially breached this Agreement.

    7.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement, (iii) nothing herein shall relieve VFI from liability for any breach (whether or not willful) of the representation set forth in Section 2.17 or the covenants set forth in Section 4.1(m) or Section 5.18(a), and (iv) nothing herein shall relieve HP from liability for any breach (whether or not willful) of the representation set forth in Section 3.7 or the covenant set forth in Section 5.18(a). No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

    7.3  FEES AND EXPENSES.

    (a) GENERAL. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; PROVIDED, HOWEVER, that HP and VFI shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

    (b)  VFI PAYMENTS.

    (i) If prior to or concurrent with termination of this Agreement either (x) the Board of Directors of VFI shall have withheld, withdrawn or modified in a manner adverse to HP its recommendation in favor of adoption and approval of this Agreement and approval of the Merger and there shall not have occurred since the date hereof a Material Adverse Effect on HP prior to the time such recommendation is withheld, withdrawn or modified and HP shall not be in material breach of this Agreement at the time such recommendation is withheld, withdrawn or modified (other than such breaches as have been cured as of the time such recommendation is withheld, withdrawn or modified), or (y) the Board of Directors of VFI accepts or recommends a Superior Proposal to the shareholders of VFI and there shall not have occurred since the date hereof a Material Adverse Effect on HP prior to the time of such acceptance or recommendation and HP shall not be in material breach of this Agreement at the time of such acceptance or recommendation (other than such breaches as have been cured as of the time of such acceptance or recommendation), then VFI shall pay to HP an amount equal to $30 million within one business day following the termination of this Agreement.

    (ii) If no payment shall be required pursuant to clause 7.3(b)(i) above, and if:

    (x) the vote of the stockholders of VFI as contemplated by this Agreement approving and adopting this Agreement and approving the Merger shall not have been obtained by reason of the failure to obtain the required vote at a meeting of stockholders duly convened therefor as contemplated by this Agreement (a "VFI NEGATIVE VOTE"), and

    (y) prior to such VFI Negative Vote there shall have occurred an Acquisition Proposal for a VFI Acquisition (as defined below) which shall have been publicly disclosed and not withdrawn prior to such VFI Negative Vote, and

    (z) within 6 months following the termination of this Agreement, VFI shall enter into a definitive agreement providing for a VFI Acquisition (regardless of with whom such definitive acquisition agreement is entered into) or the Board of Directors of VFI shall recommend to the VFI stockholders that they accept a tender or exchange offer (or series of related tender or exchange offers), not by VFI or its subsidiaries, for 40% or more of the VFI Common Stock, then, provided that there shall have not occurred a Material Adverse Effect on HP prior to the VFI Negative Vote and provided that HP shall not have been in material breach of this Agreement at the time of the VFI Negative Vote, VFI shall pay to HP an amount equal to $30 million within one business day following consummation of a VFI Acquisition (provided that a VFI Acquisition is consummated within 18 months following termination of this Agreement (regardless of with whom such VFI Acquisition is consummated)). "VFI ACQUISITION" means: any transaction or series of related transactions involving (i) a merger or consolidation or other similar business combination of VFI pursuant to which the stockholders of VFI immediately preceding such transaction or series of related transactions hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or transactions; (ii) a sale by VFI or its subsidiaries of assets (including capital stock or assets of VFI's subsidiaries but excluding assets sold in the ordinary course of business and VFI intracompany transfers) having a fair market value in excess of 40% of the fair market value of all the assets of VFI and its subsidiaries immediately prior to such sale; (iii) a sale and issuance by VFI of shares of capital stock of VFI which would, upon issuance, represent more than 40% or more of the outstanding shares of capital stock of VFI other than in an underwritten public offering or underwritten private placement; or (iv) the acquisition by any person or group (including without limitation by way of a tender offer or an exchange offer) of beneficial ownership or a right to acquire beneficial ownership of 40% or more of the then outstanding shares of capital stock of VFI.

    (c) Payment of the fees described in Section 7.3(b) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

    7.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

    7.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of VFI, HP and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

    (a) if to HP or Merger Sub, to:
       Hewlett-Packard Company
       3000 Hanover Street
       Palo Alto, CA 94304
       Attention: Director, Corporate Department
       Telephone No.: (415) 857-3100
       Telecopy No.: (415) 852-8342
       with a copies to:
       Hewlett-Packard Company
       3000 Hanover Street
       Palo Alto, CA 94304
       Attention: General Counsel
       Telephone No.: (415) 857-2043
       Telecopy No.: (415) 857-4392

        and
       Wilson Sonsini Goodrich & Rosati, P.C.
       650 Page Mill Road
       Palo Alto, California 94304-1050
       Attention: Larry W. Sonsini, Esq.
                Aaron J. Alter, Esq.
                Marty Korman, Esq.
       Telephone No.: (415) 493-9300
       Telecopy No.: (415) 493-6811

    (b) if to VFI, to:
       VeriFone, Inc.
       Three Lagoon Drive
       Redwood City, CA 94065
       Attention: General Counsel
       Telephone No.: (415) 591-6500
       Telecopy No.: (415) 598-4516
        with a copy to:
    Cooley Godward LLP
       Five Palo Alto Square
       3000 El Camino Real
       Palo Alto, CA 94306
       Attention: Richard E. Climan, Esq.
                Michael R. Jacobson, Esq.
       Telephone No.: (415) 843-5000
       Telecopy No.: (415) 857-0663

    8.3  INTERPRETATION; KNOWLEDGE.

    (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. In determining whether any item results in a loss by VFI or HP of "MATERIAL BENEFITS" or "MATERIAL LIABILITY" to VFI or HP, such reference to VFI or HP, as the case may be, shall be deemed to refer, as the case may be, to VFI and its subsidiaries taken as a whole or HP and its subsidiaries taken as a whole. In addition, reference to a "MATERIAL NEGATIVE IMPACT" upon the business or financial condition of VFI or HP shall be deemed to refer to the business or financial condition of VFI and its subsidiaries taken as a whole or HP and its subsidiaries taken as a whole, as the case may be, and such term shall be deemed to be a lower standard of materiality than a Material Adverse Effect.

    (b) For purposes of this Agreement (a) as it relates to HP, the term "KNOWLEDGE" means, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer or Controller of HP, has actual knowledge of such matter and (b) as it relates to VFI, the term "KNOWLEDGE" means, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer or General Counsel or corporate counsel has actual knowledge of such matter.

    8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    8.5 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including VFI Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.12.

    8.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    8.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

    8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    8.11 WAIVER OF JURY TRIAL. EACH OF HP, VFI AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF HP, VFI OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                     *****

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                HEWLETT-PACKARD COMPANY

                                By:  /s/ Richard E. Belluzzo
                                     --------------------------------------
                                Name: Richard E. Belluzzo
                                     --------------------------------------
                                Title: Executive Vice President
                                     --------------------------------------

                                TOWER BRIDGE ACQUISITION CORPORATION

                                By:  /s/ Ann O. Baskins
                                     --------------------------------------
                                Name: Ann O. Baskins
                                     --------------------------------------
                                Title: V.P. and Secretary
                                     --------------------------------------

                                VERIFONE, INC.

                                By:  /s/ Joseph M. Zaelit
                                     --------------------------------------
                                Name: Joseph M. Zaelit
                                     --------------------------------------
                                Title: Senior V.P. and CFO
                                     --------------------------------------

                       **** REORGANIZATION AGREEMENT ****

                                                                         ANNEX B

                                                       [LOGO]
                                                       TECHNOLOGY GROUP

                                                       Deutsche Morgan Grenfell Inc.
                                                       Technology Group
                                                       1550 El Camino Real
                                                       Suite 100
                                                       Menlo Park, California 94025
                                                       Telephone: (415) 614-5000
                                                       Fax: (415) 614-5030

April 22, 1997

Board of Directors
Verifone, Inc.
Three Lagoon Drive
Redwood City, CA 94065-1596

Members of the Board:

    We understand that Hewlett-Packard Company ("HP"), VeriFone, Inc. ("Verifone"), and Golden Gate Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of HP, have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into VeriFone. Pursuant to the Merger, VeriFone will become a wholly-owned subsidiary of HP and each issued and outstanding share of common stock, par value $0.01 per share, of VeriFone (the "Verifone Common Stock"), other than shares held in treasury or held by HP or any subsidiary of HP or VeriFone, shall be converted into a number of shares of common stock, par value $1.00 per share, of HP (the "HP Common Stock") equal to the "Exchange Ratio" as defined in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of VeriFone Common Stock.

    For purposes of the opinion set forth herein, we have:

    i. analyzed certain publicly available financial statements and other information of HP and VeriFone, respectively;

    ii. analyzed certain internal financial statements and other financial and operating data concerning VeriFone prepared by the management of VeriFone;

    iii. analyzed certain financial projections relating to VeriFone prepared by the management of VeriFone;

    iv. discussed the past and current operations and financial condition and the prospects of VeriFone with senior executives of VeriFone;

    v. discussed the past and current operations and financial condition and the prospects of HP with senior executives of HP;

    vi. analyzed the pro forma impact of the Merger on the earnings per share and consolidated capitalization of HP;

    vii. reviewed the reported prices and trading activity for the VeriFone Common Stock;

    viii. compared the financial performance of VeriFone and the prices and trading activity of the VeriFone Common Stock with that of certain other publicly-traded companies which we deemed to be relevant and their securities;

    ix.  reviewed the reported prices and trading activity for the HP Common
       Stock;

    x. compared the financial performance of HP and the prices and trading activity of the HP Common Stock with that of certain other publicly-traded companies which we deemed to be relevant and their securities;

    xi. reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions which we deemed to be relevant;

    xii. participated in discussions and negotiations among representatives of VeriFone and HP and their respective financial and legal advisors;

    xiii. reviewed the Merger Agreement; and

    xiv. performed such other analyses and considered such other factors as we have deemed appropriate.

    We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of VeriFone. We have not been provided with, and therefore have not reviewed, any internal financial projections or forecasts relating to future operations or prospects of HP, and therefore, upon the advice of HP, we have assumed that the publicly available estimates of research analysts are a reasonable basis upon which to evaluate and analyze the future financial performance of HP. With respect to the information furnished by HP and VeriFone, and with respect to the information discussed with the managements of HP and VeriFone regarding their views of future operations, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of HP's or VeriFone's management as to the competitive, operating and regulatory environments and related financial performance of HP and VeriFone, as the case may be, for the relevant periods. We have not made any independent valuation or appraisal of the assets, liabilities or technology of HP or VeriFone, respectively, nor have we been furnished with any such appraisals. We have assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from, nor did we negotiate with, any party, other than HP, with respect to a possible acquisition of or other business combination involving all or any part of VeriFone or any of its assets.

    We have acted as financial advisor to the Board of Directors of VeriFone in connection with this transaction and will receive a fee for our services if the Merger is consummated. In the past, Deutsche Morgan Grenfell and its affiliates have provided financing services for HP and have received fees for the rendering of these services.

    It is understood that this letter is for the information of the Board of Directors of VeriFone only and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any proxy, or information statement, prospectus or other materials mailed to

VeriFone's shareholders in connection with the Merger and this opinion may be made available to the Securities and Exchange Commission or any state securities regulators or any other governmental authority. In addition, we express no recommendation or opinion as to how the holders of VeriFone Common Stock should vote at the shareholders' meeting held in connection with the Merger.

    Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of VeriFone Common Stock.

                                Very truly yours,

                                DEUTSCHE MORGAN GRENFELL INC.

                                By:  /s/ FRANK P. QUATTRONE
                                     -----------------------------------------
                                     Frank P. Quattrone
                                     Managing Director

                                By:  /s/ GEORGE F. BOUTROS
                                     -----------------------------------------
                                     George F. Boutros
                                     Managing Director

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

    Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). An amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

    The Registrant has adopted provisions in its Restated Articles of Incorporation which eliminate the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Registrant to indemnify its officers, directors and other agents to the fullest extent permitted by law.

    Pursuant to the Reorganization Agreement, the Registrant agreed that, after the Effective Time, it will cause the Surviving Corporation to fulfill and honor in all respects the obligations of VeriFone pursuant to each indemnification agreement currently in effect between VeriFone and each person who is or was a director or officer of VeriFone or any of its subsidiaries at or prior to the Effective Time (the "Indemnified Parties") and any indemnification provisions under VeriFone's Certificate of Incorporation or Bylaws as in effect on the date of the Reorganization Agreement. The Certificate of Incorporation and By-laws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of VeriFone as in effect on the date of the Reorganization Agreement.

    The Registrant further agreed to cause the Surviving Corporation, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, to indemnify and hold harmless each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of VeriFone or any of its subsidiaries arising out of or pertaining to the transactions contemplated by the Reorganization Agreement (except in respect of actions or omissions that constitute bad faith or willful misconduct) for a period of six years after the Effective Time.

    Moreover, the Registrant has agreed to cause the Surviving Corporation to maintain in effect, during the three-year period commencing as of the Effective Time, a policy of directors' and officers' liability insurance for the benefit of each of the Indemnified Parties providing coverage and containing terms no less advantageous to the Indemnified Parties than the coverage and terms of VeriFone's existing policy of directors' and officers' liability insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

  EXHIBIT
    NO.      DESCRIPTION
-----------  -------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Reorganization, dated as of April 22, 1997, among
               Hewlett-Packard Company, Tower Bridge Acquisition Corporation and VeriFone, Inc.
               (included as Annex A to the Proxy Statement/Prospectus which is a part of this
               Registration Statement).

       2.2   Voting Agreement dated April 22, 1997 between Hewlett-Packard Company and Hatim A.
               Tyabji.

       2.3   Form of VeriFone Affiliate Agreement.

       2.4   Form of Certificate of Merger between VeriFone, Inc. and Tower Bridge Acquisition
               Corporation.

       5.1   Opinion of General Counsel of the Registrant.

       8.1   Tax Opinion of General Tax Counsel of the Registrant.

       8.2   Tax Opinion of Cooley Godward LLP.

      23.1   Consent of Price Waterhouse LLP, independent accountants.

      23.2   Consent of Ernst & Young LLP, independent auditors.

      23.3   Consent of Deutsche Morgan Grenfell Inc.

      23.4   Consent of Cooley Godward LLP (included in Exhibit 8.2).

      24.1   Power of Attorney (see Page II-4).

      99.1   VeriFone Form of Proxy.

    (b) Financial Statement Schedules

    The information required to be set forth herein with respect to VeriFone is incorporated by reference from VeriFone's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. No financial data schedules are required for the Registrant.

ITEM 22.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (8) To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of May 1997.

                                HEWLETT-PACKARD COMPANY

                                By:  /s/ D. CRAIG NORDLUND
                                     --------------------------------------

                                Name: D. Craig Nordlund
                                     --------------------------------------

                                Title: Associate General Counsel and Secretary
                                     --------------------------------------

                               POWER OF ATTORNEY

    KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Craig Nordlund and Ann O. Baskins and each of them, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board,
      /s/ LEWIS E. PLATT          President and Chief
------------------------------    Executive Officer            May 22, 1997
       (Lewis E. Platt)           (Principal Executive
                                  Officer)

                                Executive Vice President,
                                  Finance and
     /s/ ROBERT P. WAYMAN         Administration and Chief
------------------------------    Financial Officer            May 22, 1997
      (Robert P. Wayman)          (Principal Financial
                                  Officer) and Director

  /s/ RAYMOND W. COOKINGHAM     Vice President and
------------------------------    Controller (Principal        May 22, 1997
   (Raymond W. Cookingham)        Accounting Officer)

    /s/ THOMAS E. EVERHART
------------------------------           Director              May 22, 1997
     (Thomas E. Everhart)

       /s/ JOHN B. FERY
------------------------------           Director              May 22, 1997
        (John B. Fery)

    /s/ JEAN-PAUL G. GIMON
------------------------------           Director              May 22, 1997
     (Jean-Paul G. Gimon)

------------------------------           Director                 , 1997
          (Sam Ginn)

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

------------------------------           Director                 , 1997
    (Richard A. Hackborn)

    /s/ WALTER B. HEWLETT
------------------------------           Director              May 22, 1997
     (Walter B. Hewlett)

  /s/ GEORGE A. KEYWORTH II
------------------------------           Director              May 22, 1997
   (George A. Keyworth II)

 /s/ DAVID M. LAWRENCE, M.D.
------------------------------           Director              May 22, 1997
  (David M. Lawrence, M.D.)

   /s/ PAUL F. MILLER, JR.
------------------------------           Director              May 22, 1997
    (Paul F. Miller, Jr.)

       /s/ SUSAN P. ORR
------------------------------           Director              May 21, 1997
        (Susan P. Orr)

------------------------------           Director                 , 1997
      (David W. Packard)

                                 EXHIBIT INDEX

 EXHIBIT NO.                                                DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
        2.1    Agreement and Plan of Reorganization, dated as of April 22, 1997, among Hewlett-Packard Company,
                 Tower Bridge Acquisition Corporation and VeriFone, Inc. (included as Annex A to the Proxy
                 Statement/Prospectus which is a part of this Registration Statement).

        2.2    Voting Agreement dated April 22, 1997 between Hewlett-Packard Company and Hatim A. Tyabji.

        2.3    Form of VeriFone Affiliate Agreement.

        2.4    Form of Certificate of Merger between VeriFone, Inc. and Tower Bridge Acquisition Corporation.

        5.1    Opinion of General Counsel of the Registrant.

        8.1    Tax Opinion of General Tax Counsel of the Registrant.

        8.2    Tax Opinion of Cooley Godward LLP.

       23.1    Consent of Price Waterhouse LLP, independent accountants.

       23.2    Consent of Ernst & Young LLP, independent auditors.

       23.3    Consent of Deutsche Morgan Grenfell Inc.

       23.4    Consent of Cooley Godward LLP (included in Exhibit 8.2).

       24.1    Power of Attorney (see Page II-6).

       99.1    VeriFone Form of Proxy.